Filed with the Securities and Exchange Commission on July 25, 2016.  Registration No. _______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

N-VIRO INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4950	34-1741211
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2254 Centennial Road

Toledo, OH 43617

(419) 535-6374

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Timothy R. Kasmoch

Chief Executive Officer

2254 Centennial Road

Toledo, OH 43617

(419) 535-6374

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven Morse, Esq.

Morse & Morse, PLLC

1400 Old Country Road, Ste. 302

Westbury, NY 11590

(516) 487-1446

(516) 497-1452—Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	# Shares Registered	Proposed Maximum Aggregate Offering Price (a)	Amount of Registration Fee
Common Stock, $0.01 par value(b)	5,156,000	$0.90	$467.29
Total	5,156,000	$0.90	$467.29

(a)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933.  The price per share and aggregate offering price are based on the closing sale price of $0.90 per share for the registrant’s common stock on July 18, 2016, as reported on the OTCQB under the symbol “NVIC.”

(b)

Consists of up to 5,000,000 shares of common stock registered for resale upon exercise of Selling Security Holder’s Warrant to purchase 455,000 shares and upon conversion of selling securityholder’s convertible debentures in the aggregate principal amount of $685,000. Also includes the resale of 156,000 shares of outstanding common stock by five selling securityholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 25, 2016

PRELIMINARY PROSPECTUS

5,156,000 Shares

N-VIRO INTERNATIONAL CORPORATION

Common Stock

This prospectus relates to the offer for sale of 5,156,000 shares of common stock, par value $0.01 per share, by selling securityholders named herein which consists of 156,000 shares of common stock that are currently outstanding and are held by five selling securityholders, 455,000 shares issuable upon exercise of a like number of warrants by a selling securityholder and an additional 4,545,000 shares of common stock which are issuable upon conversion of debentures of N-Viro International Corporation in the principal amount of $685,000 by a selling securityholder.  Our common stock is quoted on the OTCQB under the symbol “NVIC” On July 18, 2016, the last reported sale price of our common stock on the OTCQB was $0.90 per share.  Before you invest, you should read carefully this prospectus and any prospectus supplement. For information concerning the selling securityholders and the manner in which they may offer and sell shares of our common stock, see “Selling Securityholders” and “Plan of Distribution” in this prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place through the OTCQB or, if our common stock is then listed, on a national securities exchange.  These transactions may include ordinary brokers’ transactions, privately negotiated transactions, or sales to one or more dealers for resale of such securities as principals. The transactions may be executed at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders.  The selling securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” under the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  See “Plan of Distribution.”

We will not receive any of the proceeds from the sale of our common stock by the selling securityholders.  We have agreed to pay expenses of registration of the offered common stock, other than transfer taxes and brokerage fees or commissions.

Investing in our common stock involves significant risks.  See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2016

Table of Contents

PROSPECTUS SUMMARY

5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

9

RISK FACTORS

9

USE OF PROCEEDS

14

PRICE RANGE OF COMMON STOCK

14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  15

BUSINESS

27

MANAGEMENT

34

EXECUTIVE COMPENSATION

40

PRINCIPAL STOCKHOLDERS

45

RELATED PARTY TRANSACTIONS

47

SELLING SECURITYHOLDERS

48

DESCRIPTION OF CAPITAL STOCK

49

SHARES ELIGIBLE FOR FUTURE SALE

52

PLAN OF DISTRIBUTION

53

LEGAL MATTERS

55

EXPERTS

55

WHERE YOU CAN FIND MORE INFORMATION

55

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

56

You should rely only on the information contained in this document. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The selling securityholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this document may only be accurate on the date of this document, regardless of its time of delivery or of any sales of shares of our common stock. Our business, financial condition, results of operations or cash flows may have changed since such date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to N-Viro International Corporation, “N-Viro,” the “Company,” “we,” “us,” “our,” or similar references, mean N-Viro International Corporation and its subsidiaries on a consolidated basis.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the shares of our common stock covered by this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information regarding our business and detailed financial information. You should carefully read this entire prospectus, including the factors described under the heading “Risk Factors,” and the financial statements and related notes before making an investment decision.

About N-Viro

General

N-Viro International Corporation was incorporated in Delaware in April 1993, and became a public company in October 1993.  Our current business focus is to market our N-Viro FuelTM technology, which produces a renewable alternative fuel product out of certain bio-organic wastes.  This N-Viro Fuel process has been acknowledged by the USEPA as a fuel product that can be used to produce alternative energy.  In this business strategy, the primary objective is to identify allies, public and private, which will allow the opportunity for N-Viro to build, own and operate N-Viro Fuel facilities either on its own or in concert with others.

Our patented N-Viro Fuel technology can convert waste products presently being landfilled or land applied into safe, beneficial and renewable long-term energy solutions as part of a renewable-energy economy.  Attaining and maintaining this status means that N-Viro Fuel technology is now a candidate for certain economic incentives that may be granted to alternative energy technologies, and it is also a catalyst for obtaining permits more efficiently in each state.  We plan to accelerate our development efforts as this designation is an important factor for our potential energy partners.

In June 2014 we received a final determination from the USEPA that our N-Viro Fuel process satisfies the requirements of 40 CFR part 241.3(b)(4), designating our process and its outcome as a non-waste fuel product.  The determination is the result of our request for determination submitted to the USEPA in response to their issuance of 40 CFR 241.3, “Standards and procedures for identification of non-hazardous secondary materials that are derived solid wastes when used as fuels or ingredients in combustion units” (the “Part 241 Rules”).  The USEPA concluded through review of our request and subsequent correspondence the N-Viro Fuel process does satisfy the legitimacy criteria for both process and fuel quality.  Specifically, we were able to demonstrate that the N-Viro Fuel process:

•

manages the waste material as a valuable commodity;

•

creates material with meaningful heating value; and

•

results in materials with contaminant levels comparable to or less than those in traditional fuels.

We previously operated a biosolids processing facility located in Volusia County, Florida.  This facility produced the N-Viro Soil™ agricultural product, and provided us with working and development capital.  In June 2014, we began production at our new biosolids processing facility in Polk County (Bradley) Florida.  Until November 2011 we operated a similar facility for a period in excess of 20 years in Toledo, Ohio.  Our goal is to continue to operate the Bradley, Florida facility and aggressively market our N-Viro Fuel technology.  These patented processes are best suited for current and future demands for alternate energy forms because they satisfy waste treatment needs and domestic and international directives for clean, renewable alternative fuel sources.

From April 2011 to September 2011, we operated the first full-scale N-Viro Fuel™ mobile processing facility in western Pennsylvania as a pilot project.  The mobile system is intended to prepare quantities of N-Viro Fuel™ for necessary testing by power facilities who may eventually become our customers.  In September 2011 an initial 10% substitution of N-Viro Fuel for coal test was successfully performed at a western Pennsylvania power generator.  In July 2012 the positive results of this test resulted in a letter agreement with the same power producer to perform a second and final 20% substitution test of N-Viro Fuel.  We submitted a permit approval request to the Pennsylvania Department of Environmental Protection for the mobile facility for this second test in January 2013, but the Pennsylvania DEP only issued the permit in February 2015.  The Company and the power facility ended the process in May 2015 because the facility had its own permitting issues with the Pennsylvania DEP.  Full permitting will again be required if and when this development is resumed in Pennsylvania or elsewhere.

We intend to migrate this mobile system and make it available for use to demonstrate the N-Viro Fuel process to other markets and provide required test fuel quantities for power companies throughout the United States.  We expect this mobile system to be a key component in developing N-Viro Fuel™ facilities for several years to come.

We also own and sometimes license various N-Viro processes and patented technologies to treat and recycle wastewater and other bio-organic wastes, utilizing certain alkaline and mineral by-products produced by the cement, lime, electrical generation and other industries.  To date, the N-Viro Process has been commercially utilized for the recycling of wastewater sludge from municipal wastewater treatment facilities.  All N-Viro products produced according to the N-Viro Process specifications, are "exceptional quality" sludge products under the 40 CFR Part 503 Sludge Regulations promulgated under the Clean Water Act of 1987 (the "Part 503 Regs").

We are an investor in N-Viro Energy, Limited, a United Kingdom registered development and capital-sourcing entity for us and, in particular, the international development of our projects.  At present, we hold 45% of the Class C voting shares that select Directors for N-Viro Energy, Limited.  N-Viro Energy, Limited is actively developing N-Viro Fuel processes in China.

N-Viro FuelTM

N-Viro Fuel™ is a patented biomass alternative energy fuel process that produces a product that has physical and chemical characteristics similar to certain coals and is created from municipal biosolids, collectable animal manure, pulp and paper sludge and possibly other organic wastes.  N-Viro Fuel is manufactured by blending the waste material(s) with one or more alkaline products, followed by thorough drying of the mixture using a thermal evaporative process.  The resulting product can be easily combusted alone or blended with coal, waste coal, petroleum coke and/or other biomass-type fuels, and burned as a partial fuel substitute in combustion power plants.  N-Viro Fuel satisfied initial guidelines set forth by the U.S. Environmental Protection Agency (EPA) to qualify as an alternative energy source that may be utilized in commercial power generation, subject to state permitting.  Under the Part 241 Rules, secondary and waste-derived fuel sources now also require a non-waste determination for use by power producers under applicable Federal regulations (40 CFR 241.3).  This determination requires that the resulting fuel product be managed as a valuable commodity, have a meaningful heating value, and have comparable contaminant levels to the primary fuel being supplemented.  In June 2014 we received final determination from the USEPA that our N-Viro Fuel process satisfies the Part 241 Rules.  We will continue to seek to qualify N-Viro Fuel process under any new modifications or amendments of the Part 241 Rules.   The N-Viro Fuel technology, utilizing an alkaline/heat process to produce a fuel product, also satisfies requirements of the USEPA 40 CFR Part 503 regulations —Standards For the Use or Disposal of Sewage Sludge (“Part 503 Rules”) — and is a safe product usable for agriculture as well as for energy production.

The N-Viro Process

In the N-Viro Soil Process we mix (sludge proportionally with an alkaline admixture and then subject the mixture to a controlled period of storage, mechanical turning and/or accelerated drying.  The N-Viro Process stabilizes and pasteurizes the sludge, reduces odors to acceptable levels, neutralizes or immobilizes various constituents and generates N-Viro Soil™, a product which has a granular appearance similar to soil and has multiple agricultural uses.  We and our licensees have successfully marketed and distributed all N-Viro Soil product produced for beneficial reuse.

The alkaline products we use in all N-Viro Processes consist of by-products from the cement or lime industry and certain fly ashes from coal-fired systems used in electric power generation.  The particular admixture we is use depends upon economics and availability in local markets.  At times we are a distributor of alkaline admixtures for others.  We also work with established by-product marketers to identify and utilize available materials.  We generally charge a mark-up over our cost for alkaline admixtures sold to third parties.

Our original N-Viro Process was enhanced in the 1990’s with the addition of advanced mechanical drying known as the N-Viro BioDry process.  BioDry had been successfully implemented in six plants operating in Canada.

N-Viro Process Facilities

Florida N-Viro, LP, a processing facility and wholly-owned subsidiary, was in continuous operation from 1995 until April 2014 in Volusia County, Florida, and represented 96% of our total revenue in 2014.  The facility processed regional biosolids for multiple communities and maintained contracts with Altamonte Springs, Bunnell, New Smyrna Beach, Palm Coast, Port Orange, the Tohopekaliga Water Authority and Volusia County.  Additionally, we worked with other regional biosolids management companies and has worked with other municipalities with short-term and interim agreements.

In September 2013, we decided to relocate our Volusia facility to Bradley County, Florida because Bradley has geographically advantages for biosolids customers and end-users.  We closed the Volusia County facility in April 2014 and opened a new facility in Bradley (Polk County), Florida in June 2014, doing business as Mulberry Processing, LLC.  Mulberry is a wholly-owned subsidiary of our company.

Our Volusia County facility operated under and was regulated by a permit issued by the Florida Department of Environmental Protection.  We leased the processing facility from Volusia County on a five year renewal of our contract and lease agreement, and it was allowed to expire in April 2014.  The Bradley facility has received its operating permit that is substantially identical to the Volusia County permit in all key respects, and is for a five (5) year term effective in April 2014.  We believe we have a satisfactory operating history and positive relationship with the regulatory agencies.

Our operations in Florida generate revenue from several sources.  Each municipal customer or third-party hauler compensates us for the processing of their waste materials.  We also receive revenue from utilizing the alkaline products produced by regional power utilities.  We have also been successful in marketing our N-Viro Soil to local agricultural markets.

We operated our first N-Viro processing facility in Toledo, Ohio from inception through most of 2011 when our management contract with the City of Toledo was not renewed.  Under this contract, we processed Toledo's wastewater biosolids and sold the resulting N-Viro Soil product to the agricultural market throughout Northwest Ohio.

Sales and Marketing of N-Viro Process

We market our technologies principally through internal sales efforts.  All domestic sales and marketing are controlled by management.  The primary focus of our marketing efforts is towards the full commercialization of our N-Viro Fuel™ technologies.

The N-Viro Fuel market requires us to work within two different and unique regulatory segments.  First, our N-Viro Fuel facilities must satisfy Part 503 Rules.  Second, the finished fuel product must comply with each individual power generator’s emission permit requirements and must qualify as a non-waste fuel.  To satisfy the air permitting requirements in the power generation facilities, and, as noted above, N-Viro has built a mobile facility to produce N-Viro Fuel on a commercial full-scale basis.  We will continue to introduce this mobile facility to different municipalities and power generation plants to demonstrate the regulatory and power effectiveness of our process.  Our goal is to build, own and operate permanent N-Viro Fuel processing facilities.  We can provide no assurance of our ability to negotiate long-term arrangements from the mobile facility’s performance.

International Sales and Marketing.  In certain countries outside the United States, we have at times sold or licensed the N-Viro Process through agents.  In their respective territories, the agents marketed licenses for the N-Viro Processes, served as distributors of alkaline admixture, oversaw quality control of the installed N-Viro facilities, enforced the terms of the license agreements with licensees and marketed N-Viro Soil.  In general, the agents have paid one-time, up-front fees to us for the rights to market or use the N-Viro Process in their respective territories.  Typically, the agreements with the agents provide for us to receive a portion of the up-front license fees, ongoing royalty fees paid by the licensees, a portion of the proceeds from the distribution and resale of alkaline admixture and the sale of N-Viro Soil.  Agents have total responsibility and control over the marketing and contracts for N-Viro technology, subject only to license models or minimum agreements with us. As of the date of this prospectus, CRM technologies is our agent for Israel, Greece and Eastern Europe.

In an effort to expand facility development internationally, in late 2012 we entered into a Joint Development Agreement with Hong Heng Energy (HK) Co., LTD, headquartered in Fuzhou, Fujian, China.  This agreement calls for the parties to jointly identify and develop facilities in China.  These efforts are ongoing.

Earnings Variation Due to Business Cycles and Seasonal Factors.  Our operating results can experience quarterly or annual variations due to business cycles, seasonality and other factors.  For the year 2015, approximately 95% of our revenue was from our management-run operation and 5% from a foreign-sourced agreement.  Sales of the N-Viro technology are affected by general fluctuations in the business cycles in the United States and worldwide, instability of economic conditions and interest rates, as well as other factors.

Risks of Doing Business in Other Countries.  We conduct a very small amount of business in markets outside the United States, and expect to continue these endeavors as well as to expand our international presence through new development.  In addition to the risk of currency fluctuations, the risks associated with conducting business outside the United States include: social, political and economic instability; slower payment of invoices; underdeveloped infrastructure; underdeveloped legal systems; and nationalization.  We cannot predict the full impact of this economic instability, but it could have a material adverse effect on revenues and profits especially if international development activities result in increased international business.

 Common Stock Offered

Shares Outstanding	9,483,018 common shares as of July 18, 2016. See “Description of Capital Stock.”

Background

This prospectus relates to the offer for sale of 5,156,000 shares of common stock, par value $0.01 per share, by selling securityholders named herein which consists of 156,000 shares of common stock that are currently outstanding and are held by five selling securityholders, 455,000 shares issuable upon exercise of a like number of warrants by a selling securityholder and an additional 4,545,000 shares of common stock which are issuable upon conversion of debentures of N-Viro International Corporation in the principal amount of $685,000 by a selling securityholder. See “Selling Security Holders.”

Shares of Common Stock offered by the selling securityholders:	5,156,000 shares of common stock. See “Selling Security Holders” and “Plan of Operation.”

Use of proceeds:

Any shares of common stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. If the selling securityholders which hold warrants to purchase an aggregate of 455,000 shares are exercised for cash, then the cash proceeds will be used for working capital and general corporate purposes. We cannot estimate how many, if any, of the warrants held by selling securityholders will be exercised.

OTCQB	NVIC

Risk Factors

Our business is subject to a number of risks of which you should be aware. See “Risk Factors.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We caution that words used in this document such as “expects,” “anticipates,” “believes,” “may,” and “optimistic,” as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future.  These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein.  There are numerous factors that could cause actual results to be different than those anticipated or predicted by us, including:  (i) a deterioration in economic conditions in general;  (ii) a decrease in demand for our products or services in particular;  (iii) our loss of a key employee or employees;  (iv) regulatory changes, including changes in environmental regulations, that may have an adverse affect on the demand for our products or services;  (v) increases in our operating expenses resulting from increased costs of labor and/or consulting services; (vi) our inability to exploit existing or secure additional sources of revenues or capital to fund operations; (vii) a failure to collect upon or otherwise secure the benefits of existing contractual commitments with third parties, including our customers; and (viii) other factors and risks identified in this prospectus, including under the caption "Risk Factors."  This list provides examples of factors that could affect the results described by forward-looking statements contained in this prospectus; however, this list is not exhaustive. Many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in negative impacts.  Although we believe that the forward-looking statements contained in this prospectus are reasonable, we cannot provide you with any guarantee that the anticipated results will not be adverse and that the anticipated results will be achieved.  All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Prospectus.  In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the following risks and other information contained in this prospectus before you decide whether to buy our common stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock. In addition, the risks described below are not the only ones facing our company. Additional risks and uncertainties of which we are unaware or currently deem immaterial may also become important factors that may harm our business.

We have a history of losses and there can be no assurances regarding if and when we will achieve profitability.  If we are unable to achieve profitable operations, we will need to raise additional capital to continue our operations, which may not be available on commercially reasonable terms or at all, and which will dilute our stockholders.

Since 2000, we have experienced net losses and we have not been consistently profitable on an annual basis.  For the three months ended March 31, 2016 and for the years ended December 31, 2015 and 2014, we incurred net losses of $454,519, $2.27 million and $1.76 million, respectively.  As of March 31, 2016, we have accumulated deficit from inception of $35,826,189. We believe our history of net losses is primarily due to our inability to add enough new sources of revenue to replace decreasing business from existing sources of revenue and, more recently, through a shift of our business toward lower margin products and services.  Further, for the years ended December 31, 2015 and 2014 we experienced high expenses for non-cash share based compensation in addition to a material decrease in gross revenue.  To achieve profitability, we must accomplish numerous objectives, including growth in our business, the development of new products and commercial relationships, and decreasing our costs.  We can not foresee with any certainty whether we will be able to achieve these objectives in the future.  Accordingly, we may not generate sufficient net revenue to achieve profitability, and we will need to raise additional capital.

Our audited financial statements have an explanatory note regarding our potential inability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  We had negative working capital of approximately $2,026,000 at December 31, 2015, and have incurred recurring losses and negative cash flow from operations for the years ended December 31, 2015 and 2014.  Moreover, while we expect to arrange for financing with lending institutions, there can be no assurances that we will have the ability to do so.

We have borrowed money from third parties and related parties and expects to be able to generate future cash from the exercise of common stock warrants, new debt and equity issuances.  We have substantially slowed payments to trade vendors, and have renegotiated payment terms with several existing and prior vendors to lengthen the time and/or reduce the amount of cash to repay these trade payables.  In 2013, 2014 and again in 2015, we modified all outstanding warrants to enhance their exercisability and realized a total of $246,000 in exercises in 2013 and 2014.  In October 2015, we extended the expiration date of all outstanding warrants for exactly one year.  Beginning in March 2014, our operations in Volusia County, Florida, which at the time now represented substantially all revenue, were voluntarily delayed while we employed additional personnel and moved assets to its new site in Bradley, Florida.  While operations resumed in Bradley in June 2014, this reduction in revenue materially reduced available cash to fund current or prior expenses incurred.  These factors raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

At March 31, 2016, we have outstanding total liabilities of $2,726,041 and we are in arrears with substantially all of these liabilities.

At March 31, 2016, we have outstanding total liabilities of $2,726,041. These consist of current liabilities of $2,472,767, capital lease liability of $220,813 and a convertible note of $32,461. Substantially all of our liabilities are in default, including, without limitation, $200,000 of secured debt to a related party and $413,639 in pension plan withdrawal liability and the balance of monies owed in unsecured liabilities. We intend to attempt to raise additional financing from the sale of equity or debt securities to retire these liabilities. We can provide no assurances that we will be able to meet our obligations under our debt securities as they mature and become due and payable or to retire the existing debt securities that are currently in default or raise equity or debt financing on terms satisfactory to us, if at all.

A significant amount of our business comes from a limited number of customers and our revenue and profits could decrease significantly if we lost one or more of them as customers.  Further, agreements with two of our largest customers were not renewed in 2014 and early 2016, and our failure to renew agreements has had a material adverse effect on our business, financial conditions and results of operations.

Our business depends on providing services to a limited number of customers.  One or more of these customers may stop contracting for services from us or may substantially reduce the amount of services we provide them.  Any cancellation, deferral or significant reduction in the services we provide these principal customers or a significant number of smaller customers could seriously harm our business and financial condition.  For the years ended December 31, 2015 and 2014, our largest customer accounted for approximately 31% and 22% of our revenues, respectively.  For the years ended December 31, 2015 and 2014, our top three customers accounted for approximately 74% and 50%, respectively, of our revenues.  Our sludge processing agreement with Toho Water Authority, which was our largest customer for the years 2011 through 2013 and represented approximately 42% of our revenues in 2013, was not renewed at the beginning of 2014.  Our sludge processing agreement with Altamonte Springs, which was our largest customer in 2014 and our second largest customer in 2015, representing approximately 29% of our revenues, was not renewed effective April 2016.  Our failure to renew that agreement may have a material adverse effect on our business, financial conditions and results of operations.  Additionally, regional economic considerations have made the supply of admixtures used in our processes more difficult to acquire due to coal-burning facilities operating less or not at all for unusually long periods of time.

Failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price.

We have evaluated and will continue to evaluate our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires an annual management assessment of the design and effectiveness of our internal controls over financial reporting.  We have previously identified a material weakness in our internal controls over financial reporting due to a lack of personnel to sufficiently monitor and process transactions.  Due to our continuing lack of financial resources to hire and train accounting and financial personnel, we have not yet remedied this material weakness.  At the beginning of 2012, as part of continued cost-cutting measures, we laid off one of our financial personnel that reported directly to the Chief Financial Officer.  While we are not aware of any material errors to date, our inability to maintain the adequate internal controls may result in a material error in our financial statements.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.  If we experience a material error in our financial statements or if we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

Compliance with environmental laws and regulations may reduce, delay or prevent our realization of license revenues and/or facility revenue.

Our operations and our licensees and their operations are subject to increasingly strict environmental laws and regulations, including laws and regulations governing the emission, discharge, disposal and transportation of certain substances and related odor.  Wastewater treatment plants and other plants at which our biosolids products or processes may be implemented are usually required to have permits, registrations and/or approvals from state and/or local governments for the operation of such facilities.  Some facilities using our processes require air, wastewater, storm water, biosolids processing, use or siting permits, registrations or approvals.  These licensees may not be able to maintain or renew their current permits or registrations or to obtain new permits or registrations.  The process of obtaining a required permit or registration can be lengthy and expensive.  They may not be able to meet applicable regulatory or permit requirements, and therefore may be subject to related legal or judicial proceedings that could have a materially adverse effect on our income derived from these facilities.

Any of the permits, registrations or approvals noted above, or related applications may be subject to denial, revocation or modification, or challenge by a third party, under various circumstances.  In addition, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are enforced differently, these facilities may be required to obtain additional, or modify existing, operating permits, registrations or approvals.

Maintaining, modifying or renewing current permits or registrations or obtaining new permits or registrations after new environmental legislation or regulations are enacted or existing legislation or regulations are amended or enforced differently may be subject to public opposition or challenge.  Much of this public opposition and challenge, as well as related complaints, relates to odor issues, even when a facility is operated in compliance with odor requirements and even though they have worked hard to minimize odor from their operations.  Public misperceptions about the business and any related odor could influence the governmental process for issuing such permits or registrations or for responding to any such public opposition or challenge.  Community groups could pressure local municipalities or state governments to implement laws and regulations which could increase our costs of their operations that in turn could have a material and adverse effect on our business and financial condition.

Our ability to grow our revenues and operations may be limited by competition.

We provide a variety of technology and services relating to the treatment of wastewater residuals.  We are in direct and indirect competition with other businesses that provide some or all of the same services including regional residuals management companies and national and international water and wastewater operations/privatization companies, technology suppliers, municipal solid waste companies and farming operations.  Many of these competitors are larger and have significantly greater capital resources.

We derive a substantial portion of our revenue from services provided under municipal contracts, and many of these are subject to competitive bidding.  We also intend to bid on additional municipal contracts, however, and may not be the successful bidder.  In addition, some of our contracts will expire in the future and those contracts may not be renewed or may be renewed on less attractive terms.  In 2014 and in 2015, we experienced this possibility with respect to existing and material contracts in Florida which were not renewed.  If we are not able to replace revenues from contracts lost through competitive bidding or from the renegotiation of existing contracts with other revenues within a reasonable time period, the lost revenue could have a material and adverse effect on our business, financial condition and results of operation.

Our customer contracts may be terminated prior to the expiration of their term.

Almost all of our revenue is derived from services provided under contracts and agreements with existing licensees and customers.  Some of these contracts, especially those contracts with large municipalities, provide for termination of the contract by the customer after giving relative short notice (in some cases as little as ten days).  In addition, some of these contracts may contain liquidated damages clauses, which may or may not be enforceable in the event of early termination of the contracts.  If one or more of these contracts are terminated prior to the expiration of its term, and we are not able to replace revenues from the terminated contract or receive liquidated damages pursuant to the terms of the contract, the lost revenue could have a material and adverse effect on our business, financial condition and results of operations.

An economic downturn may cause us to experience delays of payment from our customers.

Our accounts receivable are derived primarily from municipal or local governments.  Although our collection history has been good, from time to time a customer may not pay us on a timely basis because of adverse market or local government conditions.  In light of an economic downturn, we may experience larger than expected delays in receiving payments on our accounts receivable.  Given our history of losses and our limited cash resources, any significant payment delay by one of our customers may force us to delay payment to our creditors, which may have a material and adverse effect on our business, financial condition and results of operations.

We are affected by unusually adverse weather conditions.

Our present business is adversely affected by unusual weather conditions and unseasonably heavy rainfall which can temporarily reduce the availability of land application sites in close proximity to our operations.  In addition, revenues and operational results are adversely affected during months of inclement weather which limits the amount of land application that can be performed.  Long periods of adverse weather could have a material negative effect on our business and financial condition.  For example, our Florida operation is sometimes affected by unusually adverse weather conditions by lowering the demand for N-Viro Soil(TM) distribution to the local agricultural community.

Fuel cost variation could adversely affect our operating results and expenses.

The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including demand for oil and gas, actions by oil and gas producers and war in oil producing countries.  Because fuel is needed for the trucks that transport the processing materials and supplies for our operations and customers, price escalations or reductions in the supply of fuel could increase our operating expenses and have a negative impact on the results of operations.  We are not always able to pass through all or part of the increased fuel costs due to the terms of certain customers' contracts and the inability to negotiate such pass through costs in a timely manner.

We are highly dependent on the services of our management team, the loss of any of whom may have a material adverse effect on our business and financial condition.

In 2010 we entered into employment agreements with our Chief Executive Officer, Timothy Kasmoch, our Executive Vice President and Chief Counsel, Robert Bohmer and our Chief Financial Officer, James McHugh, each of which contains non-compete and other provisions.  The laws of each state differ concerning the enforceability of non-competition agreements.  We cannot predict with certainty whether or not a court will enforce a non-compete covenant in any given situation based on the facts and circumstances at that time. All of our management employment agreements had a stated initial term expiration in March 2015.  The agreements were each extended for an additional one (1) year term automatically in March 2015 and 2016, pursuant to the terms of the respective agreements. If one of our key executive officers were to leave our employ and the courts refused to enforce the non-compete covenant, we might be subject to increased competition, which could have a material and adverse effect on our business and financial condition.  All of our management employment agreements had a stated initial term expiration in March 2015.  The agreements were each extended for an additional one (1) year term automatically in March 2015 and 2016, pursuant to the terms of the respective agreements.

Our intellectual property may be misappropriated or subject to claims of infringement.

We attempt to protect our intellectual property rights through a combination of patent, trademark, and trade secret laws, as well as the use of non-disclosure and licensing agreements.  Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business and financial condition.

Our competitors, many of whom have substantially greater resources and have made substantial investments in competing technologies, may have applied for or obtained, or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to offer services.

We also rely on unpatented proprietary technology.  It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology.  If we are unable to maintain the proprietary nature of our technologies, we could be materially adversely affected.

There is only a limited trading market for our common stock, and it is possible that you may not be able to sell your shares easily.

There is currently only a limited trading market for our common stock.  Our common stock trades on the OTCQB, which is one of the quotation services for SEC-registered and reporting companies that trade over the counter ("OTC Markets"), under the symbol “NVIC”, with limited trading volume.  We cannot assure you that a trading market will continue to exist for our common stock or that an established market will develop.

We have never paid dividends on our shares of common stock.

We have not paid any cash dividends on our common stock heretofore, and we have no present intention of paying any cash dividends for the foreseeable future.  Any determination to pay dividends in the future will be at the discretion of the board of directors.

Volatility in the trading price of our common stock could negatively impact the price of our common stock, and may eliminate a source of our potential revenue from exercises of stock options and stock purchase warrants.

During the period from January 1, 2014 through July 18, 2016, our common stock closing price fluctuated between a high of $2.75 and a low of $0.57.  The trading price of our common stock could be subject to wide fluctuations in response to many factors, some of which are beyond our control, including general economic conditions, the thinly-traded nature of our common stock and the outlook of analysts and investors on our industry.  Further, significant market fluctuations may adversely affect the trading price of our common stock.  Over the past several years, we have relied on, in part, private placements of stock, exercises of stock options by current and former officers and directors, and, exercises of stock purchase warrants by investors for operating cash.  Wide fluctuations in the price of our common stock or a stock price that is not significantly above the exercise price of outstanding stock options or warrants would likely reduce future exercises of stock options or warrants, and which would reduce or eliminate a historic source of cash for our operations.

A large number of shares may be sold in the market after the registration statement that includes this prospectus is declared effective, which may depress the market price of our common stock.

A large number of shares may be sold in the market after the registration statement that includes this prospectus is declared effective, which may depress the market price of our common stock. Further, substantially all the remaining outstanding common shares not registered in this offering are either free trading shares in the public float or shares available for sale pursuant to Rule 144 of the Securities Act of 1933, as amended. Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase shares.

We have issued debt securities which are convertible into our common stock based upon the lesser of a fixed price or a discount to market without there being any existing floor price which would prevent our holders of convertible securities from converting at lower and lower prices.

One of our selling securityholders, JMJ Financial, purchased a convertible promissory note in January 2016 which is currently in the principal amount outstanding of $100,000.  This note is convertible at $0.77 per share or 60% of the lowest trade price in the 25 trading days previous to the conversion date.  There are also additional discounts that apply in the event the conversion shares are not deliverable by Deposit/Withdrawal at Custodian (“DWAC”) or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%.  JMJ Financial was issued in June 2016 a convertible note in the amount of $585,000.  The conversion price of this note is the lesser of $0.90 per share or 75% of the lowest trade price in the 25 trading days previous to conversion.  Again, there are also additional discounts that apply in the event the conversion shares under the latter note are not deliverable by DWAC or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%.  Each of the aforementioned notes have no floor price but provide that unless otherwise agreed to in writing by the investor and N-Viro, at no time will JMJ convert any amount of the aforementioned notes have no floor price but into common stock that would result in the investor owning more than 4.99% of the outstanding common stock.  The issuance of the aforementioned notes and the potential conversion of these notes, particularly into registered shares in this offering, may adversely affect the market price of our common stock and may also result in a substantial number of shares of common stock being issued to JMJ pursuant to the terms of these notes.  See “Selling Securityholders.”

USE OF PROCEEDS

Any shares of common stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. If the selling securityholders which hold warrants to purchase an aggregate of 455,000 shares are exercised for cash, then the cash proceeds will be used for working capital and general corporate purposes. We cannot estimate how many, if any, of the warrants held by selling securityholders will be exercised.

PRICE RANGE OF COMMON STOCK

Our shares of Common Stock are quoted on the OTCQB, which is one of the quotation services for SEC-registered and reporting companies that trade over the counter ("OTC Markets"), under the symbol “NVIC”.  The prices quoted below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  The closing price range per share of the Common Stock since January 1, 2014, was as follows:

Quarter	High	Low
First 2014	$1.50	$0.57
Second 2014	$1.49	$0.58
Third 2014	$1.55	$1.05
Fourth 2014	$2.75	$1.10
First 2015	$2.60	$2.10
Second 2015	$2.58	$1.07
Third 2015	$1.60	$0.78
Fourth 2015	$1.55	$0.71
First 2016	$1.45	$0.58
Second 2016	$1.44	$0.85

Our stock price closed at $0.90 per share on July 18, 2016.

Holders

As of July 18, 2016, the number of holders of record of our Common Stock was approximately 200.

Dividends

We have never paid dividends with respect to our Common Stock.  Payment of dividends is within the discretion of our Board of Directors and would depend, among other factors, on our earnings, capital requirements and our operating and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We were incorporated in Delaware in April 1993, and became a public company in October 1993.  Our current business focus is to market our N-Viro FuelTM technology, which produces a renewable alternative fuel product out of certain bio-organic wastes.  This N-Viro Fuel process has been acknowledged by the USEPA as a fuel product that can be used to produce alternative energy.  In this business strategy, the primary objective is to identify allies, public and private, which will allow the opportunity for N-Viro to build, own and operate N-Viro Fuel facilities either on its own or in concert with others.

Our patented N-Viro Fuel technology can convert waste products presently being landfilled or land applied into safe, beneficial and renewable long-term energy solutions as part of a renewable-energy economy.  Attaining and maintaining this status means that N-Viro Fuel technology is now a candidate for certain economic incentives that may be granted to alternative energy technologies, and it is also a catalyst for obtaining permits more efficiently in each state.  We plan to accelerate our development efforts as this designation is an important factor for our potential energy partners.

In June 2014 we received a final determination from the USEPA that our N-Viro Fuel process satisfies the requirements of 40 CFR part 241.3(b)(4), designating our process and its outcome as a non-waste fuel product.  The determination is the result of our request for determination submitted to the USEPA in response to their issuance of 40 CFR 241.3, “Standards and procedures for identification of non-hazardous secondary materials that are derived solid wastes when used as fuels or ingredients in combustion units” (the “Part 241 Rules”).  The USEPA concluded through review of our request and subsequent correspondence the N-Viro Fuel process does satisfy the legitimacy criteria for both process and fuel quality.  Specifically, we were able to demonstrate that the N-Viro Fuel process:

•

manages the waste material as a valuable commodity;

•

creates material with meaningful heating value; and

•

results in materials with contaminant levels comparable to or less than those in traditional fuels.

We previously operated a biosolids processing facility located in Volusia County, Florida.  This facility produced the N-Viro Soil™ agricultural product, and provided us with working and development capital.  In June 2014, we began production at our new biosolids processing facility in Polk County (Bradley) Florida.  Until November 2011 we operated a similar facility for a period in excess of 20 years in Toledo, Ohio.  Our goal is to continue to operate the Bradley, Florida facility and aggressively market our N-Viro Fuel technology.  These patented processes are best suited for current and future demands for alternate energy forms because they satisfy waste treatment needs and domestic and international directives for clean, renewable alternative fuel sources.

From April 2011 to September 2011, we operated the first full-scale N-Viro Fuel™ mobile processing facility in western Pennsylvania as a pilot project.  The mobile system is intended to prepare quantities of N-Viro Fuel™ for necessary testing by power facilities who may eventually become our customers.  In September 2011 an initial 10% substitution of N-Viro Fuel for coal test was successfully performed at a western Pennsylvania power generator.  In July 2012 the positive results of this test resulted in a letter agreement with the same power producer to perform a second and final 20% substitution test of N-Viro Fuel.  We submitted a permit approval request to the Pennsylvania Department of Environmental Protection for the mobile facility for this second test in January 2013, but the Pennsylvania DEP only issued the permit in February 2015.  Our company and the power facility ended the process in May 2015 because the facility had its own permitting issues with the Pennsylvania DEP.  Full permitting will again be required if and when this development is resumed in Pennsylvania or elsewhere.

We intend to migrate this mobile system and make it available for use to demonstrate the N-Viro Fuel process to other markets and provide required test fuel quantities for power companies throughout the United States.  We expect this mobile system to be a key component in developing N-Viro Fuel™ facilities for several years to come.

We also own and sometimes license various N-Viro processes and patented technologies to treat and recycle wastewater and other bio-organic wastes, utilizing certain alkaline and mineral by-products produced by the cement, lime, electrical generation and other industries.  To date, the N-Viro Process has been commercially utilized for the recycling of wastewater sludge from municipal wastewater treatment facilities.  All N-Viro products produced according to the N-Viro Process specifications, are "exceptional quality" sludge products under the 40 CFR Part 503 Sludge Regulations promulgated under the Clean Water Act of 1987 (the "Part 503 Regs").

We are an investor in N-Viro Energy, Limited, a United Kingdom registered development and capital-sourcing entity for us and, in particular, the international development of our projects.  At present, we hold 45% of the Class C voting shares that select Directors for N-Viro Energy, Limited.  N-Viro Energy, Limited is actively developing N-Viro Fuel processes in China.

Results of Operations - Comparison of Quarter Ended March 31, 2016 vs. Quarter Ended March 31, 2015

The dollar amounts in the following sections are stated as approximations, rounded to the nearest $1,000.

Total revenues were $198,000 for the quarter ended March 31, 2016 compared to $349,000 for the same period of 2015.  The net decrease in revenue is due primarily to decreases in service fees for the management of alkaline admixture and sludge processing revenue.  Our cost of revenues decreased to $221,000 in 2016 from $353,000 for the same period in 2015, and the gross profit margin decreased to negative 12% for the quarter ended March 31, 2016, from negative 1% for the same period in 2015.  This decrease in gross profit margin was primarily the result of the decrease in gross revenue.  Operating expenses decreased for the quarter ended March 31, 2016 over the comparative prior year period, and Nonoperating expense showed an increase from the first quarter of 2015 to 2016.  These changes collectively resulted in a net loss of $454,000 for the quarter ended March 31, 2016 compared to a net loss of $486,000 for the same period in 2015, a decrease in the loss of $32,000.

Our overall revenue decreased $151,000, or 43%, to $198,000 for the three months ended March 31, 2016 from $349,000 for the three months ended March 31, 2015.  The decrease in revenue was due primarily to the following:

a)  Revenue from the service fees for the management of alkaline admixture decreased $105,000 from the same period ended in 2015;

b)  Our sludge processing revenue showed a decrease of $60,000 over the same period ended in 2015, and

c)  Our product revenue showed an increase of $15,000 from 2015.

Our gross profit decreased $20,000 to negative $23,000 for the three months ended March 31, 2016 from negative $4,000 for the three months ended March 31, 2015, and the gross profit margin decreased to negative 12% from negative 1% for the same periods.  The decrease in gross profit margin is primarily the result of the lower gross revenue.

Our operating expenses decreased $103,000, or 23%, to $344,000 for the three months ended March 31, 2016 from $447,000 for the three months ended March 31, 2015.  The decrease was primarily due to a decrease of $164,000 in consulting fees, $26,000 in directors’ compensation, $5,000 in legal and professional fees, partially offset by a

$56,000 increase in bad debt expense, $21,000 in penalties and $15,000 increase in third party commissions and fees paid to obtain debt financing.  Of the net increase of $190,000 in consulting and director compensation costs, actual cash outlays in total for these groups decreased by $47,000 over the same period in 2015.

As a result of the foregoing factors, we recorded an operating loss of $368,000 for the three months ended March 31, 2016 compared to an operating loss of $451,000 for the three months ended March 31, 2015, a decrease in the loss of $83,000.

Our net nonoperating expense increased by $45,000 to net nonoperating expense of $81,000 for the three months ended March 31, 2016 from net nonoperating expense of $36,000 for the similar period in 2015.  The increase in net nonoperating expense was due entirely to an increase in interest expense.

We recorded a net loss of $454,000 for the three months ended March 31, 2016 compared to a net loss of $486,000 for the same period ended in 2015, a decrease in the loss of $32,000.  Adding back non-cash expenses such as depreciation, amortization, stock and stock derivative charges and subtracting cash out for capitalized assets and debt repayments, resulted in an adjusted cash loss (non-GAAP) of $283,000 for the three months ended March 31, 2016.  Similar non-cash expenses, cash out and debt repayments for the same period in 2015 resulted in an adjusted cash loss (non-GAAP) of $235,000, an increase in the adjusted cash loss (non-GAAP) of $48,000 for the three months ended March 31, 2016 versus the same period in 2015.

For the three months ended March 31, 2016 and 2015, we have not recognized the future tax benefit of current or prior period losses due to our history of operating losses.  Accordingly, our effective tax rate for each period was zero.

Results of Operations – Year Ended December 31, 2015 vs. year Ended December 31, 2014

The following tables set forth, for the periods presented, (i) certain items in the Combined Statement of Operations, (ii) the percentage change of each such item from period to period and (iii) each such item as a percentage of total revenues in each period presented.

(Dollars in thousands)	Year Ended December 31, 2015	Period to Period Percentage Change	Year Ended December 31, 2014
Combined Statement of
Operations Data:

Revenues	$ 1,187	(10.8%)	$ 1,331

Cost of revenues	1,244	(20.6%)	1,566

Gross loss	(57)	*	(235)

Operating expense	2,042	+ 48.5%	1,375

	(2,099)	*	(1,611)

Nonoperating income (expense)	(175)	*	(149)

Loss before income taxes	(2,274)	*	(1,760)

Federal and state income taxes	-	*	-

Net loss	$ (2,274)	*	$ (1,760)

Percentage of Revenues:

Revenues	100.0%	100.0%

Cost of revenues	104.8	117.7

Gross loss	(4.8)	(17.7)

Operating expense	172.0	103.4

	(176.8)	(121.1)

Nonoperating income (expense)	(14.7)	(11.2)

Loss before income taxes	(191.5)	(132.3)

Federal and state income taxes	-	-

Net loss	(191.5%)	(132.3%)

* Period to period percentage change comparisons have only been calculated for meaningful numbers.

Revenue Comparison

The following table sets forth, as a percentage of total revenues for the periods presented, revenues related to each of (i) technology fees, (ii) sludge processing, (iii) products and services:

   For the Year Ended December 31,

	2015	2014
Technology fees	4.7%	3.2%
Sludge processing	46.7%	59.4%
Products and services	48.6%	37.4%
Totals	100.0%	100.0%

Technology fee revenue is defined as:  royalty revenue, which represent ongoing amounts received from licensees for continued use of the N-Viro Process and are typically based on volumes of sludge processed;  license and territory fees, which represent non-recurring payments for the right to use the N-Viro Process in a specified geographic area or at a particular N-Viro facility;  and research and development revenue, which represent payments from federal and state agencies awarded to us to fund ongoing site-specific research utilizing the N-Viro technology.

Sludge processing revenues are recognized under contracts where we manage the N-Viro Process ourselves to treat sludge, pursuant to a fixed price contract.

Product and service revenue is defined as:  service fee revenue for the management of alkaline admixture, which represent fees charged by us to manage and sell the alkaline admixture on behalf of a third party customer;  alkaline admixture revenue, which represent ongoing payments from licensees arising from the sale and distribution of alkaline admixture by us to N-Viro facilities;  N-Viro SoilTM sales, which represent revenue received from sales of N-Viro Soil sold by us;  commissions earned on sales of equipment to an N-Viro facility;  rental of equipment to a licensee or agent;  and equipment sales, which represent the price charged for equipment held for subsequent sale.

Our policy is to record revenue for the license agreements when all material services relating to the revenue have been substantially performed, conditions related to the contract have been met and no material contingencies exist.

Comparison of Year Ended December 31, 2015 with Year Ended December 31, 2014

Our overall revenue decreased $143,000, or 11%, to $1,187,000 for the year ended December 31, 2015 from $1,331,000 for the year ended December 31, 2014.  The net decrease in revenue was due primarily to the following:

a)  Revenue from the service fees for the management of alkaline admixture increased $26,000 from the same period ended in 2014 – this increase is attributed directly to a pricing change with certain customers; and,

b)  Our processing revenue, including sludge processing fee revenue, showed a net decrease of $169,000 over the same period ended in 2014.  This was from our Florida operation, which showed a decrease of $236,000 in sludge processing revenue from 2014, offset by an increase in product revenue of $53,000 and an increase in royalty fee revenue of $14,000 from 2014.  The largest decrease from a single sludge processing customer was from Port Orange, Florida, a $119,000 decrease from 2014.

We made the decision to move our principal operations for several factors which we believe will contribute to eventually realizing a higher gross profit than was achievable at our Daytona/Volusia County location.  Principally, the wider availability and lower cost to transport incoming sludge and residuals, a larger and higher profit margin market to sell the outgoing product, the reduction of location-specific fees charged for both material processed and sold, a greater capacity and flexibility to expand future operations and the positioning of the Bradley location for an N-Viro Fuel operation.

Our gross loss decreased $179,000, or 76%, to ($57,000) for the year ended December 31, 2015 from ($235,000) for the year ended December 31, 2014, and the gross profit margin increased to (5%) from (18%) for the same periods.  The increase from the prior year in both gross profit and gross profit margin are due primarily to the result of generating a full year of revenue at our Bradley Junction location during 2015, having voluntarily delayed operations as we moved over from the Daytona/Volusia County location primarily during the second quarter of 2014.

Our operating expenses increased $667,000, or 48%, to $2,042,000 for the year ended December 31, 2015 from $1,375,000 for the year ended December 31, 2014.  The increase was primarily due to an increase of $284,000 in consulting costs, an increase in the loss on the impairment of long-lived assets of $262,000, a decrease in the gain (loss) on the sale of fixed assets of $159,000, an increase of $121,000 in accrued penalties and liquidated damages, an increase of $16,000 in bad debt expense, an increase in legal and professional fees of $15,000, offset by a decrease of $94,000 in litigation settlement expense, a decrease of $40,000 in employee compensation, a decrease of $19,000 in office-related expense, a decrease in $16,000 in director costs, a decrease of $8,000 in travel and a decrease of $8,000 in stockholder relations.  The penalties increased primarily from the accrual of $80,000 in liquidated damages related to the pension plan withdrawal liability, and $60,000 in late charges and fees related to two related party liabilities.  Of the net increase of $396,000 in consulting, litigation, director, employee compensation and the impairment of long-lived assets, actual cash outlays in total for these groups increased by $46,000 over the same period in 2014.

As a result of the foregoing factors, we recorded an operating loss of $2,099,000 for the year ended December 31, 2015 compared to an operating loss of $1,611,000 for the year ended December 31, 2014, an increase in the loss of $488,000.

Our net nonoperating expense increased by $26,000 to net nonoperating expense of $175,000 for the year ended December 31, 2015 from net nonoperating expense of $149,000 for the similar period in 2014.  The increase in net nonoperating expense was primarily due to an increase of $20,000 in interest expense and a $16,000 decrease in the gain from liabilities extinguished, offset by a decrease of $10,000 in the loss from equity investment in affiliate.

For the years ended December 31, 2015 and 2014, we have not recognized the future tax benefit of current or prior period losses due to our history of operating losses.  Accordingly, our effective tax rate for each period was zero.

Liquidity and Capital Resources

We had a working capital deficit of $2,254,000 at March 31, 2016, compared to a working capital deficit of $2,026,000 at December 31, 2015, resulting in a decrease in working capital of $228,000.  Current assets at March 31, 2016 included cash of $13,000, which is a decrease of $69,000 from December 31, 2015.  The net negative change of $228,000 in working capital from December 31, 2015 was primarily from a $165,000 increase in the change in short-term liabilities over assets, an increase of $47,000 in short-term convertible debt and a decrease of $16,000 in the short-term portion of deferred stock and warrant costs issued for consulting services.

In the three months ended March 31, 2016, our cash flow used by operating activities was $136,000, an increase of $109,000 over the same period in 2015.  The primary components of the increase from 2015 in cash flow used by operating activities was principally due to an increase of $121,000 in net current liabilities, a decrease in the net loss of $60,000, an increase in bad debt allowance of $56,000 and an increase in net amortization of convertible debt original issue discount costs of $15,000, offset by a decrease of $143,000 in stock and stock derivatives issued for fees and services.

We had a working capital deficit of $2,026,000 at December 31, 2015, compared to a working capital deficit of $938,000 at December 31, 2014, resulting in a decrease in working capital of $1,088,000.  Current assets at December 31, 2015 included cash and cash equivalents of $82,000, which is a decrease of $65,000 from December 31, 2014.  The net negative change of $1,088,000 in working capital from December 31, 2014 was primarily from a $635,000 increase in the change in short-term liabilities over assets, a decrease of $544,000 in the short-term portion of deferred stock and warrant costs issued for consulting services and an increase of $44,000 in convertible debt issued, offset by decrease of $90,000 in convertible debentures and a decrease of $44,000 in notes payable to related parties.

In 2015 our cash flow used in operating activities was $679,000, a decrease of $14,000 over the same period in 2014.  The components of the change from 2014 in cash flow used in operating activities was principally due to an increase in the net loss of $514,000, a $138,000 decrease in stock and stock derivatives issued for fees and services, an increase of $61,000 in net current liabilities over assets and a $10,000 decrease in the loss from the investment in subsidiary, offset by an increase of $262,000 in the impairment of assets, an increase of $228,000 in stock compensation for fees and services, a decrease of $159,000 in the gain on sale of fixed assets, a $44,000 increase in depreciation and amortization, and a $16,000 increase in the provision for bad debt allowance.  We reduced the cash flow used by operating activities by slowing down payments to vendors, specifically vendors not used for the direct production of revenue.  Our annual average trade accounts payable in excess of trade accounts receivable increased by 18% in 2014 over 2013 and in 2015 it increased another 28% over 2014, and has not decreased into early 2016.

The normal collection period for accounts receivable is between 30-60 days for the majority of our customers.  This is a result of the nature of the contracts, type of customer and the amount of time required to obtain the information to prepare the billing.  We make no assurances that payments from our customer or payments to our vendors will become shorter and this may have an adverse impact on our continuing operations.

Financings

In 2009 we approved an offering of up to $1,000,000 of Convertible Debentures (the “Debentures”), convertible at any time into our unregistered common stock at $2.00 per share.  The Debentures were issuable in $5,000 denominations, are unsecured and have a stated interest rate of 8%, payable quarterly to holders of record.  As of June 30, 2013, we held $455,000 of Debentures, but defaulted and did not pay the holders the principal amount due, all of which became due.  During 2015, two of our debenture holders converted their respective debt to restricted shares of our common stock, reducing the amount of Debentures that remain outstanding and in default at March 31, 2016 to $365,000.  We continue to accrue interest on the principal amount at the rate set forth in the Debentures until the principal amount is paid in full.  We have not made the interest payments due in October 2015, January 2016 and April 2016.  We expect to pay all accrued interest due and the principal amount to all outstanding holders of the Debentures after completing substitute financial arrangements, though there can be no assurance of the timing of receipt of these funds and amounts available from these substitute arrangements.

In 2011 we borrowed $200,000 with a Promissory Note payable to David and Edna Kasmoch, the parents of Timothy Kasmoch, our President and Chief Executive Officer, at 12% interest and prepaid for a period of three months, renewable for an additional three months by the prepayment of additional interest and secured by certain equipment.  Timothy Kasmoch has personally guaranteed the repayment of this Note.  As of December 31, 2015 the Note was past due and we are in default.  We expect to extend the Note in the near future and pay it in full in 2016, although there can be no assurance we will have adequate cash flow to allow for any additional payments or that the maturity date will be extended.  In September 2015, we received a demand letter from counsel for the Note holder declaring a default under the Note.  Counsel demanded payment of the entire amount due under the Note, along with accrued interest and penalties.  At December 31, 2015 and March 31, 2016 we accrued a total of approximately $96,000 and $118,000, respectively, in estimated interest and penalties.  We are in negotiations with counsel and their client to resolve this default, although there can be no assurance these negotiations will be successful.

In 2012 we received a Notice and Demand of Payment Withdrawal Liability from Central States Southeast and Southwest Areas Pension Fund (the “Notice”), the pension trustee that was funded by us for the benefit of our former employees at our City of Toledo operation.  In 2013 we received a Notice of Default from Central States, and in 2014 we agreed to pay Central States a total of $415,000 plus interest on a financed settlement over 19 months, with payments of $6,000 per month for the first twelve months and $10,000 per month for the following six months, with a balloon payment of approximately $312,000 due on or before February 1, 2016.  Concurrently a separate security agreement was agreed on, effectively securing all of our assets and future rights to assets.  As of the date of this filing, we are not in compliance with the new settlement agreement, as the remaining two payments of $10,000 as well as the balloon payment are overdue.  In an event of default, we become liable for liquidating damages to Central States in the amount of $78,965.  This liability has been added to the total amount owed under this agreement, which totals $413,639 at March 31, 2016.

In June 2014, our wholly owned subsidiary, Mulberry Processing, LLC, entered into a contract to lease certain real property and buildings in Bradley, Florida from Bowling Green Holdings, LLC.  The lease term is for five years with a monthly payment of $10,000.  At March 31, 2016 and December 31, 2015 we were in default of our payments.  The total minimum rental commitment for each of the years 2016 through 2018 is $120,000 and for the year ending December 31, 2019 is $50,000.  This lease has been determined to be a capital lease, and a liability and related asset of $420,346 was recorded in June 2014 concurrent with the start of the lease agreement.  In September 2015, we received a demand letter from counsel for the lessor declaring a default under the lease for our operating facility.  Counsel demanded payment of several months of accrued rent in arrears under the lease, together with penalties.  We are in negotiations with counsel and their client to resolve this default, although there can be no assurance these negotiations will be successful.

In October 2015, we financed our directors and officers insurance and borrowed $30,100 over 10 months at 9% interest, monthly payments of $3,136 and unsecured.  The amount owed on this note as of March 31, 2016 was approximately $18,300.

In December 2015, we entered into an agreement with JSJ Investments, Inc. (“JSJ”) to issue a convertible promissory note (“JSJ Note”) to us for $125,000 in cash, less $10,000 in fees paid in debt issuance costs to a third party.  The JSJ Note is for a term of nine (9) month, an interest rate of 10%, and a $4,000 original issue discount fee on actual payments made.  JSJ can elect to convert all or part of the debt into restricted shares of our common stock for a price equaling the lesser of $0.43 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  We are also required to reserve 1,250,000 authorized but unissued shares of our common stock, per an irrevocable letter to our transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering. Our debt obligations to JMJ were retired in the second quarter of 2016, for a total payment of approximately $190,000, including accrued interest and approximately $63,000 in early prepayment premium.

In January 2016, we entered into an agreement with JMJ Financial (“JMJ”), to issue a Convertible Promissory Note (“JMJ Note”) to JMJ for $500,000, with an initial loan of $100,000 in cash, less $6,950 in debt issuance costs paid to Craft Capital Management, LLC (“Craft”).  As of July 18, 2016, the principal amount owed to JMJ under this note is $100,000 plus accrued and unpaid interest. Craft also received 4,000 stock warrants, valued at $3,000, to purchase our common stock at an exercise price of $1.00 per share.  The JMJ Note is for a term of two (2) years, an interest rate of 12% if not paid within the first 90 days, and a 10% original issue discount fee on actual payments made.  After 180 days from the agreement date, JMJ can elect to convert all or part of the debt into restricted shares of our common stock for a price equaling the lesser of $0.77 or a 40% discount to the lowest trading price during the previous twenty-five (25) trading days to the date of the conversion notice.  We were also required to reserve 2,500,000 authorized but unissued shares of our common stock, per an irrevocable Letter of Instructions to our transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

In March 2016, we entered into an agreement with Tangiers Investment Group, LLC (“Tangiers”), to issue a 10% Convertible Promissory Note (“Tangiers Note”) to us for $58,500 in cash, less $8,500 in original issue discount retained by Tangiers for due diligence and legal expenses.  The Tangiers Note is for a term of one (1) year, an interest rate of zero percent if prepaid within the first 90 days, with a graduated prepayment penalty every 30 days, up until 180 days from the March 2016 effective date.  At anytime Tangiers can elect to convert all or part of the debt into restricted shares of our common stock for a price equaling the lesser of $0.60 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  We were also required to reserve 700,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to our transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.  Our debt obligation to Tangiers Investment Group was retired in the second quarter of 2016, for a total payment of approximately $84,000, including accrued interest and approximately $18,000 in early prepayment premium.

In April 2016, we entered into an agreement with Tangiers Global, LLC (“Tangiers Global”), to issue a 10% Convertible Promissory Note (“Tangiers Global Note”) to us for $110,000 in cash, less $10,000 in original issue discount retained by Tangiers Global.  The Tangiers Global Note is for a term of one (1) year, an interest rate of zero percent if prepaid within the first 90 days, with a graduated prepayment penalty every 30 days, up until 180 days from the April 2016 effective date.  At any time Tangiers Global can elect to convert all or part of the debt into restricted shares of the Company‘s common stock for a price equaling the lesser of $0.60 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  The Company was also required to reserve 1,400,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.  Our debt obligation to Tangiers Global was retired in the second quarter of 2016, for a total payment of approximately $121,000 which included $11,000 in early prepayment premium.

In April 2016, we entered into a share purchase agreement with a Purchaser pursuant to which we sold 100,000 shares of our common stock (the “Shares”) to the Purchaser for a total of $100,000, or a purchase price of $1.00 per share, and 50,000 warrants to purchase stock for $1.50 per share, to provide operating capital.  All the shares issued were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

In June 2016, we entered into an agreement with JMJ Financial to issue a convertible promissory note to JMJ in the principal amount of $585,000 in exchange for $525,000 in cash, less $31,500 in debt issuance costs paid to Craft Capital Management LLC. Craft also received warrants to purchase 21,000 shares, valued at $21,000, to purchase common stock at a purchase price of $1.00 per share.  This note is due and payable on June 13, 2017. The note is convertible at the lesser of $0.90 or 75% of the lowest trade price in the 25 trading days previous to the conversion date. See “Risk Factors” regarding the potential of additional cumulative 15% discount which may become applicable. The note is convertible at the sole option of JMJ. A one-time interest charge of 10% was applied to the principal sum. We have the right to repay up to 98% of the note after the effective date of the note in an amount equal to 120% of the sum of the principal sum being repaid plus all accrued and unpaid interest, original issue discount, liquidated damages, fees and other amounts due on such principal sum or, alternatively, at any time on or before 180 days after the issuance date of the note to pay an amount equal to 140% of the sum of the principal sum being repaid, plus all accrued and unpaid interest, original issue discount, liquidated damages, fees and other amounts due of such principal sum. After 180 days after the issuance date of the note, we may not prepay the note prior to the maturity date without the approval of JMJ. JMJ has the right in its sole discretion to require us to repurchase the note from JMJ at any time after the issuance date in an amount equal to 125% of the sum of the principal sum plus all accrued and unpaid interest, original issue discount, liquidated damages, fees and other amounts due on such principal sum. We are required to reserve 8,000,000 shares of common stock for potential conversion of the note. We also agreed to file an S-1 Registration Statement to register the resale of the shares of common stock issuable upon conversion of the note as well as the resale of 455,000 warrants issued to JMJ in connection with this transaction. The Registration Statement is required to include 5,000,000 shares of common stock for potential resale of the securities issuable upon conversion of the note and exercise of the warrants. The Registration Rights Agreement provides for a $50,000 penalty in the event the S-1 Registration Statement is not filed with the SEC on or before August 1, 2016 and a $25,000 penalty if the Registration Statement is not declared effective within 90 days of June 13, 2016.  Exemption from registration is claimed under Section 4(2) of the Securities Act as transaction by an issuer not involving a public offering.

For the remainder of 2016 we expect to maintain current operating results and have adequate cash or access to cash to adequately fund operations from cash generated from equity and convertible debt issuances, and exercises of outstanding warrants and options, and by focusing on existing and expected new sources of revenue, especially from our new processing facility in Bradley, Florida.  We expect that market developments favoring cleaner burning renewable energy sources and ongoing discussions with companies in the fuel and wastewater industries could provide enhanced liquidity and have a positive impact on future operations.  We continue to pursue opportunities with strategic partners for the development and commercialization of the N-Viro Fuel technology both domestically and internationally.  In addition, we are focusing on the development of regional biosolids processing facilities, and are currently in negotiations with potential partners to permit and develop independent, regional facilities.

There can be no assurance these discussions will be successful or result in new revenue or cash funding sources for the company.  Our failure to achieve improvements in operating results, including through these potential sources of revenue, or in our ability to adequately finance or secure additional sources of funds would likely have a material adverse effect on our continuing operations.

Moreover, while we expect to arrange for financing with lending institutions, there can be no assurances that we will have the ability to do so.  We have borrowed money from third parties and related parties and expect to be able to generate future cash from the exercises of common stock options and warrants, new debt and equity issuances.  We have substantially slowed payments to trade vendors, and have renegotiated payment terms with several existing and prior vendors to lengthen the time and/or reduce the amount of cash to repay these trade payables.  In 2014 and 2015, we issued new equity for total cash realized of approximately $1.3 million.  In 2013, 2014 and again in 2015, we modified all outstanding warrants to enhance their exercisability and realized a total of $246,000 in exercises in 2013 and 2014.  In October 2015, we extended the expiration date of all outstanding warrants for exactly one year.  Beginning in March 2014, our operations in Volusia County, Florida, which at the time now represented substantially all revenue, were voluntarily delayed while we employed additional personnel and moved assets to our new site in Bradley, Florida.  While operations resumed in Bradley in June 2014, this reduction in revenue has materially reduced available cash to fund current or prior expenses incurred, and has remained at this lower level or decreased over subsequent periods to date.

For our financial statements for the year ended December 31, 2015, we received an unqualified audit report from our independent registered public accounting firm that includes an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern.  As discussed in Note 1 to the condensed consolidated financial statements, our recurring losses, negative cash flow from operations and net working capital deficiency raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

At March 31, 2016, we did not have any material commercial commitments, including guarantees or standby repurchase obligations, or any relationships with unconsolidated entities or financial partnerships, including entities often referred to as structured finance or special purpose entities or variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

From time to time, during the normal course of business, we may make certain indemnities, commitments and guarantees under which we may be required to make payments in relation to certain transactions.  These include: (i) indemnities to vendors and service providers pertaining to claims based on our negligence or willful misconduct and (ii) indemnities involving the accuracy of representations and warranties in certain contracts.  Pursuant to Delaware law, we may indemnify certain officers and directors for certain events or occurrences while the officer or director is, or was, serving at our request in such capacity.  We also have director and officer insurance coverage that limits our exposure and enables us to recover a portion of any future amounts that we may pay for indemnification purposes.  We believe the applicable insurance coverage is generally adequate to cover any estimated potential liability for which we may provide indemnification.  The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential for future payments we could be obligated to make.  We have not recorded any liability for these indemnities, commitments and other guarantees in the accompanying Consolidated Balance Sheets.

Critical accounting policies, estimates and assumptions

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The following are the significant estimates and assumptions made in preparation of the financial statements:

Revenue Recognition – Sludge processing revenue and royalty fees are recognized under contracts where the Company or licensees utilize the N-Viro Process to treat sludge, either pursuant to a fixed-price contract or based on volumes of sludge processed.  Revenue is recognized as services are performed.

Alkaline admixture management service revenue and N-Viro SoilTM revenue are recognized upon shipment.

Allowance for Doubtful Accounts – We estimate losses for uncollectible accounts based on the aging of the accounts receivable and the evaluation and the likelihood of success in collecting the receivable.  The balance of the allowance at each of the years ending December 31, 2015 is $32,847 and 2014 is $116,260, respectfully.

Property and Equipment/Long-Lived Assets – Property and equipment is reviewed for impairment.  The carrying amount of an asset (group) is considered impaired if it exceeds the sum of our estimate of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset (group), excluding interest charges.  Property, machinery and equipment are stated at cost less accumulated depreciation.  During the year ended December 31, 2015 we concluded that the carrying amount of the property, machinery and equipment is in excess of its fair value and have recorded an impairment charge– see Note 1 item G in the Notes to Consolidated Financial Statements.

Stock Options – We record share-based compensation expense using a fair-value based method of measurement that results in compensation costs for essentially all awards of stock-based compensation.  Compensation costs are recognized over the requisite period or periods that services are rendered.

Stock Warrants – We record compensation expense for stock warrants based on the estimated fair value of the warrants on the date of grant using the Black-Scholes valuation model.  We use historical data among other factors to estimate the expected price volatility, the expected warrant term and the expected forfeiture rate.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant for the expected term of the warrant.

Income Taxes – We assume the deductibility of certain costs in income tax filings and estimate the recovery of deferred income tax assets, all of which is fully reserved.

New Accounting Standards – The Financial Accounting Standards Board, or FASB, has issued the following new accounting and interpretations, which may be applicable in the future to us:

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”)¸which requires that all leases with a term of more than one year, covering leased assets such as real estate and equipment, be reflected on the balance sheet as assets and liabilities for the rights and obligations created by these leases. ASU 2016-02 is effective for fiscal years fiscal years and interim periods beginning after December 15, 2018.  We are currently evaluating the impact of the provisions of this new standard on our consolidated financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, “Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”), which requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. ASU 2015-17 is effective for fiscal years and interim periods beginning after December 15, 2016.  We are currently evaluating the impact of the provisions of this new standard on our consolidated financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and provide related disclosures. ASU 2014-15 is effective for the first interim period within annual reporting periods beginning after December 15, 2016 and is not expected to have a material impact on our consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which provides guidance for the recognition, measurement and disclosure of revenue resulting from contracts with customers and will supersede virtually all of the current revenue recognition guidance under GAAP.  ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2016.  In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date" (“ASU 2015-14”), which delayed the effective date by one year.  As a result, the standard is effective for us for fiscal and interim periods beginning January 1, 2018 and allows for full retrospective or modified retrospective methods of adoption.  We are currently evaluating the impact of the provisions of this standard on our consolidated financial statements.

Actual results could differ materially from the estimates and assumptions that we use in the preparation of our financial statements.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosures.  In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

As of March 31, 2016, management carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer, of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act).  Based upon the evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at a reasonable assurance level to ensure that information we are required to disclose in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms.  Our history of losses has severely limited our budget to hire and train enough accounting and financial personnel needed to adequately provide this function.  Consequently, we lack sufficient technical expertise, reporting standards and written policies and procedures regarding disclosure controls and procedures.

Because of the inherent limitations in all disclosure control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, will be or have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Additionally, disclosure controls can be circumvented by the individual acts of some persons, by collusion of two or more people and/or by management override of such controls.  The design of any system of disclosure controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, disclosure controls and procedures may become inadequate because of changes in conditions, and/or the degree of compliance with the policies and procedures may deteriorate.  Also, misstatements due to error or fraud may occur and not be detected.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the 1992 framework established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as set forth in Internal Control - Integrated Framework.  Based on our evaluation, our principal executive officer and our principal financial officer concluded that our internal controls over financial reporting were not effective as of December 31, 2015 for the reasons described below.

We lack personnel in accounting and financial staff to sufficiently monitor and process financial transactions in an efficient and timely manner.  Our history of losses has severely limited our budget to hire and train enough accounting and financial personnel needed to adequately provide this function.  Consequently, we lacked sufficient technical expertise, reporting standards and written policies and procedures.  Specifically, controls were not effective to ensure that significant non-routine transactions, accounting estimates, and other adjustments were appropriately reviewed, analyzed and monitored by competent accounting staff on a timely basis.

We continue to develop and implement a remediation plan to address the material weakness.  To date, our remediation efforts have included adoption of an expense reimbursement policy and the hiring of an employee to assist in the financial area of our business.  However, due to our continuing lack of financial resources to hire and train accounting and financial personnel, we have not yet fully remedied this material weakness.

During the quarter ended December 31, 2015, there were no material changes in the Company's internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

While we are not aware of any material errors to date, our inability to maintain the adequate internal controls may result in a material error in our financial statements.  Further, because of its inherent limitations, internal controls over financial reporting may not prevent or detect misstatements.  It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system will be met.  In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes on Internal Control Over Financial Reporting

During the three months ended March 31, 2016, there were no material changes in our internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

BUSINESS

General

We were incorporated in Delaware in April 1993, and became a public company in October 1993.  Our current business focus is to market our N-Viro FuelTM technology, which produces a renewable alternative fuel product out of certain bio-organic wastes.  This N-Viro Fuel process has been acknowledged by the USEPA as a fuel product that can be used to produce alternative energy.  In this business strategy, the primary objective is to identify allies, public and private, which will allow the opportunity for N-Viro to build, own and operate N-Viro Fuel facilities either on its own or in concert with others.

Our patented N-Viro Fuel technology can convert waste products presently being landfilled or land applied into safe, beneficial and renewable long-term energy solutions as part of a renewable-energy economy.  Attaining and maintaining this status means that N-Viro Fuel technology is now a candidate for certain economic incentives that may be granted to alternative energy technologies, and it is also a catalyst for obtaining permits more efficiently in each state.  We plan to accelerate our development efforts as this designation is an important factor for our potential energy partners.

In June 2014 we received a final determination from the USEPA that our N-Viro Fuel process satisfies the requirements of 40 CFR part 241.3(b)(4), designating our process and its outcome as a non-waste fuel product.  The determination is the result of our request for determination submitted to the USEPA in response to their issuance of 40 CFR 241.3, “Standards and procedures for identification of non-hazardous secondary materials that are derived solid wastes when used as fuels or ingredients in combustion units” (the “Part 241 Rules”).  The USEPA concluded through review of our request and subsequent correspondence the N-Viro Fuel process does satisfy the legitimacy criteria for both process and fuel quality.  Specifically, we were able to demonstrate that the N-Viro Fuel process:

•

manages the waste material as a valuable commodity;

•

creates material with meaningful heating value; and

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results in materials with contaminant levels comparable to or less than those in traditional fuels.

We previously operated a biosolids processing facility located in Volusia County, Florida.  This facility produced the N-Viro Soil™ agricultural product, and provided us with working and development capital.  In June 2014, we began production at our new biosolids processing facility in Polk County (Bradley) Florida.  Until November 2011 we operated a similar facility for a period in excess of 20 years in Toledo, Ohio.  Our goal is to continue to operate the Bradley, Florida facility and aggressively market our N-Viro Fuel technology.  These patented processes are best suited for current and future demands for alternate energy forms because they satisfy waste treatment needs and domestic and international directives for clean, renewable alternative fuel sources.

From April 2011 to September 2011, we operated the first full-scale N-Viro Fuel™ mobile processing facility in western Pennsylvania as a pilot project.  The mobile system is intended to prepare quantities of N-Viro Fuel™ for necessary testing by power facilities who may eventually become our customers.  In September 2011 an initial 10% substitution of N-Viro Fuel for coal test was successfully performed at a western Pennsylvania power generator.  In July 2012 the positive results of this test resulted in a letter agreement with the same power producer to perform a second and final 20% substitution test of N-Viro Fuel.  We submitted a permit approval request to the Pennsylvania Department of Environmental Protection for the mobile facility for this second test in January 2013, but the Pennsylvania DEP only issued the permit in February 2015.  We and the power facility ended the process in May

2015 because the facility had its own permitting issues with the Pennsylvania DEP.  Full permitting will again be required if and when this development is resumed in Pennsylvania or elsewhere.

We intend to migrate this mobile system and make it available for use to demonstrate the N-Viro Fuel process to other markets and provide required test fuel quantities for power companies throughout the United States.  We expect this mobile system to be a key component in developing N-Viro Fuel™ facilities for several years to come.

We also own and sometimes license various N-Viro processes and patented technologies to treat and recycle wastewater and other bio-organic wastes, utilizing certain alkaline and mineral by-products produced by the cement, lime, electrical generation and other industries.  To date, the N-Viro Process has been commercially utilized for the recycling of wastewater sludge from municipal wastewater treatment facilities.  All N-Viro products produced according to the N-Viro Process specifications, are "exceptional quality" sludge products under the 40 CFR Part 503 Sludge Regulations promulgated under the Clean Water Act of 1987 (the "Part 503 Regs").

We are an investor in N-Viro Energy, Limited, a United Kingdom registered development and capital-sourcing entity for us and, in particular, the international development of our projects.  At present, we hold 45% of the Class C voting shares that select Directors for N-Viro Energy, Limited.  N-Viro Energy, Limited is actively developing N-Viro Fuel processes in China.

N-Viro FuelTM

N-Viro Fuel™ is a patented biomass alternative energy fuel process that produces a product that has physical and chemical characteristics similar to certain coals and is created from municipal biosolids, collectable animal manure, pulp and paper sludge and possibly other organic wastes.  N-Viro Fuel is manufactured by blending the waste material(s) with one or more alkaline products, followed by thorough drying of the mixture using a thermal evaporative process.  The resulting product can be easily combusted alone or blended with coal, waste coal, petroleum coke and/or other biomass-type fuels, and burned as a partial fuel substitute in combustion power plants.  N-Viro Fuel satisfied initial guidelines set forth by the U.S. Environmental Protection Agency (EPA) to qualify as an alternative energy source that may be utilized in commercial power generation, subject to state permitting.  Under the Part 241 Rules, secondary and waste-derived fuel sources now also require a non-waste determination for use by power producers under applicable Federal regulations (40 CFR 241.3).  This determination requires that the resulting fuel product be managed as a valuable commodity, have a meaningful heating value, and have comparable contaminant levels to the primary fuel being supplemented.  In June 2014 we received final determination from the USEPA that our N-Viro Fuel process satisfies the Part 241 Rules.  We will continue to seek to qualify N-Viro Fuel process under any new modifications or amendments of the Part 241 Rules.   The N-Viro Fuel technology, utilizing an alkaline/heat process to produce a fuel product, also satisfies requirements of the USEPA 40 CFR Part 503 regulations —Standards For the Use or Disposal of Sewage Sludge (“Part 503 Rules”) — and is a safe product usable for agriculture as well as for energy production.

The N-Viro Process

In the N-Viro Soil Process we mix (sludge proportionally with an alkaline admixture and then subject the mixture to a controlled period of storage, mechanical turning and/or accelerated drying.  The N-Viro Process stabilizes and pasteurizes the sludge, reduces odors to acceptable levels, neutralizes or immobilizes various constituents and generates N-Viro Soil™, a product which has a granular appearance similar to soil and has multiple agricultural uses.  We and our licensees have successfully marketed and distributed all N-Viro Soil product produced for beneficial reuse.

The alkaline products we use in all N-Viro Processes consist of by-products from the cement or lime industry and certain fly ashes from coal-fired systems used in electric power generation.  The particular admixture we is use depends upon economics and availability in local markets.  At times we are a distributor of alkaline admixtures for others.  We also work with established by-product marketers to identify and utilize available materials.  We generally charge a mark-up over our cost for alkaline admixtures sold to third parties.

Our original N-Viro Process was enhanced in the 1990’s with the addition of advanced mechanical drying known as the N-Viro BioDry process.  BioDry had been successfully implemented in six plants operating in Canada.

N-Viro Process Facilities

Florida N-Viro, LP, a processing facility and wholly-owned subsidiary, was in continuous operation from 1995 until April 2014 in Volusia County, Florida, and represented 96% of our total revenue in 2014.  The facility processed regional biosolids for multiple communities and maintained contracts with Altamonte Springs, Bunnell, New Smyrna Beach, Palm Coast, Port Orange, the Tohopekaliga Water Authority and Volusia County.  Additionally, we worked with other regional biosolids management companies and have worked with other municipalities with short-term and interim agreements.

In September 2013, we decided to relocate our Volusia facility to Bradley County, Florida because Bradley has geographically advantages for biosolids customers and end-users.  We closed the Volusia County facility in April 2014 and opened a new facility in Bradley (Polk County), Florida in June 2014, doing business as Mulberry Processing, LLC.  Mulberry is a wholly-owned subsidiary of our company.

Our Volusia County facility operated under and was regulated by a permit issued by the Florida Department of Environmental Protection.  We leased the processing facility from Volusia County on a five year renewal of our contract and lease agreement, and it was allowed to expire in April 2014.  The Bradley facility has received its operating permit that is substantially identical to the Volusia County permit in all key respects, and is for a five (5) year term effective in April 2014.  We believe we have a satisfactory operating history and positive relationship with the regulatory agencies.

Our operations in Florida generate revenue from several sources.  Each municipal customer or third-party hauler compensates us for the processing of their waste materials.  We also receive revenue from utilizing the alkaline products produced by regional power utilities.  We have also been successful in marketing our N-Viro Soil to local agricultural markets.

We operated our first N-Viro processing facility in Toledo, Ohio from inception through most of 2011 when our management contract with the City of Toledo was not renewed.  Under this contract, we processed Toledo's wastewater biosolids and sold the resulting N-Viro Soil product to the agricultural market throughout Northwest Ohio.

Sales and Marketing of N-Viro Process

We market our technologies principally through internal sales efforts.  All domestic sales and marketing are controlled by management.  The primary focus of our marketing efforts is towards the full commercialization of our N-Viro Fuel™ technologies.

The N-Viro Fuel market requires us to work within two different and unique regulatory segments.  First, our N-Viro Fuel facilities must satisfy Part 503 Rules.  Second, the finished fuel product must comply with each individual power generator’s emission permit requirements and must qualify as a non-waste fuel.  To satisfy the air permitting requirements in the power generation facilities, and, as noted above, N-Viro has built a mobile facility to produce N-Viro Fuel on a commercial full-scale basis.  We will continue to introduce this mobile facility to different municipalities and power generation plants to demonstrate the regulatory and power effectiveness of our process.  Our goal is to build, own and operate permanent N-Viro Fuel processing facilities.  We can provide no assurance of our ability to negotiate long-term arrangements from the mobile facility’s performance.

International Sales and Marketing.  In certain countries outside the United States, we have at times sold or licensed the N-Viro Process through agents.  In their respective territories, the agents marketed licenses for the N-Viro Processes, served as distributors of alkaline admixture, oversaw quality control of the installed N-Viro facilities, enforced the terms of the license agreements with licensees and marketed N-Viro Soil.  In general, the agents have paid one-time, up-front fees to us for the rights to market or use the N-Viro Process in their respective territories.  Typically, the agreements with the agents provide for us to receive a portion of the up-front license fees, ongoing royalty fees paid by the licensees, a portion of the proceeds from the distribution and resale of alkaline admixture and the sale of N-Viro Soil.  Agents have total responsibility and control over the marketing and contracts for N-Viro technology, subject only to license models or minimum agreements with us. As of the date of this prospectus, CRM technologies is our agent for Israel, Greece and Eastern Europe.

In an effort to expand facility development internationally, in late 2012 we entered into a Joint Development Agreement with Hong Heng Energy (HK) Co., LTD, headquartered in Fuzhou, Fujian, China.  This agreement calls for the parties to jointly identify and develop facilities in China.  These efforts are ongoing.

Earnings Variation Due to Business Cycles and Seasonal Factors.  Our operating results can experience quarterly or annual variations due to business cycles, seasonality and other factors.  For the year 2015, approximately 95% of our revenue was from our management-run operation and 5% from a foreign-sourced agreement.  Sales of the N-Viro technology are affected by general fluctuations in the business cycles in the United States and worldwide, instability of economic conditions and interest rates, as well as other factors.

Risks of Doing Business in Other Countries.  We conduct a very small amount of business in markets outside the United States, and expect to continue these endeavors as well as to expand our international presence through new development.  In addition to the risk of currency fluctuations, the risks associated with conducting business outside the United States include: social, political and economic instability; slower payment of invoices; underdeveloped infrastructure; underdeveloped legal systems; and nationalization.  We cannot predict the full impact of this economic instability, but it could have a material adverse effect on revenues and profits especially if international development activities result in increased international business.

Research and Development

We continue to investigate methods to shorten drying time, improve the N-Viro Fuel process, substitute various other materials for use as alkaline admixtures and improve the quality and attractiveness of N-Viro Fuel to a variety of end-users.  We see opportunities to improve the efficiency of our process through the utilization of alterative heat sources such as methane, waste heat solid fuel and gasification technologies, as viable alternatives to the use of natural gas for process drying.

In 2007 we performed a full scale test of the N-Viro Fuel product at the T.B. Simon Power Plant located on the campus of Michigan State University.  The successful results of this first full test encouraged us to focus primarily on the development of the N-Viro Fuel technology.  In September 2011, we performed a multiple day 10% N-Viro Fuel test with a Pennsylvania power producer, utilizing our mobile facility for the production of the test fuel.  This test was successful as it demonstrated that N-Viro Fuel did not adversely affect boiler operation, did not cause a negative impact on resulting ash and did not exceed monitored stack air emissions.

Patents and Proprietary Rights

Processing Biosolids Patents

We have several patents and licenses relating to the treatment and processing of biosolids.  While there is no one single patent that is alone material to our business, we believe that our aggregate patents are important to our prospects for future success.  We cannot be certain, however, that future patent applications will successfully be issued as patents, or that any already issued patents will give us a competitive advantage.  It is also possible that our patents could be successfully challenged or circumvented by competitors or other parties.  In addition, we cannot assure that our treatment processes do not infringe on patents held by third-parties or their proprietary rights.  We are not aware of any such infringement.

N-Viro Fuel Patents

We hold several patents relating to N-Viro Fuel.  In the N-Viro Fuel process, waste products, which can include domestic sewage sludge, manures and other materials, are treated with mineral by-products, dried by a mechanical dryer, and converted into a renewable fuel that can be used as a primary stand-alone fuel or as a substitute for coal in coal-fired boilers and kilns.  We are actively marketing the N-Viro Fuel process in response to the national policy encouraging both alternative energy generation as well as attaining the highest and best reuse of waste materials.

In addition, we make use of our trade secrets or "know-how" developed in the course of our experience in the marketing of our services.  To the extent that we rely upon trade secrets, unpatented know-how and the development of improvements in establishing and maintaining a competitive advantage in the market for our services, we can provide no assurance that such proprietary technology will remain a trade secret or that others will not develop substantially equivalent or superior technologies to compete with our services.

Industry Overview

Under the Part 503 Regulations, landfills, surface disposal and incineration remain permissible sludge management alternatives, but these conventional disposal options have become subject to more stringent regulatory standards.  The vast majority of states have enacted site restrictions and/or other management practices governing the disposal of sludge in landfills or surface disposal.  Amendments to the Clean Air Act governing incineration and disposal of residual ash also impose stricter air emission standards for incineration in general, and the Part 503 Regulations impose additional specific pollutant limits for sludge to be incinerated and for the resulting air emissions.

Surface disposal of sludge involves the placement of sludge on the land, often at a dedicated site for disposal purposes.  The Part 503 Regulations subject surface disposal to increased regulation by requiring, among other things, run-off and leachate collection systems, methane monitoring systems and monitoring of, and limits on, pollutant levels.  In addition, sludge placed in a surface disposal site are often required to meet certain standards with respect to pathogen levels relating to coliform or salmonella bacteria counts ("Class B" pathogen levels), levels of various pollutants, including metals, and elimination of attractiveness to pests, such as insects and rodents.

Land application for beneficial use involves the application of sludge or sludge-based products, for non-disposal purposes, including agricultural, silvicultural and horticultural uses and for land reclamation.  Under the Part 503 Regulations, N-Viro Soil is a product that meets certain stringent standards.  "Class A" pathogen levels”, levels of various pollutants, including metals, and elimination of attractiveness to pests, such as insects and rodents, are considered by the EPA to be "exceptional quality" products.  The Class A pathogen levels are significantly more stringent than the Class B pathogen levels.

"Exceptional quality" products are treated by the USEPA as safe products, thereby exempting these products from many federal restrictions on their use.  All N-Viro products that are produced according to N-Viro Process specifications meet the pollutant concentration limits and other standards set forth in the Part 503 Regulations, and therefore qualify as an "exceptional quality" product that exceeds the USEPA's standards for unrestricted use.

Competition

We are in direct and indirect competition with other businesses, including disposal and other wastewater sludge treatment businesses, some of which are larger and more firmly established and may have greater marketing and development budgets and capital resources than us.  Our business competes within and outside the United States principally on the basis of pricing, reliability of our services provided, product quality, specifications and technical support.  Competitive pressures and other factors could cause us to lose market share or could result in decreases in prices, either of which could have a material adverse effect on our financial position and results of operation.  There can be no assurance that we will be able to maintain a competitive position in the sludge treatment industry.

Environmental Regulation

Various environmental protection laws have been enacted and amended during recent decades in response to public concern over the environment.  Our operations and those of our licensees are subject to these evolving laws and the implementing regulations.  The primary United States environmental laws which we believe may be applicable to the N-Viro Process and the land application of N-Viro SoilTM include Resource Conservation and Recovery Act (“RCRA”), the Federal Water Pollution Control Act of 1972 (“Clean Water Act”), the Comprehensive Environmental Response, Compensation, and Liability Act, (“CERCLA”) and the Pollution Prevention Act of 1990 (“PPA”).  These laws regulate the management and disposal of wastes, control the discharge of pollutants into the water, provide for the investigation and remediation of contaminated land and groundwater resources and establish a pollution prevention program.  In addition, various states have implemented environmental protection laws that are similar to the applicable federal laws.  States also may require, among other things, permits to construct N-Viro facilities and to sell and/or use N-Viro SoilTM.  There can be no assurance that any such permits will be issued.

The Part 503 Regulations.  Historically, sludge management has involved either disposal, principally by landfilling, incineration, ocean dumping and surface disposal, or land application for beneficial use.  Sewage sludge and the use and disposal thereof are regulated under the Clean Water Act.  In 1993, the U.S. Environmental Protection Agency (“EPA”) published the Part 503 Regulations under the Clean Water Act, implementing the EPA's "exceptional quality" program.  These regulations establish sludge use and disposal standards applicable to public and privately-owned wastewater treatment plants in the United States, including publicly-owned treatment works, or POTWs.  Under the Part 503 Regs, sludge products that meet certain stringent standards are considered to be

"exceptional quality" (“Class A”) products and are not subject to as stringent federal restrictions on agricultural use or land application.  N-Viro Soil™ is an "exceptional quality" product.  Lower quality sludge products are subject to federal restrictions governing, among other items, the type and location of application, the volume of application and the cumulative application levels for certain pollutants.  Agricultural application of these lower quality sludges in bulk amounts also requires an EPA permit.  Agricultural and land applications of all sludge and sludge products, including N-Viro Soil™ and other "exceptional quality" products, are typically subject to state and local regulation and, in most cases, require a permit.

In order to ensure compliance with the Part 503 Regs, we review the results of regular testing of sludge required by the EPA to be conducted by wastewater treatment plants, and we review tests of N-Viro Soil™ produced on a periodic basis.  In general, we do not license or permit the ongoing use of the N-Viro Process to treat any sludge that may not be processed into an "exceptional quality" sludge product.  Although N-Viro Soil™ exceeds the current federal standards imposed by the EPA for unrestricted agricultural use and land application, state and local authorities are authorized under the Clean Water Act to impose more stringent requirements than those promulgated by the EPA.  Most states require permits for land application of sludge and sludge based products and several states have regulations for certain pollutants that impose more stringent numerical concentration limits than the federal rules.

The Resource Conservation and Recovery Act.  RCRA regulates all phases of hazardous waste generation, management and disposal.  Waste is subject to regulation as a hazardous waste under RCRA if it is a solid waste specifically listed as a hazardous waste by the EPA or exhibits a defined hazardous characteristic.  Although domestic sewage and mixtures of domestic sewage and other wastes that pass through a sewer system to a POTW are specifically exempted from the definition of solid waste, once treated by the POTW, the sewage sludge is considered a solid waste.  Although neither the alkaline admixture nor wastewater sludge used in the N-Viro Process is presently regulated as hazardous waste under RCRA, states may impose restrictions that are more stringent than federal regulations.  Accordingly, the raw materials used in the N-Viro Process may be regulated under some state hazardous waste laws as "special wastes," in which case specific storage and record keeping requirements may apply.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980.  CERCLA imposes strict, joint and several liability upon owners and operators of facilities where a release of hazardous substances has occurred, upon parties who generated hazardous substances into the environment that were released at such facilities and upon parties who arranged for the transportation of hazardous substances to such facilities.  We believe the N-Viro Process poses little risk of releasing hazardous substances into the environment that presently could result in liability under CERCLA.

Other Environmental Laws.  The Pollution Prevention Act of 1990 establishes pollution prevention as a national objective, naming it a primary goal wherever feasible.  The act states that where pollution cannot be prevented, materials should be recycled in an environmentally safe manner.  Additional laws or regulations impacting use or negatively classifying products like those produced by N-Viro are also a possibility.  We believe that the N-Viro Process contributes to pollution prevention by providing an alternative to disposal.

State Regulations.  State regulations typically require an N-Viro facility to obtain a permit for the sale of N-Viro Soil™ for agricultural use, and may require a site-specific permit by the user of N-Viro Soil™.  In addition, in some jurisdictions, state and/or local authorities have imposed permit requirements for, or have prohibited, the land application or agricultural use of sludge products, including "exceptional quality" sludge products.  Certain of our licensees operate in jurisdictions that require permits and have been able to obtain them for the N-Viro product.  There can be no assurance that any such permits will be issued or that any further attempts to require permits for, or to prohibit, the land application or agricultural use of sludge products will not be successful.

In addition, many states enforce landfill restrictions for non-hazardous sludge.  These regulations typically require a permit to sell or use sludge products as landfill cover material.  There can be no assurance that N-Viro facilities or landfill operators will be able to obtain required permits.

Environmental impact studies may be required in connection with the development of future N-Viro facilities.  Such studies are generally time consuming and may create delays in the construction process.  In addition, unfavorable conclusions reached in connection with such a study could result in termination of or expensive alterations to the N-Viro facility being developed.

The costs of compliance are typically borne by our licensees, except in the case of direct sludge processing into a facility.  Normally this cost is not material to us in relation to the total contract revenue.

Employees

As of July 18, 2016, we had one (1) part-time and four (4) full-time employees.  Two of our employees were engaged in sales and marketing, two were in finance and administration and one was in operations.  We consider our relationship with our employees to be satisfactory.

Current Developments

We are currently in discussions with companies in the fuel/power generation industries for the development and commercialization of the patented N-Viro Fuel™ technology.  There can be no assurance that these discussions will be successful.  We continue to focus on the development of regional biosolids processing facilities.  Currently we are in negotiations with several privatization firms to permit and develop independent, regional facilities and for international facility development.

PROPERTIES

Our executive and administrative offices are located in Toledo, Ohio.  In April 2011, we signed a 68 month lease with a lessor in Toledo, Deerpoint Development Company, Ltd (“Deerpoint”).  The total minimum rental commitment for the year 2016 is $40,800.  In 2014 we negotiated a stock for rent deal with Deerpoint, issuing them 16,200 shares of our unregistered common stock at a price of $0.71 per share in exchange for three months rent, resulting in net additional expense of approximately $1,300 above the contracted amount, but saving us approximately $10,200 of cash.  In June 2015, we issued Deerpoint 16,106 shares of our unregistered common stock at a price of $1.43 per share in exchange for six months rent, resulting in net additional expense of approximately $2,700 above the contracted amount, but saving us approximately $20,400 of cash.

In October 2010, we began to lease property in Emlenton, Pennsylvania under a lease with A-C Valley Industrial Park, for one year.  After September 2011 we have been operating under a month-to-month lease at this location for one-half the rate under the original lease agreement.

In June 2009, we began to maintain an office/warehouse in West Unity, Ohio under a lease with D&B Colon Leasing, LLC, for one year.  In June 2010, we renewed the lease for an additional year through May 2011, and operated under a month-to-month lease until we closed this office in September 2014.  In June 2015, we issued D&B Colon Leasing 20,997 shares of unregistered common stock at a price of $1.48 per share in exchange for the remaining eleven months rent owed, resulting in net additional expense of approximately $3,600 above the contracted amount, but saving us approximately $27,500 of cash.

We maintained an office in Daytona Beach under a five year lease with the County of Volusia, Florida, from March 2009 through March 2014.  Effective and subsequent to April 2014, we briefly operated on a month-to-month lease with Volusia County to allow us to remove certain owned assets and finished product from the site as approved by the County.

In June 2014, we entered into a five year lease of certain real property and buildings in Bradley, Florida from Bowling Green Holdings, LLC, a company owned by David Kasmoch, the father of Timothy R. Kasmoch, our President and Chief Executive Officer.  The monthly lease payment is $10,000, and the total minimum rental commitment for each of the years ending December 31, 2016 through 2018 is $120,000 and for the year ending December 31, 2019 is $50,000.  This lease is for our new operating facility which commenced operations in June 2014, and has been determined to be a capital lease.  More details are provided in Note 4, “Capital Lease” of the Form 10-K.

LEGAL PROCEEDINGS

In December 2013, Central States Southeast and Southwest Areas Pension Fund (“Central States”) filed an action in Illinois District Court on a $405,000 withdrawal liability from an ERISA multi-employer plan.  In September 2014, we agreed to pay Central States a total of $415,000 plus interest on a financed settlement over 19 months, with payments of $6,000 per month for the first twelve months and $10,000 per month for the following six months, with a balloon payment of approximately $312,000 due on or before February 1, 2016.  Certain of the settlement payments due under the settlement are delinquent, and as of December 31, 2015, we owed approximately $408,000, including estimated default fees.

Securities and Exchange Commission

As a public company, we are required to file periodic reports, as well as other information, with the Securities and Exchange Commission (SEC) within established deadlines.  Any document we file with the SEC may be viewed or copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Additional information regarding the Public Reference Room can be obtained by calling the SEC at (800) SEC-0330.  Our SEC filings are also available to the public through the SEC’s web site located at www.sec.gov.  Our Central Index Key (CIK) number with the SEC is 904896.

We maintain a corporate web site at www.nviro.com on which investors may access free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q and any amendments to those reports as soon as is reasonably practicable after filing such material with the SEC, for the past six (6) years of filings.  Although not required to do so, we have also posted all filings on Form 8-K for the prior three (3) years plus the current year to date on our site.  In addition, we will voluntarily provide electronic or paper copies of our filings free of charge upon request to James K. McHugh, our Chief Financial Officer, at (419) 535-6374 or via e-mail to jmchugh@nviro.com.  We also intend to avail ourselves of the ability to use social media to communicate with the public within the guidelines announced by the SEC in a release dated April 2, 2013.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

DIRECTORS OF THE COMPANY

As of the date of this prospectus, we have not held an annual meeting of our stockholders since November 2014, a period that exceeds thirteen months as required by Delaware law. As a result, our Class I directors were not reelected by the stockholders in 2015 as planned, however they continue to serve as directors until their respective successors are elected and qualified.

With the resignations of James Hartung, Thomas Kovacik, Carl Richard and Joseph Scheib in 2015, the number of directors on our Board is currently five (5) − two Class I Directors: Michael P. Burton-Prateley and Mark D. Hagans, whose terms expired in 2015 but who continue to serve as Class I directors until their respective successors are elected and qualified; and three Class II Directors: Martin S. Jaskel, Timothy R. Kasmoch and Gene K. Richard.  Messrs. Jaskel, Kasmoch and Richard’s terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2016.  At each annual meeting of stockholders, directors will be elected for a full term of two years to succeed those directors whose terms are expiring.

The following table sets forth the names and ages of our directors.

Name	Age	Position
Michael P. Burton-Prateley	53	Class I Director*
Mark D. Hagans	49	Class I Director*
Martin S. Jaskel	70	Class II Director**
Timothy R. Kasmoch	54	Class II Director, Chairman of the Board , President and Chief Executive Officer**
Gene K. Richard	56	Class II Director**

_____________

* Directors with terms expired in 2015 but who continue to serve as Class I directors until their respective successors are elected and qualified.

** Directors with terms expiring in 2016.

Michael P. Burton-Prateley is an executive team member of BBM Energy, headquartered in London, England, and has an extensive background within the investment-banking sector.  He is also a director on the boards of N-Viro Energy Limited, N-Viro Energy Holding (Asia) Limited and N-Viro Energy (Hong Kong) Limited.  He has advised on a broad range of transactions, including mergers and acquisitions, corporate financing, corporate restructuring, post acquisition integration and joint ventures/strategic partnerships and alliances.  He is also an experienced international corporate financier and management consultant.  Mr. Burton-Prateley earned an Economics Degree from Manchester University in Manchester, England, and a Masters Degree in Management from Templeton College at the University of Oxford, England.  Mr. Burton-Prateley is a Chartered Accountant in the UK, having qualified with KPMG.  Mr. Burton-Prateley has served as our director since his appointment in April 2014 and is a member of the Board's Compensation and Finance Committees.  Mr. Burton-Prateley’s qualifications to serve as a director of the Company consist of strong financial, asset management and global business experience.

Mark D. Hagans is an attorney and partner with the law firm of Plassman, Rupp, Hagans & Newton, of Archbold, Ohio, and his practice focuses on corporation, taxation and banking law.  Mr. Hagans serves on numerous Boards of Directors, including the Fulton County Health Center, where he is presently the Treasurer and chair of the Finance Committee.  Mr. Hagans earned his law degree from the University of Toledo.  Mr. Hagans has served as our director since December 2006 and is a member of the Board's Audit, Finance and Technology Committees.  Mr. Hagans’ experience as a lawyer and businessman enables him to bring valuable resources to the Board.

Martin S. Jaskel is a Director with European American Capital Services, Ltd., of London, England, and has over 40 years’ experience in the financial services industry.  Mr. Jaskel is also a member of the Advisory Board of N-Viro Energy Limited.  He began in the United Kingdom government bond market as a broker with leading firms.  In 1988 he was appointed Director of Global Sales and Marketing of Midland Montagu Treasury, and in 1990 was appointed Director of Global Sales at NatWest Treasury and was promoted to Managing Director of Global Trade and Banking Services in 1994.  He's sat on the advisory board of ECGD, the UK export-import bank, and on several government and Bank of England advisory boards.  In 1997 he founded a financial services consultancy which included KPMG Corporate Finance and the corporate FX division of Travelex PLC, and as Managing Director of a private real estate company with a £500m portfolio.  In 2005 he joined European American Capital Services, Ltd.  He has wide experience as a non-executive Director of both European public and private companies, and is a 1967 Economics graduate of the University of Manchester, England.  He has served as our director since his appointment in July 2015 and is a member of the Board's Audit and Nominating Committees.  Mr. Jaskel’s qualifications to serve as our director consist of his strong financial and international experience.

Timothy R. Kasmoch has been our President and Chief Executive Officer since February 2006 and a director since January 2006, and was appointed Chairman of the Board upon James Hartung’s resignation in July 2015.  He is also a director on the boards of N-Viro Energy Limited, N-Viro Energy Holding (Asia) Limited and N-Viro Energy (Hong Kong) Limited.  Previously, Mr. Kasmoch held various positions including Vice President of a privately held soil management company, that provided trucking and equipment services to us in the past, where he led the composting division to extract the highest value possible from organic feedstock into marketable products for the lawn and garden industry and helped them achieve record expansion in the 1990’s.  Mr. Kasmoch pursued the acquisition of an international soil mining company and as their President, focused on creating value through continuous improvements that balanced financial measures with quality and customer service.  Mr. Kasmoch is a member of the Board’s Finance, Nominating and Technology Committees.  His qualifications to serve as our director consist of being active in the area of soil management and conservation for over twenty years and bringing extensive experience in environmental management, operations and strategic planning.  He is the only “insider” on the Board and strongly encourages open communication with all Company stockholders.

Gene K. Richard has been an Associate Pathologist with Consultants in Laboratory Medicine of Greater Toledo, Ohio, since June 2008.  Dr. Richard was the Associate Director of Clinical Chemistry at Methodist Hospitals of Dallas, Texas from August 1998 to July 2008, while concurrently a partner with Surgical Pathologists of Dallas and a partner with Laboratory Physicians Association.  Dr. Richard has an extensive background in clinical and anatomic pathology and specializes in surgical pathology and cytopathology.  Dr. Richard was educated at the Ohio State University College of Medicine, Medical University of South Carolina, Memorial Hospital for Cancer & Allied Diseases in New York, Memorial Sloan-Kettering Cancer Center in New York and the North Shore University Hospital at Cornell University, and has been Board Certified in Anatomic & Clinical Pathology since 1992.  Dr. Richard has served as our director since his appointment in April 2014 and is a member of the Board’s Compensation and Nominating Committees.  Dr. Richard’s qualifications to serve as a director of the Company consist of his strong educational and medical experience.

Key Relationships

Michael Burton-Prateley is a member of the boards of N-Viro Energy Limited, N-Viro Energy Holding (Asia) Limited and N-Viro Energy (Hong Kong) Limited, all related companies to us by virtue of our 45% ownership interest in N-Viro Energy, Limited, which is the parent of N-Viro Energy Holding (Asia) Limited and N-Viro Energy (Hong Kong) Limited  He is also the Chief Executive Officer of N-Viro Energy Limited.

Martin Jaskel is a member of the Advisory Board of N-Viro Energy Limited, a related company to us by virtue of our 45% ownership interest in N-Viro Energy, Limited.

Timothy Kasmoch is a member of the boards of N-Viro Energy Limited, N-Viro Energy Holding (Asia) Limited and N-Viro Energy (Hong Kong) Limited, all related companies to us by virtue of our 45% ownership interest in N-Viro Energy, Limited, which is the parent of N-Viro Energy Holding (Asia) Limited and N-Viro Energy (Hong Kong) Limited.

Gene Richard is the son of former Board member Carl Richard, who resigned in July 2015.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors

Our business, property and affairs are managed under the direction of our Board.  Our Board, as a whole, has the responsibility for risk oversight of management.  The role of our Board of Directors is to oversee the President and Chief Executive Officer, the Executive Vice President and the Chief Financial Officer in the operation of our company, including management's establishment and implementation of appropriate practices and policies with respect to areas of potentially significant risk to us.  Our Board considers risks to our company as part of the strategic planning process and thorough review of compliance issues in committees of our Board, as appropriate.  While the Board has the ultimate oversight responsibility for such risk management process, various committees of the Board are structured to oversee specific risks in the areas covered by their respective assignments such as audits or compensation.  In addition, our Board may retain, on such terms as determined by the Board and in its sole discretion, independent legal, financial and other consultants and advisors to advise and assist the Board in fulfilling its oversight responsibilities.  Currently, there are no such consultants in any category assisting or advising our company.

Management is responsible for N-Viro’s day-to-day risk management, and the entire Board’s role is to engage in informed oversight.  Our Chief Executive Officer is a member of the Board of Directors, and our Chief Financial Officer and Executive Vice President/General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board and our senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management.  The Board believes Mr. Kasmoch’s service as Chief Executive Officer and as a Board member is appropriate because it bridges a critical gap between our management and the Board, enabling the Board to benefit from management’s perspective on our business while the Board performs its oversight function.

Our philosophy about diversity among its Board members is discussed below under “Nominating Committee.”

Meetings of the Board of Directors

Our Board held five (5) meetings during 2015, consisting of two regular meeting and three special meetings.  Each director attended 100% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he served.  It is the policy of our company that members of the Board attend the annual stockholder meeting.  Failure to attend the annual stockholder meeting without good reason is a factor the Nominating Committee and Board will consider in determining whether or not to renominate a current Board member.  All members of the Board serving at the time attended the adjourned or reconvened 2014 Annual Meeting, our last Annual Meeting held, except Mr. Hagans.

Shareholder Communications with the Board

We encourage stockholder communications with directors.  Stockholders may communicate with a particular director, all directors or the Chairman of the Board by mail or courier addressed to him or the entire Board in care of James K. McHugh, Corporate Secretary, N-Viro International Corporation, 2254 Centennial Road, Toledo, OH  43617.  All correspondence should be in a sealed envelope marked “Confidential” and will be forwarded unopened to the director as appropriate.

Board Independence

Although we are not subject to the listing requirements of any stock exchange, we are committed to a board in which a majority of our members consist of independent directors, as defined under the NASDAQ rules.  The Board has reviewed the independence of its members, applying the NASDAQ standards and considering other commercial, legal, accounting and familial relationships between the directors and us.  The Board has determined that all of the directors and director nominees are independent other than Mr. Kasmoch, who is not an independent director by virtue of his current position as our President and Chief Executive Officer.

Committees of the Board of Directors

The Board has the following standing committees:  the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Technology Committee.  The composition and function of each Committee is set forth below:

Director	Audit	Compensation	Nominating	Finance	Technology
Michael Burton-Prateley		X		X
Mark Hagans	X			X*	X
Martin Jaskel	X*		X
Timothy Kasmoch			X*	X	X*
Gene Richard		X*	X

*  Committee Chair

Audit Committee

During most of 2015 our Audit Committee consisted of Joseph Scheib and Mr. Hagans.  Mr. Scheib resigned in October 2015 and was replaced by Mr. Jaskel.  In accordance with our Audit Committee Charter, each of the Audit Committee members must be “independent” as determined under the NASDAQ rules.  The Audit Committee currently is not subject to, and does not follow, the independence criteria set forth in Section 10A of the Securities Exchange Act 1934, as amended.  The Board has determined that each of the directors who serve on the Audit Committee are “independent” under the NASDAQ rules, meaning that none of them has a relationship with us that may interfere with their independence from us and our management.  Further, the Board has determined that Mr. Jaskel qualifies as a “financial expert” as defined by the Securities and Exchange Commission (the "SEC").

The Audit Committee recommends the appointment of the outside auditor, oversees our accounting and internal audit functions and reviews and approves the terms of transactions between us and related party entities.  During 2015, the Audit Committee met one time.  The Audit Committee has retained UHY LLP to conduct the audit for the year ended December 31, 2015.  The Audit committee is governed by a written charter, a copy of which was attached to the Proxy Statement for our annual meeting held on June 8, 2007.

Compensation Committee

The Compensation Committee determines officers’ salaries and bonuses and administers the grant of stock options pursuant to our stock option plans.  The Compensation Committee does not have a written charter.  During 2015 the Compensation Committee consisted of Gene Richard, Thomas Kovacik and James Hartung, until Messrs. Kovacik and Hartung’s resignations in July 2015.  Mr. Burton-Prateley was appointed to the Committee in October 2015.  The Compensation Committee did not meet during 2015.

The Board has determined that all of the members of the committee are “independent” as determined under the NASDAQ standards.

Finance Committee

During most of 2015 the Finance Committee consisted of Messrs. Hagans, Kasmoch and Scheib, until Mr. Scheib’s resignation in October 2015 and replaced by Mr. Burton-Prateley.  The Committee assists in monitoring our cash flow requirements and approves any internal or external financing or leasing arrangements.  The Finance Committee does not have a written charter.  The Finance Committee met one time during 2015.

Nominating Committee

During 2015 the Nominating Committee consisted of Mr. Scheib, Carl Richard and Hartung, until their respective resignation throughout 2015.  In October 2015, Messrs. Kasmoch, Jaskel and Richard were all appointed.  The Committee considers and recommends to the Board qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors.  The Nominating Committee does not have a written charter.  The Nominating Committee met one time during 2015.

The Board has determined that all of the members of the committee are “independent” as determined under the NASDAQ standards.

The Nominating Committee will consider candidates recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director.  The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications.  Recommended candidates must be of the highest character and integrity, free of any conflicts of interest and possess the ability to work collaboratively with others, and have the time to devote to Board activities.  All candidates will be reviewed in the same manner, regardless of the source of the recommendation.  Presently, the Nominating Committee does not consider diversity as a characteristic in its selection of candidates except to the extent that the Nominating Committee seeks to expand the range of categories of experience and relationships in different aspects of the waste management process the Company requires for the different foci of its business and potential contacts with sources of business opportunity for the Company.

The Nominating Committee will consider all stockholder recommendations of proposed director nominees, if such recommendations are timely received under applicable SEC regulations and include all of the information required to be included as set forth in the By-Laws.  To be considered “timely received,” recommendations must be received in writing at our principal executive offices, at N-Viro International Corporation, 2254 Centennial Road, Toledo, OH  43617, Attention: Chairman, Nominating Committee, c/o James K. McHugh, Corporate Secretary, no later than February 17, 2017.

All candidates recommended by stockholders should be independent and possess substantial and significant experience which would be of value to us in the performance of the duties of a director.  In addition, any stockholder director nominee recommendation must include, at a minimum, the following information:  the stockholder’s name; address; the number and class of shares owned; the candidate’s biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” under the NASDAQ standards.  In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws.  The stockholder must include the candidate’s statement that he/she meets these requirements; is willing to promptly complete the Questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; consents to serve on the Board if elected; and a statement whether such candidate, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election.

Compensation of Directors

Our Board of Directors has approved the payment of cash compensation to non-employee directors in exchange for their service on the Board.  The amount of cash compensation to be received by each non-employee director is $1,000 per regular meeting attended during each calendar year, and $500 per special meeting attended.  Our Board of Directors generally has three meetings per calendar year.  The Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof.  During 2015, the Board voluntarily waived the cash compensation for all regular and special meetings, but received unregistered common stock in lieu of cash for attendance at all board meetings.

Under our current stock option plan, the N-Viro International Corporation 2010 Stock Option Plan (“2010 Plan”), each non-employee Director automatically receives a grant of options to purchase 5,000 shares of Common

Stock for each regular meeting attended, and an option to purchase 2,500 shares of Common Stock for each special meeting attended, subject to a maximum of 30,000 options in any calendar year.

In 2015, the Board approved a plan to award an option to purchase 2,000 shares of Common Stock to a director who attends a committee meeting, also collectively subject to the 30,000 options annual maximum, with board meetings attended.

Directors who are our employees do not receive any additional compensation for serving as Directors.  Directors who are our consultants do not receive any additional cash compensation for serving as Directors, but do receive stock options per the provisions of the 2010 Plan.

See “Certain Relationships and Related Transactions” for additional compensation to directors.

DIRECTOR COMPENSATION

	Fees	Fees		Non-Equity	Non-Qualified	Non-Qualified
	Earned or	Earned or		Incentive	Incentive	Deferred	All
	Paid in	Paid in	Option	Plan	Plan	Compensation	Other
Name	Cash	Stock (1)	Awards	Compensation	Compensation	Earnings	Compensation	Total
Michael Burton-Prateley	$ -	$ 2,500	$ 16,290	$ -	$ -	$ -	$ -	$ 18,790
Mark Hagans	-	2,500	16,290	-	-	-	-	18,790
James Hartung*	-	500	5,750	-	-	-	-	6,250
Martin Jaskel	-	1,000	5,100	-	-	-	-	6,100
Timothy Kasmoch	-	-	-	-	-	-	-	-
Thomas Kovacik*	-	-	-	-	-	-	-	-
Carl Richard*	-	1,500	11,190	-	-	-	-	12,690
Gene Richard	-	2,500	16,290	-	-	-	-	18,790
Joseph Scheib*	-	2,500	16,290	-	-	-	-	18,790
	$ -	$13,000	$87,200	$ -	$ -	$ -	$ -	$100,200

* No longer a director at 12/31/15
(1) Represents $1,000/$500 per regular/special meeting attended, paid in unregistered common stock at the equivalent value.

EXECUTIVE OFFICERS OF THE COMPANY

Executive officers of the Company are appointed by the Board of Directors and hold office at the pleasure of the Board.  Set forth below is biographical and other information on the current executive officers of the Company.  Mr. Kasmoch also serves as a member of the Board and his biographical information is set forth above under the caption “Directors of the Company.”

Name	Age	Position
Timothy R. Kasmoch	54	President and Chief Executive Officer
Robert W. Bohmer	47	Executive Vice-President and General Counsel
James K. McHugh	57	Chief Financial Officer, Secretary and Treasurer

Robert W. Bohmer has been our Executive Vice-President and General Counsel since July 2007.  He is also a director on the board of N-Viro Energy Limited.  From 1996 until joining the Company, Mr. Bohmer had been a partner with the law firm of Watkins, Bates and Carey, LLP, Toledo, Ohio.  From 2005 through June 2007, Mr. Bohmer had served as general outside counsel to the Company.  Effective May 2014, Mr. Bohmer became a part-time employee and performs outside legal work with the law firm of Plassman, Rupp, Hagans & Newton.  Mark Hagans is a member of our board and a partner in that law practice.

James K. McHugh has served as our Chief Financial Officer, Secretary and Treasurer since January 1997.  Prior to that date, Mr. McHugh served the Company in various financial positions since April 1992, and was a key member of the team that took the Company public in 1993.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table presents the total compensation paid to our Chief Executive Officer, Executive Vice President and Chief Financial Officer during 2015 and 2014.  There were no other executive officers who were serving at the end of 2015 or 2014 and whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (3) (4)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Timothy R. Kasmoch	2015	$150,000	$ -	$ -	$ -	$ -	$ -	$ 10,200	$160,200
President and CEO (1)	2014	150,000	-	-	-	-	-	10,200	160,200

Robert W. Bohmer	2015	57,200	-	-	-	-	-	-	57,200
Executive V.P.	2014	88,133	-	-	-	-	-	-	88,133

James K. McHugh	2015	125,000	-	-	-	-	-	399	125,399
Chief Financial Officer (2)	2014	125,000	-	-	-	-	-	399	125,399

(1)

For the “All Other Compensation” column, Mr. Kasmoch was compensated in cash for the use of his personal vehicle for $10,200 for each of 2015 and 2014.  Exactly 10% of the 2015 and 2014 amounts for Mr. Kasmoch have been deferred and are expected to be paid in 2016.

(2)

For the “All Other Compensation” column, Mr. McHugh is taxed on the imputed benefit of a life insurance policy that benefits his personal beneficiary for one-half the face value of the policy and N-Viro International Corporation for the other one-half.

(3)

Amounts listed are each executive’s gross salary per their March 2010 employment agreement, except Mr. Bohmer – see (4).  Starting in February 2012, all officers listed voluntarily deferred 10% of their gross salary.  Throughout 2014 and 2015, deferred salary continues to be accrued and is expected to be paid in 2016.  The amount of deferred salary before related payroll taxes total approximately $151,000 at December 31, 2015.  During 2014 and 2015, all three executives voluntarily agreed to forego full salary payments to provide cash for operations.  The amount of unpaid salary before related payroll taxes total approximately $85,000 at December 31, 2015.  This amount is accrued as of December 31, 2015 and is expected to be paid in 2016.

(4)

Effective May 1, 2014, Mr. Bohmer agreed to an amendment to his employment agreement, making him a part-time employee and reducing his salary to $57,200.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                                  OPTION AWARDS

Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: # Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares, Units or Other Rights That have Not Vested	Equity Incentive Plan Awards: Market Or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Timothy R. Kasmoch	250,000	-	-	$ 2.00	12/30/16	-	$ -	-	$ -
Timothy R. Kasmoch	2,500	-	-	$ 1.70	2/15/16	-	$ -	-	$ -
Timothy R. Kasmoch	25,000	-	-	$ 1.94	7/11/19	-	$ -	-	$ -
Timothy R. Kasmoch	243,000	-	-	$ 2.23	7/22/19	-	$ -	-	$ -
Timothy R. Kasmoch	75,000	-	-	$ 3.27	3/18/20	-	$ -	-	$ -
Timothy R. Kasmoch	100,000	-	-	$ 1.63	8/10/21	-	$ -	-	$ -
Timothy R. Kasmoch	125,000	-	-	$ 1.25	5/16/23	-	$ -	-	$ -
Timothy R. Kasmoch	25,000	-	-	$ 0.67	5/12/24	-	$ -	-	$ -
Timothy R. Kasmoch	100,000	-	-	$ 0.67	5/16/24	-	$ -	-	$ -
Timothy R. Kasmoch	100,000	-	-	$ 2.08	5/16/25	-	$ -	-	$ -

Robert W. Bohmer	100,000	-	-	$ 2.80	6/13/17	-	$ -	-	$ -
Robert W. Bohmer	25,000	-	-	$ 1.94	7/11/19	-	$ -	-	$ -
Robert W. Bohmer	168,000	-	-	$ 2.23	7/22/19	-	$ -	-	$ -
Robert W. Bohmer	75,000	-	-	$ 3.27	3/18/20	-	$ -	-	$ -
Robert W. Bohmer	125,000	-	-	$ 1.25	5/16/23	-	$ -	-	$ -
Robert W. Bohmer	25,000	-	-	$ 0.67	5/12/24	-	$ -	-	$ -
Robert W. Bohmer	50,000	-	-	$ 0.67	5/16/24	-	$ -	-	$ -

James K. McHugh	50,000	-	-	$ 2.00	12/31/16	-	$ -	-	$ -
James K. McHugh	25,000	-	-	$ 1.94	7/11/19	-	$ -	-	$ -
James K. McHugh	68,000	-	-	$ 2.23	7/22/19	-	$ -	-	$ -
James K. McHugh	60,000	-	-	$ 3.27	3/18/20	-	$ -	-	$ -
James K. McHugh	45,000	-	-	$ 1.25	5/16/23	-	$ -	-	$ -
James K. McHugh	20,000	-	-	$ 0.67	5/12/24	-	$ -	-	$ -
James K. McHugh	25,000	-	-	$ 0.67	5/16/24	-	$ -	-	$ -

All options awards were made granted under our current stock option plan described under the caption "Equity Compensation Plan Information."

Employment Agreements

Effective March 17, 2010, we entered into an Employment Agreement (the “Agreement”) with Mr. Timothy R. Kasmoch as our President and Chief Executive Officer, commencing February 26, 2010.  The Agreement is for a five-year term commencing on February 26, 2010, provides for automatic renewal of successive one-year terms unless notice is provided ninety (90) days prior to the expiration of the then current term, pays Mr. Kasmoch an annual base salary of $150,000 subject to annual increase, and is eligible for an annual cash bonus in an amount to be determined.  The Agreement also provides for a stock option grant of 470,000 options that vest over a five-year period, pursuant to the Second Amended and Restated 2004 Stock Option Plan.

Effective March 17, 2010, we entered into an Employment Agreement (the “Agreement”) with Mr. Robert W. Bohmer as our Executive Vice President and General Counsel, commencing February 26, 2010.  The Agreement is for a five-year term commencing on February 26, 2010, provides for automatic renewal of successive one-year terms unless notice is provided ninety (90) days prior to the expiration of the then current term, pays Mr. Bohmer an annual base salary of $150,000 subject to an annual increase, and is eligible for an annual cash bonus in an amount to be determined.  The Agreement also provides for a stock option grant of 320,000 options that vest over a five year period, pursuant to the Second Amended and Restated 2004 Stock Option Plan.

Effective May 1, 2014, Mr. Bohmer agreed to an amendment to his employment contract, making him a part-time employee and allowing him to perform outside legal work with the law firm of Plassman, Rupp, Hagans & Newton with the balance of his professional time.  Mark Hagans is a member of our board and a partner in that law practice.  The modification clarifies that work done for us by Mr. Bohmer is as an employee, not as a practicing attorney, and Mr. Bohmer will do no legal work for us as an outside attorney.  Mr. Bohmer’s salary was adjusted to $57,200.

Effective March 17, 2010, we entered into an Employment Agreement (the “Agreement”) with James K. McHugh to serve as the Company’s Chief Financial Officer commencing February 26, 2010.  The Agreement is for a five-year term commencing on February 26, 2010 and provides for automatic renewal of successive one-year terms unless notice is provided ninety (90) days prior to the expiration of the then current term, pays Mr. McHugh an annual base salary of $125,000 subject to an annual increase, and is eligible for an annual cash bonus in an amount to be determined.  The Agreement also provides for a stock option grant of 100,000 shares that vest over a five year period, pursuant to the Second Amended and Restated 2004 Stock Option Plan.

Amendments to Employment Agreements with Changes to Employee Stock Options

At a meeting of our Board of Directors on May 10, 2013, we approved an amendment to the employment agreements of each of Messrs. Kasmoch, Bohmer and McHugh (each an “Amendment”) that modifies and reduces the stock option grants provided in each of their employment agreements under the Second Amended and Restated 2004 N-Viro International Corporation Stock Option Plan (the "2004 Plan").  In addition, Mr. Kasmoch’s Amendment modifies and reduces stock options granted to him in August of 2011 under the N-Viro International 2010 Stock Option Plan (the “2010 Plan”).  Other than the changes to option grants summarized below, no other changes were made to the respective employment agreements between each named executive officer and the Company.

On May 16, 2013, in connection and effective with their respective Amendments, the Board approved a grant of stock options to Messrs. Kasmoch, Bohmer and McHugh, which were immediately exercisable for shares of our common stock.  The grants were made pursuant to both the 2004 Plan and the 2010 Plan.

New Employment Agreements

(e) New Employment Agreement with Named Executive Officer.

(1) Timothy R. Kasmoch

Effective July 17, 2016, N-Viro International Corporation (the "Company") entered into an Employment Agreement (the “Agreement”) with Timothy R. Kasmoch to serve as the Company’s President and Chief Executive Officer commencing July 17, 2016.  At a meeting of the Board of Directors of the Company on July 17, 2016, the Board approved the Agreement.

The Agreement is for a three-year term commencing on July 17, 2016 and provides for automatic renewal of successive one-year terms unless notice is provided ninety (90) days prior to the expiration of the then current term.  The agreement provides that Mr. Kasmoch is to receive an annual base salary of $150,000, subject to annual increase at the discretion of the Board of Directors of the Company.  In addition, Mr. Kasmoch is eligible for an annual cash bonus in an amount to be determined, a vehicle allowance, and otherwise subject to the discretion of, the Board of Directors.  Under the agreement, this determination is to be based upon the Board of Directors review of Mr. Kasmoch's performance.  The Agreement also provides for annual stock option grants to Mr. Kasmoch.

Since February 2006, Mr. Kasmoch has served the Company as President and Chief Executive Officer.  While employed with the Company, the Agreement allows Mr. Kasmoch to engage in other limited business activities that are not competitive with and do not involve the Company, subject to the prior disclosure to the Company’s Audit Committee.  The Employment Agreement permits Mr. Kasmoch to terminate his employment in the event of a change of control or certain enumerated material breaches thereof by the Company. In the event the Company terminates his Employment Agreement without cause, Mr. Kasmoch is entitled to receive his base salary for the period between the termination date and the natural expiration of his Employment Agreement or any extension thereof. Employee shall also have the right to exercise all options that have vested through and including the termination date.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report.

(e) New Employment Agreement with Named Executive Officer.

(2) Robert W. Bohmer

Effective July 17, 2016, N-Viro International Corporation (the "Company") entered into an Employment Agreement (the “Agreement”) with Robert W. Bohmer to serve as the Company’s Executive Vice President and General Counsel commencing July 17, 2016.  At a meeting of the Board of Directors of the Company on July 17, 2016, the Board approved the Agreement.

The Agreement is for a three-year term commencing on July 17, 2016 and provides for automatic renewal of successive one-year terms unless notice is provided ninety (90) days prior to the expiration of the then current term.  The agreement provides that Mr. Bohmer is to receive an annual base salary of $57,200, subject to annual increase at the discretion of the Board of Directors of the Company.  In addition, Mr. Bohmer is eligible for an annual cash bonus in an amount to be determined, and otherwise subject to the discretion of, the Board of Directors.  Under the agreement, this determination is to be based upon the President/Chief Executive Officer’s and Board of Directors review of Mr. Bohmer's performance.  The Agreement also provides for annual stock option grants to Mr. Bohmer.

Since July 2007, Mr. Bohmer has served the Company as Vice President of Business Development and General Counsel.  While employed with the Company, the Agreement allows Mr. Bohmer to engage in other limited business activities that are not competitive with and do not involve the Company, including employment in the private practice of law.  The Employment Agreement permits Mr. Bohmer to terminate his employment in the event of a change of control or certain enumerated material breaches thereof by the Company. In the event the Company terminates his Employment Agreement without cause, Mr. Bohmer is entitled to receive his base salary for the period between the termination date and the natural expiration of his Employment Agreement or any extension thereof. Employee shall also have the right to exercise all options that have vested through and including the termination date.

A copy of the Agreement is filed as Exhibit 10.2 to this Current Report.

(e) New Employment Agreement with Named Executive Officer.

(3) James K. McHugh

Effective July 17, 2016, N-Viro International Corporation (the "Company") entered into an Employment Agreement (the “Agreement”) with James K. McHugh to serve as the Company’s Chief Financial Officer, Secretary and Treasurer commencing July 17, 2016.  At a meeting of the Board of Directors of the Company on July 17, 2016, the Board approved the Agreement.

The Agreement is for a three-year term commencing on July 17, 2016 and provides for automatic renewal of successive one-year terms unless notice is provided ninety (90) days prior to the expiration of the then current term.  The agreement provides that Mr. McHugh is to receive an annual base salary of $125,000, subject to annual increase at the discretion of the Board of Directors of the Company.  In addition, Mr. McHugh is eligible for an annual cash bonus in an amount to be determined, and otherwise subject to the discretion of, the Board of Directors.  Under the agreement, this determination is to be based upon the President/Chief Executive Officer’s and Board of Directors review of Mr. McHugh's performance.  The Agreement also provides for annual stock option grants to Mr. McHugh.

Mr. McHugh has served the Company as Chief Financial Officer, Secretary and Treasurer since January 1997.  While employed with the Company, the Agreement allows Mr. McHugh to engage in other limited business activities that are not competitive with and do not involve the Company, subject to the prior disclosure to the Company’s Audit Committee.  The Employment Agreement permits Mr. McHugh to terminate his employment in the event of a change of control or certain enumerated material breaches thereof by the Company. In the event the Company terminates his Employment Agreement without cause, Mr. McHugh is entitled to receive his base salary for the period between the termination date and the natural expiration of his Employment Agreement or any extension thereof.  Employee shall also have the right to exercise all options that have vested through and including the termination date.

A copy of the Agreement is filed as Exhibit 10.3 to this Current Report.

Equity Compensation Plan Information

We maintain three stock option plans (only one is able to issue new grants after May 12, 2014) for directors, executive officers and key employees or outside subcontractors.  The most recent plan (“2010 Plan”) was approved by the stockholders in August 2010.  The 2010 Plan authorizes the Board of Directors or a committee thereof, to grant awards of incentive stock options and non-qualified stock options for up to a maximum of 5,000,000 shares of Common Stock.  For all of the plans, the total number of options granted and outstanding as of July 18, 2016 was 2,980,231, and the number of options available for future issuance was 3,602,500.  As of May 13, 2014 the 2004 Plan was no longer able to grant stock options.  Currently, all of the plans are administered by the Board of Directors via a committee.

PRINCIPAL STOCKHOLDERS

We had outstanding 9,483,018 shares of Common Stock, $.01 par value per share, or the Common Stock, on July 18, 2016, which constitutes the only class of our outstanding voting securities.

Five Percent Stockholders

At July 18, 2016, the following were the only persons known to us to own beneficially more than 5% of the outstanding shares of Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock
Common Stock	Timothy R. Kasmoch 927 Golf Island Drive Apollo Beach, FL 33572	1,324,378 (1)	12.4%
Common Stock	VC Energy I, LLC 3900 Paradise Road, Suite U Las Vegas, NV 89169	800,000 (2)	8.1%
Common Stock	Estate of Joseph Giulii c/o Mr. Peter Terreri 1351 Bryant Ct. Ambler, PA 19002	679,328 (3)	7.1%
Common Stock	Robert W. Bohmer 2339 St. Roberts Lane Toledo, OH 43617	694,388 (4)	6.8%
Common Stock	Cooke Family Trust 90 Grande Brook Circle, #1526 Wakefield, Rhode Island 02879	627,717 (5)	6.6%
Common Stock	Estate of Carl Richard c/o Mr. Phil Richard 6037 Outpost Rd. Sylvania, OH 43560	573,471 (6)	5.9%
Common Stock	Joseph H. Scheib 6937 Hunters Way Raleigh, NC 27615	508,279 (7)	5.2%

1.

The shares attributed to Mr. Kasmoch include 111,378 shares of Common Stock, 1,143,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.67 to $3.27 per share and 70,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.

2.

The shares attributed to VC Energy I, LLC include 400,000 shares owned beneficially and 400,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.  This information was derived from the Schedule 13G filed on July 8, 2010.

3.

The shares attributed to the Estate of Joseph Giulii include 554,328 shares owned beneficially and 125,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at prices ranging from $1.00 to $1.37 per share.  This information was derived from the Schedule 13G filed on March 11, 2014, before his ownership in all of our securities transferred to his estate in 2015.

4.

The shares attributed to Mr. Bohmer include 6,388 shares of Common Stock, 668,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.67 to $3.27 per share and 20,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.

5.

The shares attributed to the Cooke Family Trust include 627,267 shares owned beneficially and 450 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.  This information was derived from the Schedule 13D Amendment #5 filed on May 10, 2010 by the Cooke Family Trust.

6.

The shares attributed to the Estate of Carl Richard include 253,711 shares of Common Stock, 128,750 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.70 to $3.90 per share and 191,010 unregistered shares issuable upon exercise of warrants which are currently exercisable at prices ranging from $0.63 to $1.31 per share.  This information was derived from the Form 4 filed by us on Mr. Carl Richard’s behalf on July 13, 2015, before his ownership in all of our securities transferred to his estate in late 2015, and subsequent changes in his stock options whose records are maintained by us.  The Estate of Carl Richard is no longer a reporting owner of our securities.

7.

The shares attributed to Mr. Scheib include 238,390 shares of Common Stock, 126,250 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.70 to $3.90 per share and 130,550 unregistered shares issuable upon exercise of warrants which are currently exercisable at prices ranging from $0.35 to $1.00 per share.  This information was derived from the Form

4’s filed by us on Mr. Scheib’s behalf on October 20 and October 21, 2015, and subsequent changes in his stock options whose records are maintained by us.  Mr. Scheib is no longer a reporting owner of our securities.

Security Ownership of Management

The following table sets forth, as of July 18, 2016, unless otherwise specified, certain information with respect to the beneficial ownership of our shares of Common Stock by each person who is our director, a nominee for the Board, each of the Named Executive Officers, and by our directors and executive officers as a group.  Unless otherwise noted, each person has voting and investment power, with respect to all such shares, based on 9,483,018 shares of Common Stock outstanding on the record date.  Pursuant to the rules of the SEC, shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock warrants or stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	[1]	Percent of Class
Common Stock	Michael Burton-Prateley	70,426	[2]	0.74%
Common Stock	Mark D. Hagans	158,521	[3]	1.65%
Common Stock	Martin S. Jaskel	13,060	[4]	0.14%
Common Stock	Timothy R. Kasmoch	1,324,378	[5]	12.38%
Common Stock	Gene K. Richard	454,299	[6]	4.69%
Common Stock	Robert W. Bohmer	694,388	[7]	6.83%
Common Stock	James K. McHugh	430,450	[8]	4.35%
Common Stock	All directors and executive officers as a group (7 persons)	3,145,522	[9]	25.74%

1.

Except as otherwise indicated, all shares are directly owned with voting and investment power held by the person named.

2.

Represents 7,926 shares of Common Stock owned by Mr. Burton-Prateley, 62,500 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.76 to $2.28 per share.

3.

Represents 14,336 shares of Common Stock owned by Mr. Hagans, 124,185 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.76 to $3.90 per share and 20,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.

4.

Represents 3,060 shares of Common Stock owned by Mr. Jaskel, 10,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.86 to $1.20 per share.

5.

Represents 111,378 shares of Common Stock owned by Mr. Kasmoch, 1,143,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.67 to $3.27 per share and 70,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.

6.

Represents 249,842 shares of Common Stock owned by Mr. Richard, 35,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.76 to $2.28 per share and 169,457 unregistered shares issuable upon exercise of warrants which are currently exercisable at prices ranging from $0.47 to $1.00 per share.

7.

Represents 6,388 shares of Common Stock owned by Mr. Bohmer, 668,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.67 to $3.27 per share and 20,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.

8.

Represents 17,450 shares of Common Stock owned by Mr. McHugh, 393,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.67 to $3.27 per share and 20,000 unregistered shares issuable upon exercise of warrants which are currently exercisable at a price of $1.00 per share.

9.

Represents 410,380 shares of Common Stock owned by the directors and officers, 2,435,685 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.67 to $3.90 per share and a total of 299,457 unregistered shares issuable upon exercise of warrants which are currently exercisable at a at prices ranging from $0.47 to $1.00 per share.

RELATED PARTY TRANSACTIONS

During 2014 and 2015, we leased equipment from Tri-State Garden Supply dba Gardenscape, a company owned and managed by the extended family of Timothy Kasmoch.  For more detail, see Footnote 5 to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” in this Form 10-K.

In September 2013, our company and Supermag, LC, a Florida limited liability company (“Seller”) entered into a purchase agreement (the “Purchase Agreement”) pursuant to which we agreed to purchase certain land in Polk County, Florida to establish a new facility to replace our existing facility in Volusia County, Florida, for a total purchase price of $350,000.  The Seller was required to complete certain work and other conditions prior to a closing.  In March 2014, we assigned all of our right title and interest in and to the Purchase Agreement (the “Assignment”) to Bowling Green Holdings, LLC, a Florida limited liability company (“Purchaser”), which is 100% owned by the parents of our Chief Executive Officer.  It was a condition of the Assignment that we execute and deliver an unconditional guaranty (the “Guaranty”) of all of the Purchaser’s obligations under the Purchase Agreement hereinafter described.  The closing of the land purchase occurred on March 25, 2014.  At the closing, the Purchaser delivered to the Seller (i) a five year promissory note in the aggregate principal amount of $214,562, payable in declining installments of principal and interest beginning March 2015 and continuing until March 2019, at which time the Purchaser will be required to make a balloon payment of the remaining principal and all unpaid interest of $187,438, and, (ii) a mortgage and personal property security interest agreement under which the Purchaser granted the Seller a mortgage on the real property sold together with a first priority security interest in all personal property and proceeds from the use of the real property.  At the closing, we delivered the Guaranty to the Seller.  As of the date of this filing, we anticipate the Seller will release us from the Guaranty within a reasonable time as the Purchaser has to a large extent paid off the principal balance of the mortgage.  In connection with the closing, the Purchaser leased both the land and facility to be built to our wholly-owned subsidiary, Mulberry Processing, LLC, for a five year term, at an annual lease payment of $120,000, beginning June 1, 2014.  In addition, the lease requires us to pay the Purchaser an additional $2.00 per ton of sludge for any overage of more than 10,000 tons of sludge per month processed at the site during the lease term.  Upon default, the landlord is entitled to seek termination and repossession of the property.

At present, we hold 45% of the Class C voting shares that select Directors for N-Viro Energy Limited, our development and capital-sourcing entity.  Michael Burton-Prateley is the Chief Executive Officer and the beneficial owner of 20% of N-Viro Energy Limited Class C stock.  The Directors of N-Viro Energy Limited include Timothy Kasmoch and Robert Bohmer, our CEO and Executive Vice President, respectively, and Mr. Burton-Prateley.  Martin Jaskel is a member of N-Viro Energy Limited’s Advisory Board. For more detail, see Footnote 5 to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” for the year ended December 31, 2015.

SELLING SECURITYHOLDERS

This prospectus relates to the offer for sale of 5,156,000 shares of common stock, par value $0.01 per share, by selling securityholders named herein which consists of 156,000 shares of common stock that are currently outstanding and are held by five selling securityholders, 455,000 shares issuable upon exercise of a like number of warrants by a selling securityholder and an additional 4,545,000 shares of common stock which are issuable upon conversion of debentures of N-Viro International Corporation in the principal amount of $685,000 by a selling securityholder.

The following sets forth information with respect to the selling securityholders and the maximum number of shares of common stock that may be offered by such selling securityholders pursuant to this prospectus. The information set forth in the table below is based on information provided by or on behalf of the selling securityholders.  The selling securityholders may offer all, some or none of their shares of common stock.  We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of common stock.

Selling Securityholder	Number of Shares of Common Stock Beneficially Owned	Shares Being Offered		Number of Shares Retained After Offering	Percent of Shares To be Retained
JMJ Financial (1)	5,000,000	5,000,000	(2)	0	0
Bernard Kiesel	16,000	8,000		8,000	*
Newton Graziano	8,000	4,000		4,000	*
Janine Graziano	8,000	4,000		4,000	*
Thomas Flanigan	80,000	40,000		40,000	*
Woodrow Young	150,000	100,000		50,000	*

___________

*Represents less than 1% of the outstanding shares.

(1)

JMJ Financial is a d/b/a and is owned and controlled by Mr. Justin Keener of Miami Beach, Florida.

(2)

JMJ Financial purchased a convertible promissory note in January 2016 which is currently in the principal amount outstanding of $100,000.  This note is convertible at $0.77 per share or 60% of the lowest trade price in the 25 trading days previous to the conversion date.  There are also additional discounts that apply in the event the conversion shares are not deliverable by DWAC or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%.  JMJ Financial was issued in June 2016 a convertible note in the amount of $585,000.  The conversion price of this note is the lesser of $0.90 per share or 75% of the lowest trade price in the 25 trading days previous to conversion.  Again, there are also additional discounts that apply in the event the conversion shares under the latter note are not deliverable by DWAC or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%.  Each of the aforementioned notes have no floor price but provide that unless otherwise agreed to in writing by the investor and N-Viro, at no time will JMJ convert any amount of the aforementioned notes have no floor price but into common stock that would result in the investor owning more than 4.99% of the outstanding common stock.  We have registered 5,000,000 shares of common stock for resale, which includes 455,000 shares issuable upon exercise of warrants and up to 4,545,000 shares of common stock issuable upon conversion of JMJ’s promissory notes in the aggregate principal amount of $685,000. See “Risk Factors.”

No material relationships exist between any of the selling securityholders and us nor have any such material relationships existed within the past three years, except as follows: Craft Capital Management LLC, a member of FINRA, was paid compensation for its introduction of JMJ Financial to our company in connection with the issuance of debt securities to JMJ in the aggregate principal amount of $685,000. Compensation to Craft included cash compensation of $38,450 and warrants to purchase 25,000 shares.

The selling securityholders listed in the above tables may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock since the date on which the information in the above table is presented. Information about the selling securityholders may change over time. Any change in this information will be set forth in prospectus supplements, if required.

DESCRIPTION OF CAPITAL STOCK

We have authorized 35 million shares of Common Stock, $.01 par value and 2 million shares of Preferred Stock, $.01 par value as of the date of this Prospectus. As of July 18, 2016, we have outstanding 9,483,018 shares of Common Stock and no shares of Preferred Stock.

Common Stock

Holders of our Common Stock are entitled to one vote for each Share held at all meetings of stockholders (and written actions in lieu of meetings). Holders of our Common Stock do not have cumulative voting rights in the election of directors. Our directors are divided into Class I and Class II and are elected for terms of two years and until their successors are elected and qualify. See “Management.” Dividends may be declared and paid on our Common Stock from funds lawfully available therefore as, if and when determined by our Board and subject to any preferential rights of any then outstanding preferred stock. We do not intend to pay cash dividends on our Common Stock. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of N-Viro, holders of Shares of Common Stock will be entitled to receive all of our assets available for distribution to stockholders, subject to any preferential rights of any then outstanding preferred stock. Our Common Stock is not redeemable.

Preferred Stock

Our Board is authorized to issue from time to time, subject to any limitation prescribed by law, without further stockholder approval, up to 2,000,000 Shares of Preferred Stock, $.01 par value, in one or more series. Preferred Stock will have such number of Shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

Our Transfer Agent

The transfer agent for our securities is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716.

Certain Anti-takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

As a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by shareholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, shares owned by  persons who are directors and also officers; and employee stock plans, in some instances or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our board of directors pursuant to our by-laws consists of two classes of directors, each with a term of two years and until their successors are elected and shall qualify. Class I directors are next up for re-election at the annual meeting anticipated to occur later this year in 2016. The Class II directors were last re-elected in 2013 as our company failed to hold its annual meeting of stockholders in 2015. Pursuant to our by-laws, stockholders at any special meeting, the notice of which shall state that it is called for that purpose, may remove with or without cause, any director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class . Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made , or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors , may be filled by the affirmative vote of a majority of the Directors then in office , although less than a quorum , and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal . The Directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires .   No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director .  When one or more Directors shall resign effective at a future date, a majority of the Directors then in office , including those who have so resigned , shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective , and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

Our restated certificate of incorporation and by-laws provide that our directors and officers shall be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers where indemnification by us would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Amendment to Certificate of Incorporation

All amendments to our amended and restated certificate of incorporation require the approval of at least 66⅔ of the outstanding voting stock of our company.

Amendment of our Bylaws

Under our by-laws, the board of directors is expressly authorized to amend, alter, change or repeal our bylaws. The shareholders also have the ability to amend, alter, change or repeal our bylaws by the affirmative vote of a majority of the outstanding shares.

Options

As of July 18, 2016, we currently have outstanding options to purchase 2,980,231 shares at prices ranging from $0.67 per share to $3.90 per share.

Warrants

As of July 18, 2016, we currently have outstanding warrants to purchase 3,209,742 shares at prices ranging from $0.3375 per share to $1.50 per share.

Convertible Debt

As of July 18, 2016, the following is a summary of our outstanding convertible debt:

$365,000 of Convertible Debentures issued in 2009, convertible at any time into our unregistered common stock at $2.00 per share, and are currently in default.

A $100,000 Convertible Promissory Note to JMJ Financial for a term of two (2) years, convertible at the lesser of $0.77 per share or 60% of the lowest trade price in the 25 trading days previous to the conversion date.

A $585,000 Convertible Promissory Note to JMJ Financial for a term of one (1) year, convertible at the lesser of $0.90 per share or 75% of the lowest trade price in the 25 trading days previous to the conversion date.

JMJ Financial purchased a convertible promissory note in January 2016 which is currently in the principal amount outstanding of $100,000. This note is convertible at $0.77 per share or 60% of the lowest trade price in the 25 trading days previous to the conversion date. There are also additional discounts that apply in the event the conversion shares are not deliverable by DWAC or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%. JMJ Financial was issued in June 2016 a convertible note in the amount of $585,000. The conversion price of this note is the lesser of $0.90 per share or 75% of the lowest trade price in the 25 trading days previous to conversion. Again, there are also additional discounts that apply in the event the conversion shares under the latter note are not deliverable by DWAC or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%. Each of the aforementioned notes have no floor price but provide that unless otherwise agreed to in writing by the investor and N-Viro, at no time will JMJ convert any amount of the aforementioned notes have no floor price but into common stock that would result in the investor owning more than 4.99% of the outstanding common stock. We have registered 5,000,000 shares of common stock for resale, which includes 455,000 shares issuable upon exercise of warrants and up to 4,545,000 shares of common stock issuable upon conversion of JMJ’s promissory notes in the aggregate principal amount of $685,000. See “Risk Factors.”

SHARES ELIGIBLE FOR FUTURE SALE

There has been a very limited public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options or warrants or upon conversion of debt securities, in the public market after the date of the prospectus, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Capitalization Table – Pre-Offering

Type of Security	# of Shares of Common Stock
Common Stock	9,483,018
Stock Options	2,980,231
Warrants	3,209,742
Convertible Debentures	182,500
Convertible Notes Payable – JMJ #1*	2,500,000
Convertible Notes Payable – JMJ #2*	8,000,000

Pre-Offering Total	26,355,491

_________

* JMJ Financial purchased a convertible promissory note in January 2016 which is currently in the principal amount outstanding of $100,000.  This note is convertible at $0.77 per share or 60% of the lowest trade price in the 25 trading days previous to the conversion date.  There are also additional discounts that apply in the event the conversion shares are not deliverable by DWAC or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%.  JMJ Financial was issued in June 2016 a convertible note in the amount of $585,000.  The conversion price of this note is the lesser of $0.90 per share or 75% of the lowest trade price in the 25 trading days previous to conversion.  Again, there are also additional discounts that apply in the event the conversion shares under the latter note are not deliverable by DWAC or if they are only eligible for Xclearing deposit for a cumulative potential discount of an additional 15%.  Each of the aforementioned notes have no floor price but provide that unless otherwise agreed to in writing by the investor and N-Viro, at no time will JMJ convert any amount of the aforementioned notes have no floor price but into common stock that would result in the investor owning more than 4.99% of the outstanding common stock.  We have registered 5,000,000 shares of common stock for resale, which includes 455,000 shares issuable upon exercise of warrants and up to 4,545,000 shares of common stock issuable upon conversion of JMJ’s promissory notes in the aggregate principal amount of $685,000.  The 2,500,000 shares and 8,000,000 shares shown in the table above represent the number of shares reserved for issuance on our books and records in accordance with the provisions of the notes issued in January 2016 and June 2016, respectively.  See “Risk Factors.”

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

•

1% of the number of shares of common stock then outstanding, which will equal approximately 90,798 shares as of March 31, 2016; or

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale (subject to our common stock then being listed on an Exchange).

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We have not been advised of any arrangements by the selling securityholders for the sale of any of the common stock owned by them.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

crosses, where the same broker acts as an agent on both sides of the trade;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the transfer; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the transfer is complete.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales, if permitted, of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of common stock by the selling securityholders.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Craft Capital Management LLC, a member of FINRA and a selling securityholder, entered into an agreement with us to receive 6% cash compensation, a $950 one-time fee, and 4% warrant coverage on any cash received by us through Craft’s financing introductions. JMJ received $685,000 in convertible notes at a cash cost of $625,000 in convertible notes and we paid Craft an aggregate of $38,450 in cash and warrants to purchase 25,000 shares at an exercise price of $1.00 per share with a term of five years. As Craft may be deemed an “underwriter” as that term is defined under the Securities Act, Craft’s warrants and the underlying shares of common stock are subject to a 180-day lockup from the date of this prospectus in accordance with FINRA Rule 5110(g).

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We may also be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, which may arise from any information furnished to us by the selling securityholder expressly for use in this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Morse & Morse, PLLC, 1400 Old Country Road, Ste. 302, Westbury, NY 11590.

EXPERTS

The consolidated balance sheet of N-Viro International Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by UHY, independent registered public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered. The registration statement, including the attached exhibits, contains additional relevant information about us and our common stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

For further information about us and our common stock, you may inspect a copy of the registration statement and the exhibits to the registration statement without charge at the offices of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 upon the payment of the prescribed fees.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information that we and other public companies file electronically with the SEC. You can also inspect our registration statement and our other public filings on this website, and may review future filings we make with the SEC at this website.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF N-VIRO INTERNATIONAL CORPORATION – AT DECEMBER 31, 2015 AND 2014:

Report Of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets	F-2 – F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Stockholders' Deficit	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7 – F-25

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF N-VIRO INTERNATIONAL CORPORATION – AT MARCH 31, 2016 AND 2015:

Condensed Consolidated Statements of Operations	F-26
Condensed Consolidated Balance Sheets	F-27
Condensed Consolidated Statements of Cash Flows	F-28
Notes to Unaudited Condensed Consolidated Financial Statements	F-29 – F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

N-Viro International Corporation

We have audited the accompanying consolidated balance sheets of N-Viro International Corporation (a Delaware Corporation) and Subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of N-Viro International Corporation and Subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses, negative cash flow from operations and net working capital deficiency raise substantial doubt about its ability to continue as a going concern.  Management’s plans as to these matters are also discussed in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  UHY LLP

UHY LLP

Farmington Hills, Michigan

April 14, 2016

N-VIRO INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Unrestricted	$ 82,201	$ 81,854
Restricted	-	65,529
Receivables, net:
Trade	80,823	140,070
Other	-	51,912
Deferred costs - stock and warrants issued for services	54,167	597,789
Prepaid expenses and other assets	82,121	79,719
Total current assets	299,312	1,016,873

Property and equipment, net	492,976	998,852

Deposits	20,027	27,319

TOTAL ASSETS	$ 812,315	$ 2,043,044

The accompanying notes are an integral part of these financial statements.

N-VIRO INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Current maturities of long-term debt	$ 39,012	$ 63,186
Short-term convertible note, net of discount	43,575	-
Current maturity of capital lease liability, in default	133,436	86,652
Notes payable - related parties, in default	200,000	244,480
Convertible debentures, in default	365,000	455,000
Accounts payable	817,018	716,680
Pension plan withdrawal liability - current, in default (2015)	408,031	68,917
Accrued liabilities	319,625	320,207
Total current liabilities	2,325,697	1,955,122

Long-term debt, less current maturities	-	6,182
Pension plan withdrawal liability - long-term	-	320,472
Capital lease liability - long-term, less current maturities, in default	242,000	319,278

Total liabilities	2,567,697	2,601,054

Commitments and Contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $.01 par value, Authorized - 2,000,000 shares
Issued - -0- shares in 2015 and 2014	-	-
Common stock, $.01 par value
Authorized - 35,000,000 shares
Issued - 8,911,714 shares in 2015 and 8,166,789 shares in 2014	89,117	81,668
Additional paid-in capital	33,538,262	32,103,596
Accumulated deficit	(35,371,670)	(32,565,813)
	(1,744,291)	(380,549)
Less treasury stock, at cost - 2,000 shares in 2015
and 32,000 shares in 2014	11,091	177,461
Total stockholders' deficit	(1,755,382)	(558,010)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 812,315	$ 2,043,044

The accompanying notes are an integral part of these financial statements.

N-VIRO INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2015 and 2014

	2015	2014

REVENUES	$ 1,187,296	$ 1,330,583

COST OF REVENUES	1,244,055	1,566,018

GROSS LOSS	(56,759)	(235,435)

OPERATING EXPENSES
Selling, general and administrative	1,719,731	1,474,082
Impairment of assets	304,936	42,653
Loss (gain) on disposal of assets	18,008	(141,197)
Total Operating Expenses	2,042,675	1,375,538

OPERATING LOSS	(2,099,434)	(1,610,973)

OTHER INCOME (EXPENSE)
Interest income	87	190
Gain on extinguishment of liabilities	-	15,478
Loss from equity investment in affiliate	-	(10,000)
Interest expense	(174,916)	(155,059)
TOTAL OTHER INCOME (EXPENSE)	(174,829)	(149,391)

LOSS BEFORE INCOME TAXES	(2,274,263)	(1,760,364)

Federal and state income taxes	-	-

NET LOSS	($ 2,274,263)	($ 1,760,364)

Basic and diluted loss per share	($ 0.26)	($ 0.24)

Weighted average common shares outstanding - basic and diluted	8,592,489	7,318,480

The accompanying notes are an integral part of these financial statements.

N-VIRO INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Years Ended December 31, 2015 and 2014

			Additional
	Shares of	Common	Paid-in	Accumulated	Treasury
	Common Stock	Stock ($)	Capital ($)	Deficit ($)	Stock ($)	Total ($)

BALANCE - JANUARY 1, 2014	7,047,521	$ 70,475	$ 29,864,113	($ 29,886,630)	($ 684,890)	($ 636,932)

Net loss	-	-	-	(1,760,364)	-	(1,760,364)
Deemed dividend on extension of stock warrants	-	-	502,890	(502,890)	-	-
Sale of treasury stock	-	-	-	(415,929)	507,429	91,500
Share-based compensation expense	125,357	1,254	948,798	-	-	950,052
Exercise of stock options	-	-	4,750	-	-	4,750
Exercise of stock warrants	250,009	2,500	119,677	-	-	122,177
Issuance of common stock	743,902	7,439	663,368	-	-	670,807

BALANCE - DECEMBER 31, 2014	8,166,789	81,668	32,103,596	(32,565,813)	(177,461)	(558,010)

Net loss	-	-	-	(2,274,263)	-	(2,274,263)
Deemed dividend on extension of stock warrants	-	-	395,224	(395,224)	-	-
Beneficial conversion feature on convertible debt	-	-	83,000	-	-	83,000
Sale of treasury stock	-	-	-	(136,370)	166,370	30,000
Share-based compensation expense	109,414	1,094	242,128	-	-	243,222
Exercise of stock options	3,750	38	1,999	-	-	2,037
Exercise of stock warrants	13,028	130	(130)	-	-	-
Issuance of common stock	618,733	6,187	712,445	-	-	718,632

BALANCE - DECEMBER 31, 2015	8,911,714	$ 89,117	$ 33,538,262	($ 35,371,670)	($ 11,091)	($ 1,755,382)

The accompanying notes are an integral part of these financial statements.

N-VIRO INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2015 and 2014

	2015	2014
Cash Flows From Operating Activities
Net loss	($ 2,274,263)	($ 1,760,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	225,613	187,686
Amortization of debt discount	5,575	-
Issuance of stock, stock options and warrants for services	786,898	696,628
Loss on equity investment in affiliate	-	10,000
Provision for bad debts	15,569	-
Impairment of assets	304,936	42,653
Loss (gain) on the sale of fixed assets	18,008	(141,197)
Changes in Operating Assets and Liabilities
Decrease in trade receivables	49,982	170,708
Decrease in prepaid expenses and other assets	14,890	22,975
Increase (decrease) in pension withdrawal liability	2,965	(15,284)
Increase in accounts payable and accrued liabilities	170,801	121,430
Net cash used in operating activities	(679,026)	(664,765)

Cash Flows From Investing Activities
Decrease from restricted cash	65,529	1,063
Proceeds from sale of property and equipment	45,608	182,446
Decrease to note receivable, net	-	895
Purchases of property and equipment	(42,681)	(41,375)
Net cash provided by investing activities	68,456	143,029

Cash Flows From Financing Activities
Proceeds from issuance of common stock in private placements	603,265	696,030
Convertible debt issued, net of original issue discount	121,000	-
Borrowings under long-term debt	83,734	128,054
Proceeds from stock options exercised	1,983	4,750
Proceeds from stock warrant transactions	-	121,952
Net repayments on line-of-credit	-	(218,000)
Payment of debt issuance costs	(10,000)	-
Borrowings (repayments) from related parties	(44,480)	44,480
Principal payments on long-term obligations	(144,585)	(188,020)
Net cash provided by financing activities	610,917	589,246

Net Increase in Cash and Cash Equivalents	347	67,510

Cash and Cash Equivalents - Beginning	81,854	14,344

Cash and Cash Equivalents - Ending	$ 82,201	$ 81,854

Supplemental disclosure of cash flows information:
Cash paid during the year for interest	$ 107,060	$ 106,546

The accompanying notes are an integral part of these financial statements.

Note 1.

Operations and Summary of Significant Accounting Policies

The following is a summary of certain accounting policies followed in the preparation of these financial statements.  The policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements:

A.

Nature of Business – The Company owns and licenses the N-Viro Process, a patented technology to treat and recycle wastewater sludges and other bio-organic wastes, utilizing certain alkaline by-products produced by the cement, lime, electric utilities and other industries.  Revenue and the related accounts receivable are due from companies acting as independent agents or licensees, principally municipalities.

B.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C.

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

D.

Going Concern - The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has negative working capital of approximately $2,026,000 at December 31, 2015, and has incurred recurring losses and negative cash flow from operations for the years ended December 31, 2015 and 2014.  Moreover, while the Company expects to arrange for financing with lending institutions, there can be no assurances that the Company will have the ability to do so.

The Company has borrowed money from third parties and related parties and expects to be able to generate future cash from the exercise of common stock warrants, new debt and equity issuances.  The Company has substantially slowed payments to trade vendors, and have renegotiated payment terms with several existing and prior vendors to lengthen the time and/or reduce the amount of cash to repay these trade payables.  In 2013, 2014 and again in 2015 the Company modified all outstanding warrants to enhance their exercisability and realized a total of $246,000 in exercises in 2013 and 2014.  In October 2015, the Company extended the expiration date of all outstanding warrants for exactly one year.  Beginning in March 2014, our operations in Volusia County, Florida, which at the time now represented substantially all revenue, were voluntarily delayed while the Company employed additional personnel and moved assets to its new site in Bradley, Florida.  While operations resumed in Bradley in June 2014, this reduction in revenue materially reduced available cash to fund current or prior expenses incurred.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

E.

Cash and Cash Equivalents – The Company has cash on deposit primarily in one financial institution which, at times, may be in excess of FDIC insurance limits.

For purposes of the statements of cash flows, the Company considers all certificates of deposit with initial maturities of 90 days or less to be cash equivalents.

Restricted cash consists of one certificate of deposit and corresponding accrued interest which was held as collateral with a performance bond on behalf of one of the Company’s licensees at December 31, 2014.  The restricted cash performance bond was released by the Company’s licensee due to the completion of the contract period in September 2015.

Note 1.

Operations and Summary of Significant Accounting Policies (Continued)

F.

Accounts Receivable – The Company extends unsecured credit to customers under normal trade agreements, which require payment within 30 days.  Accounts greater than 90 days past due amounted to $326 and $99,179 of receivables for the years ended December 31, 2015 and 2014, respectively.  The Company's policy is not to accrue and record interest income on past due trade receivables.  The Company does bill the customer finance charges on past due accounts and records the interest income when collected.

Credit is generally granted on an unsecured basis.  Periodic credit evaluations of customers are conducted and appropriate allowances are established.

Management estimates an allowance for doubtful accounts, which was $32,847 at December 31, 2015 and $116,260 at December 31, 2014.  The estimate is based upon management’s review of delinquent accounts and an assessment of the Company’s historical evidence of collections.

G.

Property and Equipment – Property, machinery and equipment are stated at cost less accumulated depreciation.  Depreciation has been computed primarily by the straight-line method over the estimated useful lives of the assets.  Generally, useful lives are five to fifteen years.  Leasehold improvements are capitalized and amortized over the lesser of the term of the lease or the estimated useful life of the asset.  Depreciation expense amounted to $225,613 and $179,743 in 2015 and 2014, respectively.

Management has reviewed property and equipment for impairment when events and circumstances indicate that the assets might be impaired and the carrying values of those assets may not be recoverable.  During 2015, the Company determined the fair value of property and equipment was less than the carrying amount reflected on the balance sheet, and recorded a non-cash impairment charge of $304,936 to reduce the carrying value of these assets to their estimated fair value of $188,300.  Fair values of the property and equipment were estimated using a market approach, considering the estimated fair values of other comparable property and equipment (Level 3 inputs).

In May 2015 the Company lost their energy partner to develop their N-Viro FuelTM technology in the state of Pennsylvania.  Management intends to move the equipment related to this production technology to other states and find new partners to develop it, however their ability to do so and the ability to generate cash flows from this venture is uncertain as of December 31, 2015.  Additionally, their current operations in the state of Florida have resulted in declining revenues and negative cash flows from operations.  The declines in revenues and operating cash flows, the loss of their energy partner and the inability of the Company to generate sufficient operating cash flows have led to the impairment of property and equipment to fair value in the fourth quarter of 2015.

H.

Intangible Assets – Intangible assets are comprised of patent costs, territory rights and customer licenses/contracts amortized on a straight line basis over their estimated useful lives (ranging from 18 months to 17 years).  Amortization expense amounted to $-0- in 2015 and $7,941 in 2014.

During 2014, the Company determined the fair value of the intangible assets were less than the amount reflected in the balance sheet, and recorded a non-cash impairment charge of $42,653 to reduce the carrying value of these assets to their estimated fair value of zero.  The reason for the impairment of intangible assets in the third quarter of 2014 was primarily due to declines in revenue associated with these assets.

Note 1.

Operations and Summary of Significant Accounting Policies (Continued)

I.

Equity Method Investment – During the year ended December 31, 2014, the Company entered into a subscription agreement with N-Viro Energy Limited representing an approximately 45% interest in the class C voting shares.  The Company’s 2014 loss includes a loss of ($10,000) related to the operations of N-Viro Energy Limited.  The loss reduced the Company’s investment in N-Viro Limited to zero and, as a result, the Company discontinued applying the equity method.  The Company will resume application of the equity method only after its share of future earnings of N-Viro Energy Limited are sufficient to recover its share of unrecognized losses during the period the equity method was suspended.  The Company has no obligation to fund future operations of N-Viro Energy Limited.

J.

Revenue Recognition – Sludge processing revenue and royalty fees are recognized under contracts where the Company or licensees utilize the N-Viro Process to treat sludge, either pursuant to a fixed-price contract or based on volumes of sludge processed.  Revenue is recognized as services are performed.

Alkaline admixture management service revenue and N-Viro SoilTM revenue are recognized upon shipment.

K.

Loss Per Common Share – Loss per common share has been computed on the basis of the weighted-average number of common shares outstanding during each period presented.  For the years ended December 31, 2015 and 2014, the effects of 2,640,231 and 2,615,231 stock options outstanding, respectively, 2,679,742 and 2,624,142 warrants to purchase common stock, respectively, and, debentures that are convertible to 182,500 and 227,500 shares of common stock, respectively, are excluded from the diluted per share calculation because they would be antidilutive.

L.

Stock Options – The Company records share-based compensation expense using a fair-value based method of measurement that results in compensation costs for essentially all awards of stock-based compensation.  Compensation costs are recognized over the requisite period or periods that services are rendered.

M.

Stock Warrants – The Company records compensation expense for stock warrants based on the estimated fair value of the warrants on the date of grant using the Black-Scholes valuation model.  The Company uses historical data among other factors to estimate the expected price volatility, the expected warrant term and the expected forfeiture rate.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant for the expected term of the warrant.

N.

New Accounting Standards – The Financial Accounting Standards Board, or FASB, has issued the following new accounting and interpretations, which may be applicable in the future to us:

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”)¸which requires that all leases with a term of more than one year, covering leased assets such as real estate and equipment, be reflected on the balance sheet as assets and liabilities for the rights and obligations created by these leases. ASU 2016-02 is effective for fiscal years fiscal years and interim periods beginning after December 15, 2018.  The Company is currently evaluating the impact of the provisions of this new standard on our consolidated financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, “Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”), which requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. ASU 2015-17 is effective for fiscal years and interim periods beginning after December 15, 2016.  The Company is currently evaluating the impact of the provisions of this new standard on our consolidated financial statements.

Note 1.

Operations and Summary of Significant Accounting Policies (Continued)

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and provide related disclosures. ASU 2014-15 is effective for the first interim period within annual reporting periods beginning after December 15, 2016 and is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which provides guidance for the recognition, measurement and disclosure of revenue resulting from contracts with customers and will supersede virtually all of the current revenue recognition guidance under GAAP. ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2016.  In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date" (“ASU 2015-14”), which delayed the effective date by one year. As a result, the standard is effective for us for fiscal and interim periods beginning January 1, 2018 and allows for full retrospective or modified retrospective methods of adoption.  The Company is currently evaluating the impact of the provisions of this standard on our consolidated financial statements.

O.

Income Taxes – Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the current period plus or minus the change during the period in deferred tax assets and liabilities.

The accounting for uncertain tax positions requires the Company to evaluate each income tax position using a two step process which includes a determination as to whether it is more likely than not that the income tax position will be sustained, based upon technical merit and upon examination by the taxing authorities. At December 31, 2015 and 2014, there were no uncertain tax positions that required accrual.  None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities.  However, fiscal years 2012 and later remain subject to examination by the IRS and respective states.

P.

Supplemental Disclosure of Non-Cash Operating, Investing and Financing Activities:

	2015	2014
Deemed dividend on extension of stock warrants	$395,224	$502,890
Financial Genetics - value of stock issued on consulting agreement	100,000	-
Conversions of convertible debentures to common stock	91,260	-
Value of stock issued for payment of accrued rent	54,107	-
Dynasty Wealth, Inc. - value of warrants issued on consulting agreement	-	460,700
Bowling Green Holdings, LLC - capital lease	-	420,346
Global IR Group - value of stock issued on consulting agreement	-	165,000
Conversions of promissory note debt to common stock	-	55,000
Proceeds from sale of property and equipment recorded as Receivable, net * Other	-	51,889
	$640,591	$1,655,825

Note 1.

Operations and Summary of Significant Accounting Policies (Continued)

Q.

Segment Information – During 2015, the Company determined that it currently operates in one segment based on the financial information upon which the chief operating decision maker regularly assesses performance and allocates resources.  The chief operating decision maker is the Chief Executive Officer.

Note 2.

Balance Sheet Data

Property and equipment:

	2015	2014
Buildings and leasehold improvements	$ 476,603	$ 452,362
Equipment	1,162,779	2,280,636
Equipment - idle	213,429	-
Furniture, fixtures and computers	55,383	57,503
	1,908,194	2,790,501
Less accumulated depreciation	1,415,218	1,791,649
	$ 492,976	$ 998,852

Deferred costs:

Between October 2012 and July 2015, the Company engaged five separate firms to provide various consulting services to the Company, primarily financial consulting and public relations.  The payment for these services was paid in stock, stock warrants and cash.  During this time period, the Company issued 650,000 unregistered shares of the Company’s stock and 650,000 warrants to purchase the Company’s stock at an average price of $1.38.  The value of stock issued was determined based on the trading price of the shares on the commitment date of the agreement and the warrants were valued using the Black Scholes valuation model as of the commitment date.  The total value assigned to these agreements was $1,634,900 which is being amortized over the life of the respective consulting contracts.  The contractual maturity dates of these agreements range from March 2014 through July 2016, of which, certain agreements were terminated early.  The early termination of the agreements resulted in accelerated amortization of the expense in the period the contract was terminated.

Total expense related to these agreements for the years ended December 31, 2015 and 2014 was $728,500 and $446,800 of which $85,000 and $35,000 was payable in cash.

The following is a summary of Deferred costs – stock and warrants issued for services as of December 31:

	2015	2014
Deferred costs - Financial Genetics, LLC, less accumulated
amortization (2015 - $45,833)	$ 54,167	$ -
Deferred costs - Strategic Asset Management, Inc., less accumulated
amortization (2015 - $1,011,500; 2014 - $886,249)	-	125,251
Deferred costs - Dynasty Wealth, Inc., less accumulated
amortization (2015 - $460,700; 2014 - $134,371)	-	326,329
Deferred costs - Global IR Group, Inc., less accumulated
amortization (2015 - $165,000; 2014 - $18,792)	-	146,208
	$ 54,167	$ 597,788

Note 2.

Balance Sheet Data (continued)

Accrued liabilities:

	2015	2014
Accrued payroll and employee benefits	$ 95,125	$ 157,456
Deferred compensation payable	160,670	124,306
Interest payable	63,830	38,445
	$ 319,625	$ 320,207

Note 3.

Pledged Assets and Long-Term Debt

In 2011 the Company borrowed $200,000 with a Promissory Note (“the Note”) payable to David and Edna Kasmoch, the parents of Timothy Kasmoch, the Company’s President and Chief Executive Officer, at 12% interest and prepaid for a period of three months, renewable for an additional three months by the prepayment of additional interest and secured by certain equipment.  Timothy Kasmoch has personally guaranteed the repayment of this Note.  As of December 31, 2015 the Note was past due and we are in default.  The Company expects to extend the Note in the near future and pay it in full in 2016, although there can be no assurance the Company will have adequate cash flow to allow for any additional payments or that the maturity date will be extended.  In September 2015, the Company received a demand letter from counsel for the Note holder declaring a default under the Note.  Counsel demanded payment of the entire amount due under the Note, along with accrued interest and penalties.  At December 31, 2015 the Company accrued a total of approximately $96,000 in estimated interest and penalties recorded in accrued interest and accounts payable.  The Company is in negotiations with counsel and David and Edna Kasmoch to resolve this default, although there can be no assurance these negotiations will be successful.

In 2012 the Company received a Notice and Demand of Payment Withdrawal Liability from Central States Southeast and Southwest Areas Pension Fund (the “Notice”), the pension trustee that was funded by the Company for the benefit of its former employees at its City of Toledo operation.  In December 2013, the Company received a Notice of Default from Central States, and in September 2014 the Company agreed to pay Central States a total of $415,000 plus interest on a financed settlement over 19 months, with payments of $6,000 per month for the first twelve months and $10,000 per month for the following six months, with a balloon payment of approximately $312,000 due on or before February 1, 2016.  Concurrently a separate security agreement was agreed on, effectively securing all of the Company’s assets and future rights to assets.  As of the date of this filing, the Company is not in compliance with the new settlement agreement, as the remaining three payments of $10,000 as well as the balloon payment are overdue.  In an event of default, the Company becomes liable for liquidating damages to Central States in the amount of $78,965.  This liability has been added to the total amount owed under this agreement.  The amounts owed under this agreement were $408,031 and $389,389, respectively, as of December 31, 2015 and 2014.

In 2009 the Company approved an offering of up to $1,000,000 of Convertible Debentures (the “Debentures”), convertible at any time into our unregistered common stock at $2.00 per share.  The Debentures were issuable in $5,000 denominations, are unsecured and have a stated interest rate of 8%, payable quarterly to holders of record.

Note 3.

Pledged Assets and Long-Term Debt (Continued)

As of June 30, 2013, the Company held $455,000 of Debentures, but defaulted and did not pay the holders the principal amount due, all of which became due.  During 2015, two of the Company’s debenture holders converted a total of $91,260 in debt including accrued interest to 45,630 restricted shares of the Company’s common stock.  This reduced the amount of Debentures that remain outstanding and in default at December 31, 2015 to $365,000.  The Company continues to accrue interest on the principal amount at the rate set forth in the Debentures until the principal amount is paid in full.  The Company has not made the interest payments due in October 2015 and January 2016, and do not expect to pay the April 2016 installment due by the time of this filing.  The Company expects to pay all accrued interest due and the principal amount to all outstanding holders of the Debentures after completing substitute financial arrangements, though there can be no assurance of the timing of receipt of these funds and amounts available from these substitute arrangements.

The Company has previously borrowed to purchase processing and automotive equipment, and as of December 31, 2015, one term note is outstanding at 7.1% interest for a term of five years, with monthly payments of approximately $2,100 and secured by automotive equipment.  The amount owed on the note as of December 31, 2015 was approximately $6,200 and was paid in full on the maturity date in March 2016.

In September 2014, the Company executed a Promissory Note (the “Limited Note”) for $50,000 with N-Viro Energy Limited (“Ltd”), classified as a related party, at 5% interest and for a period of 90 days.  During the fourth quarter of 2014 and into 2015, the Company repaid the Limited Note by reimbursing expenses incurred by Ltd related to its China project, and fully paid it off in June 2015.

During 2015 the Company borrowed a total of approximately $54,000 to pay for an insurance policy on equipment coverage during the year.  The agreement is for a nine month term with an interest rate of 8.4% and monthly payments of approximately $5,400.  The Company also financed its directors and officers insurance in late 2015, financing $30,100 over 10 months at 9% interest, monthly payments of $3,136 and is not secured.  The amounts owed on these notes as of December 31, 2015 was approximately $33,000.

In December 2015, the Company entered into an agreement to issue a convertible promissory note (“Convertible Note”)  to the Company for $125,000 in cash, less $10,000 in fees paid in debt issuance costs to a third party.  The Convertible Note is for a term of nine (9) month, an interest rate of 10%, and a $4,000 original issue discount fee on actual payments made.  The holder can elect to convert all or part of the debt into restricted shares of the Company’s common stock for a price equaling the lesser of $0.43 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  The Company was also required to reserve 1,250,000 authorized but unissued shares of its common stock, per an irrevocable letter to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.  The conversion feature of this convertible promissory note was determined to be a beneficial conversion feature and was recorded as a debt discount at fair value of $83,000.  This debt discount is being amortized to interest expense over the nine month note term.  The total amount owed on this note was $125,000 and the gross discount was $81,425 as of December 31, 2015. The carrying amount on this note was $43,575 as of December 31, 2015.

Note 3.

Pledged Assets and Long-Term Debt (Continued)

Long-term debt at December 31, 2015 and 2014 is as follows:

	2015	2014
Notes payable - related party (David Kasmoch)	$ 200,000	$ 200,000
Pension withdrawal liability	408,031	389,389
Convertible debentures	365,000	455,000
Notes payable - equipment vendors	6,182	32,818
Note payable - related party (Ltd.)	-	44,480
Note payable - insurance	32,830	36,550
Convertible note payable, net of discount	43,575	-
	1,055,618	1,158,237
Less current maturities	1,055,618	831,583
	$ -	$ 326,654

Note 4.

Capital Lease, in default

In June 2014, Mulberry Processing, LLC, a wholly owned subsidiary of the Company, entered into a contract to lease certain real property and buildings in Bradley, Florida from Bowling Green Holdings, LLC (“BGH”), a company owned by David Kasmoch, the father of Timothy R. Kasmoch, the Company’s President and Chief Executive Officer.  The lease term is for five years beginning June 1, 2014 and a monthly payment of $10,000.  At December 31, 2015 and 2014 the Company was in default of its payments.  This lease has been determined to be a capital lease and a liability and related asset of $420,346 was recorded in June 2014 concurrent with the start of the lease agreement.

The following is a summary of property held under capital leases at December 31, 2015 and 2014:

	2015	2014
Leased real property at Bradley, Florida - BGH	$ 420,346	$ 420,346
Less accumulated depreciation	133,111	49,040
	$ 287,235	$ 371,306

Depreciation on assets under capital leases charged to expense for the years ended December 31, 2015 and 2014 was $84,071 and $49,040, respectively, recorded as cost of sales.  Interest charged related to capital lease liabilities for the years ended December 31, 2015 and 2014 was $53,424 and $35,508, respectively, recorded as interest expense.  At both December 31, 2015 and 2014, the Company was in default of its payments however there is no acceleration provision in the lease agreement.  The total lease liability at December 31, 2015 and 2014 was $375,436 and $405,930, respectively.

Note 4.

Capital Lease, in default (continued)

The following is a schedule by years of future minimum payments required under the lease together with their present value as of December 31, 2015:

amount
2016	$ 220,000
2017	120,000
2018	120,000
2019	50,000
Total minimum lease payments	510,000
Less amount representing interest	134,564
Present value of lease payments	$ 375,436

Current maturities	$ 133,436
Non-current maturities	$ 242,000

Note 5.

Related Party Transactions

In August 2011, the Company borrowed $200,000 with a Promissory Note payable to David and Edna Kasmoch, the parents of Timothy Kasmoch, the Company’s President and Chief Executive Officer.  More details can be found in Note 3.

During 2012 the Company paid Terri Kasmoch, the spouse of Timothy Kasmoch, as an employee for business development, web site and company media marketing and stock promotion efforts for the Company, and she participated with the executives of the Company in reducing the salary paid to her by 10% and deferring this to a future date.  Effective November 2012, Ms. Kasmoch resigned from employment from the Company, and her deferred salary of approximately $3,900 remains unpaid as of December 31, 2015.

During 2014, the Company sold used equipment to Tri-State Garden Supply dba Gardenscape, a Company owned by the family of Timothy Kasmoch, and realized cash proceeds of $81,275 on the sale, of which $6,202 was still owed as of December 31, 2015.  At December 31, 2015 this amount was classified as an Other – receivable but was fully reserved due to the uncertainty that these expenses will be reimbursed.

During 2015, the Company incurred expenses which were reimbursable from their landlord Bowling Green Holdings, LLC (“BGH”) in the amount of $10,321.  At December 31, 2015 this amount was classified as an Other – receivable but was fully reserved due to the uncertainty that these expenses will be reimbursed.

During 2015 and 2014, the Company leased two trucks from Tri-State Garden Supply dba Gardenscape, and in lieu of lease payments agreed to repair and maintain both trucks, reimburse Gardenscape for insurance, annual taxes and license fees.  During 2015 and 2014, this totaled approximately $48,500 and $27,000, respectively, and is included as part of Cost of Sales.

In September 2014, the Company executed a Promissory Note (the “Limited Note”) for $50,000 with N-Viro Energy Limited (“Ltd”), of which the Company holds approximately a 45% investment interest in.  More details can be found in Note 3.

Note 6.

Equity Transactions

In April 2014, the Company entered into a share purchase agreement with one of the Company’s board members (“Purchaser”), pursuant to which the Company sold 71,429 shares of its common stock (the “Shares”) to the Purchaser for $50,000, or a purchase price of $0.70 per Share, and 71,429 warrants to purchase common stock.  The Shares are restricted and the transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

In April 2014, the Company entered into a share purchase agreement with one of the Company’s board members (“Purchaser”), pursuant to which the Company sold 25,000 shares of its common stock (the “Shares”) to the Purchaser for $17,500, or a purchase price of $0.70 per Share, and 25,000 warrants to purchase common stock.  The Shares are restricted and the transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

In May 2014, the Company entered into a share purchase agreement with one of the Company’s board members (“Purchaser”), pursuant to which the Company sold 37,313 shares of its common stock (the “Shares”) to the Purchaser for $25,000, or a purchase price of $0.67 per Share, and 37,313 warrants to purchase common stock.  The Shares are restricted and the transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

In August 2014 the Company issued Deerpoint Development Company Limited, the landlord of its administrative office, 16,200 shares of unregistered common stock at a price of $0.71 per share in exchange for three months rent, resulting in net additional expense of approximately $1,300 above the contracted amount, but saving us approximately $10,200 of cash.  The stock price was calculated using the Black-Scholes valuation model, explained in further detail below.

In September 2014, the Company issued 350,000 warrants to purchase unregistered shares of common stock to Dynasty Wealth, Inc., for financial consulting services.  Additional payments owed Dynasty Wealth could be paid in either cash or shares of the Company’s unregistered common stock.  For the years ended December 31, 2015 and 2014 the Company did not issue any shares of stock in additional payment owed per the agreement.  More details of this agreement are contained in Note 2.

In November 2014, the Company issued 100,000 shares of unregistered common stock to Global IR Group, Inc., for public relations services.  More details of this agreement are contained in Note 2.

During 2014, the Company entered into share purchase agreements with a total of sixteen Purchasers pursuant to which the Company sold 604,650 shares of its common stock (the “Shares”) to the Purchasers for a total of $604,650, or a purchase price of $1.00 per share.  All but 91,500 shares were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  The Company sold 91,500 shares it held in its treasury, but the shares were not issued until early 2015.  All of the transactions were exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

Note 6.

Equity Transactions (continued)

Between January and April 2015, the Company entered into share purchase agreements with a total of fourteen Purchasers pursuant to which the Company sold 410,000 shares of its common stock (the “Shares”) to the Purchasers for a total of $410,000, or a purchase price of $1.00 per share, to provide operating capital.  All but 30,000 shares were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  The Company issued 30,000 shares in 2015 it held in its treasury.  All of the transactions were exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

Between June and October 2015, the Company entered into share purchase agreement with a total of five Purchasers pursuant to which the Company sold 156,000 shares of its common stock (the “Shares”) to the Purchaser for a total of $195,000, or a purchase price of $1.25 per share, and 78,000 warrants to purchase stock for $1.50 per share, to provide operating capital.  All the shares issued were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

In June 2015, the Company issued Thomas W. Muldowney, a former consultant to the Company, 13,028 shares of registered common stock on the exercise of 22,400 warrants that were issued in 2010.  The exercise did not provide the Company with cash as they were “cashless” per the agreements involved providing for the warrants and subsequent stock issuance.

In June 2015, the Company issued Deerpoint Development Company Limited, the landlord of its administrative office, 16,106 shares of unregistered common stock at a price of $1.43 per share in exchange for six months rent, resulting in net additional expense of approximately $2,700 above the contracted amount, but saving approximately $20,400 of cash.

In June 2015, the Company issued D&B Colon Leasing, LLC, the landlord of a former satellite office, 20,997 shares of unregistered common stock at a price of $1.48 per share in exchange for the remaining eleven months rent owed, resulting in net additional expense of approximately $3,600 above the contracted amount, but saving $27,500 of cash.

The Company has a stock option plan approved in May 2004, amended in June 2008 and again in August 2009 (the “2004 Plan”), for directors and key employees under which 2,500,000 shares of common stock could have been issued.  No other shares can be issued from the 2004 Plan, and approximately 1,598,000 options are outstanding as of December 31, 2015.  The Company also has a stock option plan approved in July 2010 (the “2010 Plan”), for directors and key employees under which 5,000,000 shares of common stock may be issued.  Approximately 1,043,000 options are outstanding as of December 31, 2015.  Unless otherwise stated in the stock option agreement, options are 20% vested on the date of grant, with the balance vesting 20% per year over the next four years, except for directors whose options vest six months from the date of grant.  Options were granted in 2015 only from the 2010 Plan at the market value of the stock at date of grant, as defined in the plan.

Note 6.

Equity Transactions (continued)

The Company grants stock options to its directors as compensation for services performed.  All of the options granted are for a period of ten years from the date of issuance, are pursuant to the 2010 Plan, and vest six (6) months from the issuance date.  Stock option grants related to the periods covered by these financial statements include the issuance of 222,500 options from December 2013 through October 2015.  These options are exercisable at prices ranging from $0.76 to $2.28.  To reflect the value of the stock options granted, the Company records a non-cash charge to earnings totaling $280,033 over the requisite vesting period in selling, general and administrative expense.  For the years ended December 31, 2015 and 2014, the Company recorded an expense of approximately $130,300 and $132,100, respectively.  More information on these equity transactions is contained in this Form 10-K under Item 10, “Directors, Executive Officers and Corporate Governance”.

During the year ended December 31, 2014, the Company issued a total of 25,357 shares of unregistered common stock, valued at a total of $26,500, to its independent directors in lieu of cash owed for calendar year 2014 board meetings attended.  To reflect the value of the stock issued, the Company recorded a charge to earnings totaling $26,500 during 2014.  More information on these equity transactions is contained in this Form 10-K under Item 10, “Directors, Executive Officers and Corporate Governance”.

During the year ended December 31, 2015, the Company issued a total of 9,414 shares of unregistered common stock, valued at a total of $13,000, to its independent directors in lieu of cash owed for calendar year 2015 board meetings attended.  To reflect the value of the stock issued, the Company recorded and will continue to record a charge to earnings totaling $13,000 during 2015.  More information on these equity transactions is contained in this Form 10-K under Item 10, “Directors, Executive Officers and Corporate Governance”.

During the year ended December 31, 2014, the Board of Directors approved a plan to offer to all Company warrants holders a 25% discount on the exercise price to any warrant holder who exercises warrants, and a second 25% discount on any subsequent warrant exercise, but within a specific “discount period” and only on a temporary basis.  Any warrant holder who exercised within the discount period also received a “replacement warrant” on a 1.5 to 1 basis.  All other terms and conditions of all outstanding warrants remain unchanged, and the discount offer was temporary.  During the discount period, five warrant holders exercised a total of 250,009 warrants at various exercise prices and were issued a total of 250,009 shares of restricted common stock and 375,014 replacement warrants.  As a condition of exercise, all of the $122,177 in cash proceeds from the exercises were restricted for future payment to specific creditors as agreed upon with the warrant holders, and subsequently used to pay these creditors.  In all instances the shares and the warrants issued and sold were in a private offering transaction pursuant to an exemption under Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.

In October 2015, the Company approved a plan to modify all Company warrants by extending the time to exercise each outstanding warrant by one (1) year.  All other terms and conditions of each class of warrant remain unchanged.  In total, 2,679,742 warrants were affected by the expiration date extension.  More information can be found in the Form 8-K filed by the Company on October 26, 2015.

For the 2015 and 2014 changes to the warrants, the incremental fair value associated with these transactions has been determined using the Black-Scholes model and has been recorded as a deemed dividend to common stockholders in the accompanying Statement of Stockholders’ Equity (Deficit).  For the years ended December 31, 2015 and 2014, the deemed dividend was $395,224 and $502,890, respectively.

Note 6.

Equity Transactions (continued)

The following summarizes the stock options activity for the years ended December 31, 2015 and 2014:

	2015
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	2,515,231	$ 1.91	2,210,981	$ 2.10
Granted	165,000	$ 1.84	377,500	$ 0.84
Exercised	(1,250)	$ 1.65	(2,500)	$ 1.90
Forfeited/expired during the year	(38,750)	$ 1.93	(70,750)	$ 2.33
Outstanding, end of year	2,640,231	$ 1.90	2,515,231	$ 1.91

Eligible for exercise at end of year	2,615,231	$ 1.91	2,442,731	$ 1.92

Weighted average fair value per option for
options granted during the year	$ 1.84		$ 0.84

Options expected to vest over the life of the Plan	2,640,231		2,515,231

The Company records compensation expense for stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes valuation model.  The Company uses historical data among other factors to estimate the expected price volatility, the expected term and the expected forfeiture rate of the option.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant for the expected term of the option.

The following assumptions were used to estimate the fair value of options granted:

	Year Ended December 31,
	2015	2014
Expected dividend yield	0.0%	0.0%
Weighted average volatility	287.4%	287.0%
Risk free interest rate	1.4 – 1.9%	2.2 - 2.8%
Expected term (in years)	7	7

Note 6.

Equity Transactions (continued)

The following summarizes the stock warrants activity for the years ended December 31, 2015 and 2014:

	2015
	Warrants (Underlying Shares)	Weighted Average Exercise Price	Warrants (Underlying Shares)	Weighted Average Exercise Price
Outstanding, beginning of year	2,624,142	$ 1.04	1,849,585	$ 1.04
Granted	78,000	$ 1.50	1,049,566	$ 0.96
Exercised	(22,400)	$ 1.00	(250,009)	$ 0.65
Forfeited/expired during the year	-	$ -	(25,000)	$ 1.00
Outstanding, end of year	2,679,742	$ 1.06	2,624,142	$ 1.04

Eligible for exercise at end of year	2,679,742	$ 1.06	2,624,142	$ 1.04

Weighted average fair value per warrant for
warrants granted during the year	$ 1.50		$ 0.96

Share Reserves for Outstanding Warrants	2,679,742		2,624,142

Note 7.

Revenue and Major Customers

For the years ended December 31, 2015 and 2014, the Company’s largest customer accounted for approximately 31% and 22% of our revenues, respectively.  The Company’s sludge processing agreement with Toho Water Authority, which was also its largest customer for the years 2011 through 2013, was not renewed at the beginning of 2014.  The Company’s failure to renew that agreement has had a material adverse effect on its business, financial conditions and results of operations.  For the years ended December 31, 2015 and 2014, the top three customers accounted for approximately 74% and 50%, respectively, of the Company’s revenues.  The accounts receivable balance due (which are unsecured) for these three customers at December 31, 2015 and 2014 was approximately $69,000 and $99,000, respectively.  Beginning in March 2014, the Company’s operations in Florida were voluntarily delayed for a short time while the Company moved assets and personnel to a new site in Bradley, Florida.  While operations resumed in Bradley in June 2014, this reduction in revenue, while temporary, has materially reduced available cash to fund current or prior expenses incurred.  The Company’s sludge processing agreement with Altamonte Springs, which was its largest customer in 2014 and its second largest customer in 2015, representing approximately 29% of Company revenues, was not renewed effective April 2016.  The Company’s failure to renew that agreement may have a material adverse effect on its business, financial conditions and results of operations.

Additionally, economic considerations have made the supply of admixtures used in our processes more difficult to acquire due to coal-burning facilities operating less or not at all, primarily from the decrease in natural gas prices in the commercial marketplace.

Note 7.

Revenue and Major Customers (continued)

A substantial portion of the Company's revenue is derived from services provided under contracts and agreements with existing licensees.  Some of these contracts, especially those contracts with large municipalities, provide for termination of the contract by the customer after giving relatively short notice (in some cases as little as ten days).  In addition, some of these contracts contain liquidated damages clauses, which may or may not be enforceable in the event of early termination of the contracts.  If one or more of these contracts are terminated prior to the expiration of its term, and the Company is not able to replace revenues from the terminated contract or receive liquidated damages pursuant to the terms of the contract, the lost revenue could have a material and adverse effect on its business and financial condition.

Note 8.

Commitments and Contingencies

In 2010, the Company and Timothy R. Kasmoch, the President and Chief Executive Officer, entered into an Employment Agreement for a five-year term.  Mr. Kasmoch is to receive an annual base salary of $150,000, subject to an annual discretionary increase.  In addition, Mr. Kasmoch is eligible for an annual cash bonus and was granted stock options from the Company’s Second Amended and Restated 2004 Stock Option Plan.  Generally, the Agreement may be terminated by the Company with or without cause or by the Employee for any reason.  In March of 2015 and 2016, Mr. Kasmoch’s Employment Agreement automatically renewed for a one-year term.

In 2010, the Company and Robert W. Bohmer, the Executive Vice President and General Counsel, entered into an Employment Agreement for a five-year term.  Mr. Bohmer is to receive an annual base salary of $150,000, subject to an annual discretionary increase.  In addition, Mr. Bohmer is eligible for an annual cash bonus and was granted stock options from the Company’s Second Amended and Restated 2004 Stock Option Plan.  Generally, the Agreement may be terminated by the Company with or without cause or by the Employee for any reason.  In March of 2015 and 2016, Mr. Bohmer’s Employment Agreement automatically renewed for a one-year term.  In May 2014, the Company and Mr. Bohmer agreed to an adjustment to his employment contract, making him a part-time employee and adjusting his salary to $57,200.  Additional information is available in “Item 11 Executive Compensation” in this Form 10-K.

In 2010, the Company and James K. McHugh, the Chief Financial Officer, Secretary and Treasurer, entered into an Employment Agreement for a five-year term.  Mr. McHugh is to receive an annual base salary of $125,000, subject to an annual discretionary increase.  In addition, Mr. McHugh is eligible for an annual cash bonus and was granted stock options from the Company’s Second Amended and Restated 2004 Stock Option Plan.  Generally, the Agreement may be terminated by the Company with or without cause or by the Employee for any reason.  In March of 2015 and 2016, Mr. McHugh’s Employment Agreement automatically renewed for a one-year term.

In May 2013, the Company’s Board of Directors approved an amendment to each of the Company’s executive officer’s respective employment agreement only as it applied to the stock option grant.  Additional information is available in “Item 11 Executive Compensation” in this Form 10-K.

As of December 31, 2015, the Company has accrued a liability of approximately $160,700 to reflect the total amount of salary and related payroll taxes voluntarily deferred by its three executive officers since February 2012, as well as approximately $95,100 in undeferred salary and related payroll taxes, for a combined total of approximately $255,800 in unpaid salaries and related payroll taxes.  More details of these liabilities are contained in Note 2.

Note 8.

Commitments and Contingencies (continued)

In February 2013, the Company received a letter from counsel on behalf of one of our stockholders (“Counsel letter”), demanding a review by the Board of option plan issuances in 2010 and 2011 to members of management.  In response, the Board formed a Special Committee to evaluate the 2004 and 2010 Stock Option Plans for the issuances in 2010 pursuant to the multi-year employment agreements with Messrs. Kasmoch, Bohmer and McHugh under the 2004 Option Plan, and the 2011 award to Mr. Kasmoch under the 2010 Option Plan.  In May 2013, the Special Committee and the Board finished reviewing the awards and sent a letter in reply to the Counsel letter.  The Board also approved an amendment to each the executive officer’s respective employment agreement, and renegotiated their option grants such that (i) no grant in any single year exceeds the Plan Limits, and, (ii) each employee return to respective Option Plan the number of options by which his annual grant exceeded the Plan Limits for any single year.  Additional information is available in Item 11 “Executive Compensation” of the Form 10-K filed April 15,2015.

As a result of these actions, and after additional negotiations, on July 14, 2014 the Company and the stockholder entered into a Confidential Settlement Agreement and General Release with the following terms: Without admitting liability in connection with any of the claims asserted but in order to avoid the expenses and uncertainty of potential litigation the Company agreed: (i) the Company will adopt certain procedures to monitor future issuances of options to management; (ii) the Company will make an installment payment of $20,000 ratably over ten months to counsel for the stockholder who asserted the claim, but none of these funds will be paid to the stockholder; (iii) the Company will issue warrants to counsel for the stockholder exercisable at a predetermined price.  In exchange for the foregoing the parties exchanged general releases and this matter is resolved completely.  Based on the terms of the settlement, the Company accrued an estimated expense of $86,500, recorded as a trade account payable, at December 31, 2013 and, due to an increase in the underlying valuation of the warrants, an additional accrual of $93,900 for the quarter ended March 31, 2014, for a total expense of $180,400 to recognize the cost of the final settlement.  All but $20,000 of this expense is for the non-cash component.  The final settlement payment due under the settlement is in default, and as of December 31, 2015 and 2014, the Company owed approximately $2,000 and $16,000 in cash installment payments, respectively.

The Company’s executive and administrative offices are located in Toledo, Ohio.  In April 2011, the Company signed a 68 month lease with Deerpoint Development Co., Ltd.  The total minimum rental commitment for the year 2016 is $40,800.  The total rental expense included in the statements of operations for the year ended December 31, 2015 and 2014 is approximately $43,400 and $40,800, respectively.  Additional information is available in “Item 2 Properties” in this Form 10-K.

In October 2010, the Company began to lease property in Emlenton, Pennsylvania under a lease with A-C Valley Industrial Park, for one year.  After September 2011, the Company operated under a month-to-month lease agreement, for a reduced rate.  The total rental expense included in the statements of operations for each of the years ended December 31, 2015 and 2014 is $12,000.

In June 2009, the Company began to maintain an office in West Unity, Ohio under a lease with D&B Colon Leasing, LLC, for one year.  In June 2010, the Company renewed the lease for an additional year through May 2011, and operated under a month-to-month lease until the Company closed the office in September 2014.  The total rental expense included in the statements of operations for the year ended December 31, 2015 and 2014 is $-0- and $22,500, respectively.

The Company maintained an office in Daytona Beach under a lease with the County of Volusia, Florida, from March 2009 through March 2014.  Effective and subsequent to April 2014, the Company briefly operated on a month to month lease with Volusia County, to allow the removal of certain owned assets and finished product from the site as approved by the County.  The total rental expense included in the statements of operations for each of the years ended December 31, 2015 and 2014 is $-0- and $15,000, respectively.

Note 8.

Commitments and Contingencies (continued)

In June 2014, Mulberry Processing, LLC, a wholly owned subsidiary of the Company, entered into a contract to lease certain real property and buildings in Bradley, Florida from Bowling Green Holdings, LLC, for a five year lease term beginning June 1, 2014 and a monthly payment of $10,000.  More details can be found in Note 4 Capital Lease.

For the year ended December 31, 2015 and 2014, the Company paid a total of $22,000 and $19,800, respectively, recorded as rent in selling, general and administrative expense, on behalf of the Chief Executive Officer.  No future commitment exists as the residential building lease is not in the name of the Company, however the Company expects to pay $26,400 in 2016 through the lease term maturing October 31, 2016.

In September 2014, the Company entered into an operating lease with Caterpillar Financial for operating equipment at its Bradley, Florida location.  The lease term is for three years beginning October 2014 and a monthly payment of approximately $3,200.  The total minimum rental commitment for the year ending December 31, 2016 is $37,900 and for the year ending December 31, 2017 is $28,400.

Management believes that all of the Company’s properties are adequately covered by insurance.

The Company operates in an environment with many financial risks, including, but not limited to, major customer concentrations, customer contract termination provisions, competing technologies, infringement and/or misappropriation of intellectual property rights, the highly competitive and, at times, seasonal nature of the industry and worldwide economic conditions.  Various federal, state and governmental agencies are considering, and some have adopted, laws and regulations regarding environmental protection which could adversely affect the business activities of the Company.  The Company cannot predict what effect, if any, current and future regulations may have on the operations of the Company.

From time to time the Company is involved in legal proceedings and subject to claims which may arise in the ordinary course of business.  Certain unsecured creditors have brought civil action against the Company related to nonpayment.  The Company has not accrued any additional amount related to these charges, but continue to negotiate payment plans to satisfy these creditors.

Note 9.

Income Tax Matters

The composition of the deferred tax assets and liabilities at December 31, 2015 and 2014 is as follows:

	2015	2014
Gross deferred tax liabilities:
Property and equipment and intangible assets	$ -	($ 68,700)
Gross deferred tax assets:
Loss carryforwards	6,465,100	6,016,600
Property and equipment and intangible assets	55,600	-
Pension plan withdrawal exp in excess of payments	138,700	132,400
Stock options and warrants	1,593,900	1,396,100
Subsidiary acquisition basis step up	21,400	42,800
Allowance for doubtful accounts	11,200	34,400
Deferred compensation and unpaid salaries	86,900	95,800
Litigation settlement - non-cash portion	54,500	54,500
Other	100	400
Less valuation allowance	(8,427,400)	(7,704,300)
	$ -	$ -

The income tax provisions differ from the amount of income tax determined by applying the U.S. Federal income tax rate to pre-tax income from continuing operations for the years ended December 31, 2015 and 2014 and are as follows:

	2015	2014
Provision at statutory rate	($ 773,200)	($ 598,500)
(Decrease) increase in income taxes resulting from:
Change in valuation allowance	723,100	587,500
Penalties	49,400	8,100
Other	700	2,900
	$ -	$ -

For the years ended December 31, 2015 and 2014, we have not recognized the future tax benefit of current or prior period losses due to our history of operating losses.  Accordingly, our effective tax rate for each period was zero.  The net operating losses available at December 31, 2015 to offset future taxable income total approximately $19,000,000 and expire principally in years 2018 - 2035.

Note 10.

Subsequent Events

In January 2016, the Company entered into an agreement with JMJ Financial (“JMJ”), to issue a Convertible Promissory Note (“JMJ Note”) to the Company for $100,000 in cash, less $6,950 in fees paid to Craft Capital Management, LLC (“Craft”).  Craft also received 4,000 stock warrants to purchase common stock of the Company at an exercise price of $1.00 per share.  The JMJ Note is for a term of two (2) years, an interest rate of 12% if not paid within the first 90 days, and a 10% original issue discount fee on actual payments made.  After 180 days from the agreement date, JMJ can elect to convert all or part of the debt into restricted shares of the Company’s common stock for a price equaling the lesser of $0.77 or a 40% discount to the lowest trading price during the previous twenty-five (25) trading days to the date of the conversion notice.  The Company was also required to reserve 2,500,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

In January 2016, the Company accepted a Promissory Note (the “Limited Note Receivable”) for $100,000 from N-Viro Energy Limited (“Ltd”), and concurrently advanced Ltd $55,000 cash for expenses in connection with its China project.  The Note Receivable is due April 15, 2016 at a stated interest rate of 5% per annum.

In March 2016, the Company entered into an agreement with Tangiers Investment Group, LLC (“Tangiers”), to issue a 10% Convertible Promissory Note (“Tangiers Note”) to us for $58,500 in cash, less $8,500 in original issue discount retained by Tangiers for due diligence and legal expenses.  The Tangiers Note is for a term of one (1) year, an interest rate of zero percent if prepaid within the first 90 days, with a graduated prepayment penalty every 30 days, up until 180 days from the March 2016 effective date.  At any time Tangiers can elect to convert all or part of the debt into restricted shares of the Company‘s common stock for a price equaling the lesser of $0.60 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  The Company was also required to reserve 700,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

In March 2016, the Company entered into an initial one (1) year agreement with Arrowroot Partners, LLC (“Arrowroot”), to assist in obtaining equity or debt financing for the Company.  The Company issued 15,460 shares of its unregistered common stock, valued at $15,000, to Arrowroot as a non-refundable restricted equity share retainer fee, which can be applied toward future financing fees in connection with any placements.  A cash fee of 8% of the gross proceeds and a warrant fee of 8% of the number of shares placed, in addition to preapproved expenses, will be paid to Arrowroot for its services.

In March 2016, the Company executed a two week preliminary public relations agreement with M & T Business Consultants, Inc., (“M&T”).  For the services rendered the Company issued M&T 50,000 shares of the Company’s unregistered common stock, valued at approximately $43,000.

In April 2016, the Company entered into a share purchase agreement with a Purchaser pursuant to which the Company sold 100,000 shares of its common stock (the “Shares”) to the Purchaser for a total of $100,000, or a purchase price of $1.00 per share, and 50,000 warrants to purchase stock for $1.50 per share, to provide operating capital.  All the shares issued were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

N-VIRO INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31
	2016	2015

REVENUES	$ 197,640	$ 348,919

COST OF REVENUES	221,108	352,640

GROSS LOSS	(23,468)	(3,721)

OPERATING EXPENSES
Selling, general and administrative	344,320	447,494
Total Operating Expenses	344,320	447,494

OPERATING LOSS	(367,788)	(451,215)

OTHER INCOME (EXPENSE)
Interest income	527	43
Interest expense	(87,258)	(35,517)
Total Other Income (Expense)	(86,731)	(35,474)

LOSS BEFORE INCOME TAXES	(454,519)	(486,689)

Federal and state income taxes	-	-

NET LOSS	($ 454,519)	($ 486,689)

Basic and diluted loss per share	($ 0.05)	($ 0.06)

Weighted average common shares outstanding - basic and diluted	8,920,314	8,225,244

See Notes to Unaudited Condensed Consolidated Financial Statements

N-VIRO INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 13,197	$ 82,201
Trade receivables, net of allowance for doubtful accounts of
of $2,000 at March 31, 2016 and $1,300 at December 31, 2015	117,427	80,823
Prepaid expenses and other assets	49,886	72,739
Deferred costs - stock and warrants issued for services	38,381	54,167
Total current assets	218,891	289,930

PROPERTY AND EQUIPMENT, NET	463,313	492,976

DEPOSITS	20,687	20,027

TOTAL ASSETS	$ 702,891	$ 802,933

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Current maturities of long-term debt	$ 18,332	$ 39,012
Short-term convertible notes, net of discount	81,485	34,193
Current maturity of capital lease liability, in default	154,623	133,436
Notes payable - related parties, in default	200,000	200,000
Convertible debentures, in default	365,000	365,000
Pension plan withdrawal liability - current, in default	413,639	408,031
Accounts payable	892,848	817,018
Accrued liabilities	346,840	319,625
Total current liabilities	2,472,767	2,316,315

Capital lease liability - long-term, less current maturities, in default	220,813	242,000
Convertible note - long-term, net of discount	32,461	-

Total liabilities	2,726,041	2,558,315

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock, $.01 par value, authorized 2,000,000 shares;
issued -0- shares in 2016 and 2015	-	-
Common stock, $.01 par value; authorized 35,000,000 shares;
issued 8,981,826 in 2016 and 8,911,714 in 2015	89,818	89,117
Additional paid-in capital	33,724,312	33,538,262
Accumulated deficit	(35,826,189)	(35,371,670)
	(2,012,059)	(1,744,291)
Less treasury stock, at cost; 2,000 shares in 2016 and 2015	11,091	11,091
Total stockholders' deficit	(2,023,150)	(1,755,382)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 702,891	$ 802,933

See Notes to Unaudited Condensed Consolidated Financial Statements

N-VIRO INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31
	2016	2015
NET CASH USED IN OPERATING ACTIVITIES	($ 136,374)	($ 245,674)

CASH FLOWS FROM INVESTING ACTIVITIES
Increases to restricted cash	-	(43)
Proceeds from the sale of property and equipment	-	45,608
Purchases of property and equipment	-	(13,273)
Loan made to related party	(55,000)	-
Net cash provided by (used in) investing activities	(55,000)	32,292

CASH FLOWS FROM FINANCING ACTIVITIES
Convertible debt issued, net of original issue discount	143,050	-
Private placements of stock, net of issuance costs	-	373,855
Principal repayments on related party note payable	-	(6,000)
Principal payments on long-term obligations	(20,680)	(48,988)
Net cash provided by financing activities	122,370	318,867

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(69,004)	105,485

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	82,201	81,854

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 13,197	$ 187,339

See Note 14 for supplemental disclosure of cash flows information

See Notes to Unaudited Condensed Consolidated Financial Statements

N-VIRO INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1.

Organization and Basis of Presentation

The accompanying consolidated financial statements of N-Viro International Corporation (the “Company”) are unaudited but, in management's opinion, reflect all adjustments (including normal recurring accruals) necessary to present fairly such information for the period and at the dates indicated.  The results of operations for the three months ended March 31, 2016 may not be indicative of the results of operations for the year ending December 31, 2016.  Since the accompanying consolidated financial statements have been prepared in accordance with Article 8 of Regulation S-X, they do not contain all information and footnotes normally contained in annual consolidated financial statements; accordingly, they should be read in conjunction with the consolidated financial statements and notes thereto appearing in the Company's Form 10-K for the period ending December 31, 2015.

The financial statements are consolidated as of March 31, 2016, December 31, 2015 and March 31, 2015 for the Company.  All intercompany transactions were eliminated.

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  There have been no changes in the selection and application of significant accounting policies and estimates disclosed in “Item 8 – Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2015.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has negative working capital of approximately $2,254,000 at March 31, 2016, and has incurred recurring losses and negative cash flow from operations for the three months ended March 31, 2016 and years ended December 31, 2015 and 2014.  Moreover, while the Company expects to arrange for financing with lending institutions, there can be no assurances that the Company will have the ability to do so.  The Company has borrowed money from third parties and related parties and expects to be able to generate future cash from the exercises of common stock options and warrants, new debt and equity issuances.  The Company has substantially slowed payments to trade vendors, and has renegotiated payment terms with several existing and prior vendors to lengthen the time and/or reduce the amount of cash to repay these trade payables.  In 2014 and 2015, the Company issued new equity for total cash realized of approximately $1.3 million.  In 2013, 2014 and again in 2015, the Company modified all outstanding warrants to enhance their exercisability and realized a total of $246,000 in exercises in 2013 and 2014.  In October 2015, the Company extended the expiration date of all outstanding warrants for exactly one year.  Beginning in March 2014, our operations in Volusia County, Florida, which at the time represented substantially all of our revenue, were voluntarily delayed while the Company employed additional personnel and moved assets to its new site in Bradley, Florida.  While operations resumed in Bradley in June 2014, this reduction in revenue has materially reduced available cash to fund current or prior expenses incurred, and has remained at this lower level or decreased over subsequent periods to date.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certain amounts in the Condensed Consolidated Balance Sheets at December 31, 2015 have been reclassified to conform to the current period presentation.

Note 2.

Notes Receivable

In January 2016, the Company entered into a Promissory Note (the “Note Receivable”) for $100,000 with N-Viro Energy Limited (“Ltd”), and concurrently advanced Ltd $55,000 of cash for expenses in connection with its China project.  The Note Receivable was due on April 15, 2016 at a stated interest rate of 5% per annum.  The entire balance of principal and related accrued interest receivable has been fully reserved, as collectability is deemed doubtful, and a charge to earnings has been recorded at March 31, 2016.  In May 2016, the Company agreed to a revised Note Receivable for $120,000, and concurrently advanced Ltd $65,000 of cash for expenses in connection with its China project.  No other terms of the Note Receivable were changed, and the Note Receivable is in default as of the date of this filing.

Note 3.

Notes Payable

In 2011 the Company borrowed $200,000 with a Promissory Note (“the Note”) payable to David and Edna Kasmoch, the parents of Timothy Kasmoch, the Company’s President and Chief Executive Officer, at 12% interest and prepaid for a period of three months, renewable for an additional three months by the prepayment of additional interest and secured by certain equipment.  Timothy Kasmoch has personally guaranteed the repayment of this Note.  As of March 31, 2016 the Note was past due and the Company is in default.  The Company expects to extend the Note in the near future and pay it in full in 2016, although there can be no assurance the Company will have adequate cash flow to allow for any additional payments or that the maturity date will be extended.  In September 2015, the Company received a demand letter from counsel for the Note holder declaring a default under the Note.  Counsel demanded payment of the entire amount due under the Note as well as defaulted payments under the related BGH capital lease discussed in Note 4, along with additional accrued interest and penalties.  At December 31, 2015 and March 31, 2016, the Company accrued a total of $95,780 and $123,920, respectively, in estimated interest and penalties recorded in accrued interest and accounts payable.  The Company is in negotiations with counsel and David and Edna Kasmoch to resolve this default, although there can be no assurance these negotiations will be successful.

In 2012 the Company received a Notice and Demand of Payment Withdrawal Liability from Central States Southeast and Southwest Areas Pension Fund (the “Notice”), the pension trustee that was funded by the Company for the benefit of its former employees at its City of Toledo operation.  In December 2013, the Company received a Notice of Default from Central States, and in September 2014 the Company agreed to pay Central States a total of $415,000 plus interest on a financed settlement over 19 months, with payments of $6,000 per month for the first twelve months and $10,000 per month for the following six months, with a balloon payment of approximately $312,000 due on or before February 1, 2016.  Concurrently a separate security agreement was agreed on, effectively securing all of the Company’s assets and future rights to assets.  As of the date of this filing, the Company is not in compliance with the new settlement agreement, as the remaining two payments of $10,000 as well as the balloon payment are overdue.  In an event of default, the Company becomes liable for liquidating damages to Central States in the amount of $78,965.  This liability has been added to the total amount owed under this agreement.  The amount owed under this agreement was $413,639 as of March 31, 2016 and $408,031 as of December 31, 2015.

In 2009 the Company approved an offering of up to $1,000,000 of Convertible Debentures (the “Debentures”), convertible at any time into our unregistered common stock at $2.00 per share.  The Debentures were issuable in $5,000 denominations, are unsecured and have a stated interest rate of 8%, payable quarterly to holders of record.  As of June 30, 2013, the Company held $455,000 of Debentures, but defaulted and did not pay the holders the principal amount due, all of which became due.  During 2015, two of the Company’s debenture holders converted their respective debt to restricted shares of the Company’s common stock, reducing the amount of Debentures that remain outstanding and in default at March 31, 2016 to $365,000.  The Company continues to accrue interest on the principal amount at the rate set forth in the Debentures until the principal amount is paid in full.  The Company has not made the interest payments due in October 2015, January 2016 and April 2016.  The Company expects to pay all accrued interest due and the principal amount to all outstanding holders of the Debentures after completing substitute financial arrangements, though there can be no assurance of the timing of receipt of these funds and amounts available from these substitute arrangements.

In October 2015, the Company financed its directors and officers insurance and borrowed $30,100 over 10 months at 9% interest, monthly payments of $3,136 and unsecured.  The amount owed on this note as of March 31, 2016 was $18,332.

In December 2015, the Company entered into an agreement with JSJ Investments, Inc. (“JSJ”) to issue a convertible promissory note (“JSJ Note”) to the Company for $125,000 in cash, less $10,000 in fees paid in debt issuance costs to a third party.  The JSJ Note is for a term of nine (9) month, an interest rate of 10%, and a $4,000 original issue discount fee on actual payments made.  JSJ can elect to convert all or part of the debt into restricted shares of the Company’s common stock for a price equaling the lesser of $0.43 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  The Company was also required to reserve 1,250,000 authorized but unissued shares of its common stock, per an irrevocable letter to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.  The conversion feature of the JSJ Note was determined to be a beneficial conversion feature and was recorded as a debt discount at fair value of $83,000.  This debt discount is being amortized to interest expense ratably over the nine month note term.  The total amount owed on the JSJ Note was $125,000 and the gross discount was $58,474, including net debt issuance costs of $6,049, as of March 31, 2016. The carrying amount on the JSJ Note was $66,527 as of March 31, 2016.

In January 2016, the Company entered into an agreement with JMJ Financial (“JMJ”), to issue a Convertible Promissory Note (“JMJ Note”) to the Company for $500,000, with an initial loan of $100,000 in cash, less $6,950 in debt issuance costs paid to Craft Capital Management, LLC (“Craft”).  Craft also received 4,000 stock warrants, valued at $3,000, to purchase common stock of the Company at an exercise price of $1.00 per share.  The JMJ Note is for a term of two (2) years, an interest rate of 12% if not paid within the first 90 days, and a 10% original issue discount fee on actual payments made.  After 180 days from the agreement date, JMJ can elect to convert all or part of the debt into restricted shares of the Company’s common stock for a price equaling the lesser of $0.77 or a 40% discount to the lowest trading price during the previous twenty-five (25) trading days to the date of the conversion notice.  The Company was also required to reserve 2,500,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.  The conversion feature of the JMJ Note was determined to be a beneficial conversion feature and was recorded as a debt discount at fair value of $67,000.  This debt discount is being amortized to interest expense ratably over the two year note term.  The total amount owed on the JMJ Note was $100,000 and the gross discount was $67,539, including net debt issuance costs of $8,914, as of March 31, 2016. The carrying amount on the JMJ Note was $32,461 as of March 31, 2016, and is classified as long-term debt on the balance sheet.

In March 2016, the Company entered into an agreement with Tangiers Investment Group, LLC (“Tangiers”), to issue a 10% Convertible Promissory Note (“Tangiers Note”) to us for $58,500 in cash, less $8,500 in original issue discount retained by Tangiers.  The Tangiers Note is for a term of one (1) year, an interest rate of zero percent if prepaid within the first 90 days, with a graduated prepayment penalty every 30 days, up until 180 days from the March 2016 effective date.  At any time Tangiers can elect to convert all or part of the debt into restricted shares of the Company‘s common stock for a price equaling the lesser of $0.60 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  The Company was also required to reserve 700,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.  The conversion feature of the Tangiers Note was determined to be a beneficial conversion feature and was recorded as a debt discount at fair value of $39,000.  This debt discount is being amortized to interest expense ratably over the one year note term.  The total amount owed on the Tangiers Note was $58,500 and the gross discount was $43,542 as of March 31, 2016. The carrying amount on the Tangiers Note was $14,958 as of March 31, 2016.

Note 4.

Capital Lease, in default

In June 2014, Mulberry Processing, LLC, a wholly owned subsidiary of the Company, entered into a contract to lease certain real property and buildings in Bradley, Florida from Bowling Green Holdings, LLC (“BGH”), a company owned by David Kasmoch, the father of Timothy R. Kasmoch, the Company’s President and Chief Executive Officer.  The lease term is for five years beginning June 1, 2014 and a monthly payment of $10,000.  This lease has been determined to be a capital lease and a liability and related asset of $420,346 was recorded in June 2014 concurrent with the start of the lease agreement.

Depreciation on assets under capital leases charged to expense for both the three months ended March 31, 2016 and 2015 was $21,007, recorded as cost of sales.  Interest charged related to capital lease liabilities for the three months ended March 31, 2016 and 2015 was $11,747 and $14,275, respectively, recorded as interest expense.  At both March 31, 2016 and December 31, 2015, the Company was delinquent in its payments and in default of its lease agreement however there is no acceleration provision in the lease agreement.  The total lease liability at both March 31, 2016 and December 31, 2015 was $375,436.

Note 5.

Commitments and Contingencies

In 2010, the Company and Timothy R. Kasmoch, the President and Chief Executive Officer, entered into an Employment Agreement for a five-year term.  Mr. Kasmoch is to receive an annual base salary of $150,000, subject to an annual discretionary increase.  In addition, Mr. Kasmoch is eligible for an annual cash bonus and was granted stock options from the Company’s Second Amended and Restated 2004 Stock Option Plan.  Generally, the Agreement may be terminated by the Company with or without cause or by the Employee for any reason.  In March 2016, Mr. Kasmoch’s Employment Agreement automatically renewed for a one-year term.

In 2010, the Company and Robert W. Bohmer, the Executive Vice President and General Counsel, entered into an Employment Agreement for a five-year term.  Mr. Bohmer is to receive an annual base salary of $150,000, subject to an annual discretionary increase.  In addition, Mr. Bohmer is eligible for an annual cash bonus and was granted stock options from the Company’s Second Amended and Restated 2004 Stock Option Plan.  Generally, the Agreement may be terminated by the Company with or without cause or by the Employee for any reason.  In March 2016, Mr. Bohmer’s Employment Agreement automatically renewed for a one-year term.  In May 2014, the Company and Mr. Bohmer agreed to an adjustment to his employment contract, making him a part-time employee and adjusting his salary to $57,200.

In 2010, the Company and James K. McHugh, the Chief Financial Officer, Secretary and Treasurer, entered into an Employment Agreement for a five-year term.  Mr. McHugh is to receive an annual base salary of $125,000, subject to an annual discretionary increase.  In addition, Mr. McHugh is eligible for an annual cash bonus and was granted stock options from the Company’s Second Amended and Restated 2004 Stock Option Plan.  Generally, the Agreement may be terminated by the Company with or without cause or by the Employee for any reason.  In March 2016, Mr. McHugh’s Employment Agreement automatically renewed for a one-year term.

As of March 31, 2016, the Company has accrued a liability of approximately $172,000 to reflect the total amount of salary and related payroll taxes voluntarily deferred by its three executive officers since February 2012, as well as approximately $82,000 in undeferred salary and related payroll taxes, for a combined total of approximately $254,000 in unpaid salaries and related payroll taxes.

Additional information about all of the employment agreements for the Company’s executive officers is available in “Item 11 Executive Compensation” in the Form 10-K filed on April 14, 2016.

The Company’s executive and administrative offices are located in Toledo, Ohio.  In April 2011, the Company signed a 68 month lease with Deerpoint Development Co., Ltd.  The total minimum rental commitment for the year 2016 is $40,764.  The total rental expense included in the statements of operations for each of the three months ended March 31, 2016 and 2015 is approximately $10,200.

In October 2010, the Company began to lease property in Emlenton, Pennsylvania under a lease with A-C Valley Industrial Park, for one year.  After September 2011, the Company operated under a month-to-month lease agreement, for a reduced rate.  The total rental expense included in the statements of operations for each of the three months ended March 31, 2016 and 2015 is $3,000.

For each of the three months ended March 31, 2016 and 2015, the Company paid a total of $6,600, recorded as rent in selling, general and administrative expense, on behalf of the Chief Executive Officer.  No future commitment exists as the residential building lease is not in the name of the Company, however the Company expects to pay $15,400 for the remainder of 2016 through the lease term maturing October 31, 2016.

In June 2014, Mulberry Processing, LLC, a wholly owned subsidiary of the Company, entered into a contract to lease certain real property and buildings in Bradley, Florida from Bowling Green Holdings, LLC, for a five year lease term beginning June 1, 2014 and a monthly payment of $10,000.  More details can be found in Note 4 Capital Lease, in default.

In September 2014, the Company entered into an operating lease with Caterpillar Financial for operating equipment at its Bradley, Florida location.  The lease term is for three years beginning October 2014 and a monthly payment of $3,155.  The total minimum rental commitment for the year ending December 31, 2016 is $37,900 and for the year ending December 31, 2017 is $28,400.  The total rental expense included in the statements of operations for each of the three months ended March 31, 2016 and 2015 is $9,465.

Management believes that all of the Company’s properties are adequately covered by insurance.

The Company operates in an environment with many financial risks, including, but not limited to, major customer concentrations, customer contract termination provisions, competing technologies, infringement and/or misappropriation of intellectual property rights, the highly competitive and, at times, seasonal nature of the industry and worldwide economic conditions.  Various federal, state and governmental agencies are considering, and some have adopted, laws and regulations regarding environmental protection which could adversely affect the business activities of the Company.  The Company cannot predict what effect if any, current and future regulations may have on the operations of the Company.

From time to time the Company is involved in legal proceedings and subject to claims which may arise in the ordinary course of business.  Certain unsecured creditors have brought civil action against the Company related to nonpayment.  The Company has not accrued any additional amount related to these charges, but continue to negotiate payment plans to satisfy these creditors.

Note 6.

New Accounting Standards

In March 2016, the FASB issued ASU No. 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting" ("ASU 2019-09"), which includes multiple amendments intended to simplify aspects of share-based payment accounting.  ASU 2016-09 will be effective for annual reporting periods beginning after December 15, 2016, and early adoption is permitted.  Amendments to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, and forfeitures will be applied using a modified retrospective transition method through a cumulative-effect adjustment to equity as of the beginning of the period of adoption.  Amendments to the presentation of employee taxes paid on the statement of cash flows when an employer withholds shares to meet the minimum statutory withholding requirement will be applied retrospectively, and amendments requiring the recognition of excess tax benefits and tax deficiencies in the income statement are to be applied prospectively.  The Company is currently evaluating the impact that the standard will have on our consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”)¸which requires that all leases with a term of more than one year, covering leased assets such as real estate and equipment, be reflected on the balance sheet as assets and liabilities for the rights and obligations created by these leases.  ASU 2016-02 is effective for fiscal years fiscal years and interim periods beginning after December 15, 2018.  The Company is currently evaluating the impact of the provisions of this new standard on our consolidated financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, “Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”), which requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts.  ASU 2015-17 is effective for fiscal years and interim periods beginning after December 15, 2016.  The Company is currently evaluating the impact of the provisions of this new standard on our consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.  The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.  We adopted this guidance effective January 1, 2016 and have reclassified $14,962 of unamortized debt issuance costs within the short-term convertible notes, net of discount line on the balance sheet.  The prior period unamortized debt issuance costs in the amount of $9,382 have been reclassified to conform to the current period presentation.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and provide related disclosures.  ASU 2014-15 is effective for the first interim period within annual reporting periods beginning after December 15, 2016 and is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which provides guidance for the recognition, measurement and disclosure of revenue resulting from contracts with customers and will supersede virtually all of the current revenue recognition guidance under GAAP. ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2016.  In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date" (“ASU 2015-14”), which delayed the effective date by one year. As a result, the standard is effective for us for fiscal and interim periods beginning January 1, 2018 and allows for full retrospective or modified retrospective methods of adoption.  The Company is currently evaluating the impact of the provisions of this standard on our consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies.  Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect, if any, the implementation of such proposed standards would have on the Company’s consolidated financial statements.

Note 7.

Segment Information

The Company determined that it currently operates in one segment based on the financial information upon which the chief operating decision maker regularly assesses performance and allocates resources.  The chief operating decision maker is the Chief Executive Officer.

Note 8.

Revenue and Major Customers

For the three months ended March 31, 2016 and 2015, the Company’s largest customer accounted for approximately 54% and 25% of our revenues, respectively.  For the three months ended March 31, 2016 and 2015, the top three customers accounted for approximately 82% and 94%, respectively, of the Company’s revenues.  The accounts receivable balance due (which are unsecured) for these three customers at March 31, 2016 was approximately $69,000, or 58% of the accounts receivable balance.  The Company’s sludge processing agreement with Altamonte Springs, which was its largest customer in 2014, it’s second largest in 2015 and its largest in the first quarter of 2016, representing approximately 54% of Company revenues, was not renewed effective April 2016.  The Company’s failure to renew that agreement may have a material adverse effect on its business, financial conditions and results of operations.  Beginning in March 2014, the Company’s operations in Florida were voluntarily delayed for a short time while the Company moved assets and personnel to a new site in Bradley, Florida.  While operations subsequently resumed, this reduction in revenue has materially reduced available cash to fund current or prior expenses incurred, and has remained at this lower level or decreased over subsequent periods to date.

A substantial portion of the Company's revenue is derived from services provided under contracts and agreements with existing licensees.  Some of these contracts, especially those contracts with large municipalities, provide for termination of the contract by the customer after giving relatively short notice (in some cases as little as ten days).  In addition, some of these contracts contain liquidated damages clauses, which may or may not be enforceable in the event of early termination of the contracts.  If one or more of these contracts are terminated prior to the expiration of its term, and the Company is not able to replace revenues from the terminated contract or receive liquidated damages pursuant to the terms of the contract, the lost revenue could have a material and adverse effect on its business and financial condition.

Note 9.

Basic and diluted loss per share

Basic and diluted loss per share is computed using the treasury stock method for outstanding stock options and warrants.  For the three months ended March 31, 2016 and 2015 the Company incurred a net loss.  Accordingly, no stock options or warrants have been included in the computation of diluted loss per share as the impact would be anti-dilutive.

Note 10.

Common Stock

In October 2012, the Company issued 300,000 shares of common stock and granted 150,000 stock warrants to Strategic Asset Management, Inc., to extend the period through December 2015 of services performed in connection with a December 2010 Financial Public Relations Agreement.  To reflect the entire value of the stock and warrants issued, the Company recorded a non-cash charge to earnings of $421,300 ratably from 2013 to 2015.  For the three months ended March 31, 2016 and 2015, the charge to earnings was approximately $-0- and $34,200, respectively.

In September 2014, the Company executed a Financial Public Relations Agreement with Dynasty Wealth, Inc., for a one year term.  For its services, the Company issued Dynasty Wealth 350,000 warrants to purchase the Company's unregistered common stock at an exercise price of $1.50 per share, and $10,000 per month, to be paid in either cash or shares of the Company’s unregistered common stock at the Company’s discretion.  To reflect the entire value of the warrants issued, the Company recorded a non-cash charge to earnings of $460,700 ratably through September 14, 2015, the ending date of the agreement.  For the three months ended March 31, 2016 and 2015 the charge to earnings for the entire agreement was approximately $-0- and $145,200, respectively, of which the non-cash portion of the agreement was approximately $-0- and $115,200, respectively.

In November 2014, the Company executed a Public Relations Agreement with Global IR Group, Inc., for a one year term.  For its services, the Company issued Global IR 100,000 shares of the Company’s unregistered common stock.  To reflect the entire value of the stock issued, the Company was recording a non-cash charge to earnings of $165,000 ratably through November 2015, the original ending date of the agreement.  For the three months ended March 31, 2016 and 2015, the charge to earnings was approximately $-0- and $41,300, respectively.

In July 2015, the Company executed a Public Relations Agreement with Financial Genetics, LLC, for a one year term.  For its services, the Company issued Financial Genetics 100,000 shares of the Company’s unregistered common stock.  To reflect the entire value of the Agreement, the Company is recording a non-cash charge to earnings of $100,000 ratably through July 2016, the ending date of the agreement.  For the three months ended March 31, 2016 and 2015, the charge to earnings was $25,000 and $-0-, respectively.

In March 2016, the Company entered into an initial one (1) year agreement with Arrowroot Partners, LLC (“Arrowroot”), to assist in obtaining equity or debt financing for the Company.  The Company issued 15,460 shares of its unregistered common stock, valued at $15,000, to Arrowroot as a non-refundable restricted equity share retainer fee, which can be applied toward future financing fees in connection with any placements.  A cash fee of 8% of the gross proceeds and a warrant fee of 8% of the number of shares placed, in addition to preapproved expenses, will be paid to Arrowroot for its services if they are successful in obtaining debt or equity financing.

In late March 2016, the Company executed a two week preliminary public relations agreement with M & T Business Consultants, Inc., (“M&T”).  For the services rendered the Company issued M&T 50,000 shares of the Company’s unregistered common stock.  To reflect the entire value of the Agreement, the Company is recording a non-cash charge to earnings of $43,000 ratably between March and April 2016, the ending date of the agreement.  For the three months ended March 31, 2016 and 2015, the charge to earnings was $33,786 and $-0-, respectively.

In March 2016, the Company issued a total of 4,652 shares of unregistered common stock, valued at a total of $4,000, to four independent directors in lieu of cash owed for a board meeting attended.  To reflect the value of the stock issued, the Company recorded a charge to earnings totaling $4,000 in the first quarter of 2016.

In all of the issuances contained in this Note 10, the value of stock issued was determined based on the trading price of the shares on the commitment date of the agreement and the warrants were valued using the Black Scholes valuation model as of the commitment date – for more details see Note 12.

Note 11.

Stock Options

The Company records share-based compensation expense for stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes valuation model.  The Company uses historical data among other factors to estimate the expected price volatility, the expected option term and the expected forfeiture rate.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant for the expected term of the option.

The Company has a stock option plan approved in May 2004, amended in June 2008 and again in August 2009 (the “2004 Plan”), for directors and key employees under which 2,500,000 shares of common stock could have been issued.  No other shares can be issued from the 2004 Plan, and approximately 1,588,000 options are outstanding as of March 31, 2016.  All stock options granted were fully vested and expensed and therefore there no compensation expense was recorded related to the 2004 Plan for the three months ended March 31, 2016 and 2015.

The Company has a stock option plan approved in July 2010 (the “2010 Plan”), for directors and key employees under which 5,000,000 shares of common stock may be issued.  Non-director stock option agreements, unless otherwise stated in the agreement, are 20% vested on the date of grant, with the balance vesting 20% per year over the next four years. The Company grants stock options to its directors as compensation for services performed.  All director options granted are for a period of ten years from the date of issuance, are pursuant to the 2010 Plan, and vest six (6) months from the issuance date.  The Company granted 20,000 new stock options to directors with an exercise price of $0.86 per share during the three months ended March 31, 2016.  Approximately 1,063,000 options are outstanding as of March 31, 2016.  Total compensation expense was $15,800 and $45,900 for the three months ended March 31, 2016 and 2015, respectively, for stock options issued under the 2010 Plan.

Note 12.

Stock Warrants

The Company records compensation expense for stock warrants based on the estimated fair value of the warrants on the date of grant using the Black-Scholes valuation model.  The Company uses historical data among other factors to estimate the expected price volatility, the expected warrant term and the expected forfeiture rate.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant for the expected term of the warrant.

In January 2016, the Company issued 4,000 warrants in connection with the debt financing with JMJ Financial.  More details can be found in Note 3, Notes Payable.  Approximately 2,684,000 warrants are eligible for exercise at a weighted average exercise price of $1.06 per warrant, as of March 31, 2016.

Note 13.

Income Tax

For the three months ended March 31, 2016 and 2015, we are fully reserving our deferred tax asset value to zero as we have not recognized the future tax benefit of current or prior period losses due to our history of operating losses.  Accordingly, our effective tax rate for each period was zero.

Note 14.

Supplemental Disclosure of Cash Flows Information

The cash paid for interest during the three months ended March 31, 2016 and 2015 was $6,594 and $42,496, respectively.

During the three months ended March 31, 2016, the Company issued common stock with a fair value of $43,000 as part of a consulting contract.

During the three months ended March 31, 2015, the Company issued common stock with a fair value of $81,244 as part of a conversion of debentures.

Note 15.

Subsequent Events

In April 2016, the Company entered into an agreement with Tangiers Global, LLC (“Tangiers Global”), to issue a 10% Convertible Promissory Note (“Tangiers Global Note”) to us for $110,000 in cash, less $10,000 in original issue discount retained by Tangiers Global.  The Tangiers Global Note is for a term of one (1) year, an interest rate of zero percent if prepaid within the first 90 days, with a graduated prepayment penalty every 30 days, up until 180 days from the April 2016 effective date.  At any time Tangiers Global can elect to convert all or part of the debt into restricted shares of the Company‘s common stock for a price equaling the lesser of $0.60 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  The Company was also required to reserve 1,400,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to the Company’s transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.  The conversion feature of the Tangiers Global Note was determined to be a beneficial conversion feature and will be recorded as a debt discount at fair value of $73,000.  This debt discount will be amortized to interest expense ratably over the one year note term starting in the second quarter of 2016.

In April 2016, the Company entered into a share purchase agreement with a Purchaser pursuant to which the Company sold 100,000 shares of its common stock (the “Shares”) to the Purchaser for a total of $100,000, or a purchase price of $1.00 per share, and 50,000 warrants to purchase stock for $1.50 per share, to provide operating capital.  All the shares issued were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(a)(2) as a transaction by an issuer not involving a public offering.

In May 2016, the Company agreed to a revised Promissory Note from N-Viro Energy Limited (“Ltd”) for $120,000, and concurrently advanced Ltd $65,000 cash for expenses in connection with its China project.  No other terms of the Promissory Note were changed, and the Promissory Note is in default as of the date of this filing.  More details can be found in Note 2, Notes Receivable.

5,156,000 Shares

N-VIRO INTERNATIONAL CORPORATION

Common Stock

July 22, 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.

Other expenses of issuance and distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of our common stock being registered hereby, all of which will be borne by us (except any commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares).  All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Legal fees	$22,500
Accounting fees and expenses	10,000	*
Filing fees and Miscellaneous fees and expenses	467	*

Total	$32,967	*

________________

*Estimated

Item 14.

Indemnification of Directors and Officers.

The Registrant’s restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Our restated certificate of incorporation, our by-laws and agreements with officers and directors also provide for indemnification of our officers and directors to the fullest extent permitted by applicable law.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15.

Recent sales of unregistered securities.

During the last three years, we sold the following unregistered securities:

During the fourth quarter of 2014, we entered into share purchase agreements with a total of fourteen Purchasers pursuant to which we sold 329,150 shares of our common stock (the “Shares”) to the Purchasers for a total of $329,150, or a purchase price of $1.00 per share, to provide operating capital.  All but 91,500 shares were restricted and have limited “piggy-back” registration rights in connection with certain of our registration statement filings under the Securities Act of 1933 as amended (the “Securities Act”).  We sold 91,500 shares held in our treasury, but the shares were not issued until early 2015.  All of the transactions were exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

During the first quarter of 2015, we entered into share purchase agreements with a total of eleven Purchasers pursuant to which we sold 395,000 shares of our common stock (the “Shares”) to the Purchasers for a total of $395,000, or a purchase price of $1.00 per share, to provide operating capital.  All but 30,000 shares were restricted and have limited “piggy-back” registration rights in connection with certain of our registration statement filings under the Securities Act of 1933 as amended (the “Securities Act”).  We issued 121,500 shares in 2015 held in our treasury, 91,500 of these were sold under agreements dated in late 2014.  All of the transactions were exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

In March and April 2015, two of our debenture holders converted a total of $91,260 in debt including accrued interest to 45,630 restricted shares of our common stock.  Both of the transactions were exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering

During the fourth quarter of 2015, we entered into share purchase agreements with a total of four Purchasers pursuant to which we sold 56,000 shares of our common stock (the “Shares”) to the Purchasers for a total of $70,000, or a purchase price of $1.25 per share, and 28,000 warrants to purchase stock for $1.50 per share, to provide operating capital.  All Shares were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  All of the transactions were exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

 In December 2015, we entered into an agreement with JSJ Investments, Inc. (“JSJ”) to issue a convertible promissory note (“JSJ Note”) to us for $125,000 in cash, less $10,000 in fees paid in debt issuance costs to a third party.  The JSJ Note is for a term of nine (9) month, an interest rate of 10%, and a $4,000 original issue discount fee on actual payments made.  JSJ can elect to convert all or part of the debt into restricted shares of our common stock for a price equaling the lesser of $0.43 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  We are also required to reserve 1,250,000 authorized but unissued shares of our common stock, per an irrevocable letter to our transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

In January 2016, we entered into an agreement with JMJ Financial (“JMJ”), to issue a Convertible Promissory Note (“JMJ Note”) to us for $500,000, with an initial loan of $100,000 in cash, less $6,950 in debt issuance costs paid to Craft Capital Management, LLC (“Craft”).  Craft also received 4,000 stock warrants, valued at $3,000, to purchase our common stock at an exercise price of $1.00 per share.  The JMJ Note is for a term of two (2) years, an interest rate of 12% if not paid within the first 90 days, and a 10% original issue discount fee on actual payments made.  After 180 days from the agreement date, JMJ can elect to convert all or part of the debt into restricted shares of our common stock for a price equaling the lesser of $0.77 or a 40% discount to the lowest trading price during the previous twenty-five (25) trading days to the date of the conversion notice.  We were also required to reserve 2,500,000 authorized but unissued shares of our common stock, per an irrevocable Letter of Instructions to our transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

In March 2016, we entered into an agreement with Tangiers Investment Group, LLC (“Tangiers”), to issue a 10% Convertible Promissory Note (“Tangiers Note”) to us for $58,500 in cash, less $8,500 in original issue discount retained by Tangiers for due diligence and legal expenses.  The Tangiers Note is for a term of one (1) year, an interest rate of zero percent if prepaid within the first 90 days, with a graduated prepayment penalty every 30 days, up until 180 days from the March 2016 effective date.  At any time Tangiers can elect to convert all or part of the debt into restricted shares of our common stock for a price equaling the lesser of $0.60 or a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice.  We were also required to reserve 700,000 authorized but unissued shares of its common stock, per an irrevocable Letter of Instructions to our transfer agent.  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

In April 2016, we entered into a share purchase agreement with a Purchaser pursuant to which we sold 100,000 shares of our common stock (the “Shares”) to the Purchaser for a total of $100,000, or a purchase price of $1.00 per share, and 50,000 warrants to purchase stock for $1.50 per share, to provide operating capital.  All the shares issued were restricted and have limited “piggy-back” registration rights in connection with certain registration statement filings of the Company under the Securities Act of 1933 as amended (the “Securities Act”).  The transaction was exempt from the registration requirements under the Securities Act pursuant to section 4(2) as a transaction by an issuer not involving a public offering.

In June 2016, we entered into an agreement with JMJ Financial to issue a convertible promissory note to JMJ in the principal amount of $585,000 in exchange for $525,000 in cash, less $31,500 in debt issuance costs paid to Craft Capital Management LLC.  Craft also received warrants to purchase 21,000 shares, valued at $21,000, to purchase common stock at a purchase price of $1.00 per share.  This note is due and payable on June 13, 2017.  The note is convertible at the lesser of $0.90 or 75% of the lowest trade price in the 25 trading days previous to the conversion date.  See “Risk Factors” regarding the potential of additional cumulative 15% discount which may become applicable.  The note is convertible at the sole option of JMJ.  A one-time interest charge of 10% was applied to the principal sum.  We have the right to repay up to 98% of the note after the effective date of the note in an amount equal to 120% of the sum of the principal sum being repaid plus all accrued and unpaid interest, original issue discount, liquidated damages, fees and other amounts due on such principal sum or, alternatively, at any time on or before 180 days after the issuance date of the note to pay an amount equal to 140% of the sum of the principal sum being repaid, plus all accrued and unpaid interest, original issue discount, liquidated damages, fees and other amounts due of such principal sum.  After 180 days after the issuance date of the note, we may not prepay the note prior to the maturity date without the approval of JMJ.  JMJ has the right in its sole discretion to require us to repurchase the note from JMJ at any time after the issuance date in an amount equal to 125% of the sum of the principal sum plus all accrued and unpaid interest, original issue discount, liquidated damages, fees and other amounts due on such principal sum.  We are required to reserve 8,000,000 shares of common stock for potential conversion of the note.  We also agreed to file an S-1 Registration Statement to register the resale of the shares of common stock issuable upon conversion of the note as well as the resale of 455,000 warrants issued to JMJ in connection with this transaction.  The Registration Statement is required to include 5,000,000 shares of common stock for potential resale of the securities issuable upon conversion of the note and exercise of the warrants.  The Registration Rights Agreement provides for a $50,000 penalty in the event the S-1 Registration Statement is not filed with the SEC on or before August 1, 2016 and a $25,000 penalty if the Registration Statement is not declared effective within 90 days of June 13, 2016.  Exemption from registration is claimed under Section 4(2) of the Securities Act as transaction by an issuer not involving a public offering.

Item 16.

Exhibits

Exhibit No.

Description

3.1

Second Amendment and Restated Certificate of Incorporation (incorporated by reference to Form 10-Q for the quarter ended June 30, 2008).

3.2

Third Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix B of the Form DEF 14A filed June 23, 2010).

3.3

Seconded Amended and Restated By-Laws (incorporated by reference to Form 10-Q for the quarter ended June 30, 2008).

5.1

Opinion of Morse & Morse, PLLC (1)

10.1

Employment Agreement, dated March 17, 2010 between Timothy R. Kasmoch and N-Viro International Corporation (incorporated by reference to Exhibit 10.1 to Form 8-K filed March 19, 2010).

10.2

Employment Agreement, dated March 17, 2010 between Robert W. Bohmer and N-Viro International Corporation (incorporated by reference to Exhibit 10.2 to Form 8-K filed March 19, 2010).

10.3

Employment Agreement, dated March 17, 2010 between James K. McHugh and N-Viro International Corporation (incorporated by reference to Exhibit 10.3 to Form 8-K filed March 19, 2010).

10.4

Amendment to employment agreement, dated May 16, 2013 between Timothy R. Kasmoch and N-Viro International Corporation (incorporated by reference to Exhibit 10.1 to Form 8-K filed May 22, 2013).

10.5

Amendment to employment agreement, dated May 16, 2013 between Robert W. Bohmer and N-Viro International Corporation (incorporated by reference to Exhibit 10.2 to Form 8-K filed May 22, 2013).

10.6

Amendment to employment agreement, dated May 16, 2013 between James K. McHugh and N-Viro International Corporation (incorporated by reference to Exhibit 10.3 to Form 8-K filed May 22, 2013).

10.7

Employment Agreement, dated July 17, 2016 between Timothy R. Kasmoch and N-Viro International Corporation. **

10.8

Employment Agreement, dated July 17, 2016 between Robert W. Bohmer and N-Viro International Corporation. **

10.9

Employment Agreement, dated July 17, 2016 between James K. McHugh and N-Viro International Corporation. **

10.10

The N-Viro International Corporation 2004 Stock Option Plan (incorporated by reference to Form S-8 filed December 20, 2004).*

10.11

The N-Viro International Corporation Amended and Restated 2004 Stock Option Plan (incorporated by reference to the Proxy Statement on Schedule 14A filed May 14, 2008).*

10.12

The N-Viro International Corporation Second Amended and Restated 2004 Stock Option Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed July 13, 2009).*

10.13

The N-Viro International Corporation 2010 Stock Option Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed June 23, 2010).*

10.14

Convertible Promissory Note between N-Viro International Corporation and JMJ Financial executed June 13, 2016. **

10.15

Common Stock Purchase Warrant issued to N-Viro International Corporation dated June 13 2016.**

10.16

Registration Rights Agreement dated June 13, 2016 between N-Viro International Corporation and JMJ Financial.**

10.17

Securities Purchase Agreement dated June 13, 2016 between N-Viro International Corporation and JMJ Financial. **

10.18

Convertible Promissory Note between N-Viro International Corporation and JMJ Financial issued in January 2016.**

14.1

Code of Ethics of the Company #.

21.1

List of subsidiaries of the Company. #

23.1

Consent of UHY LLP. **

23.2

Consent of Morse & Morse, PLLC. (See Exhibit 5.1)

101.INS

XBRL Instance Document **

101.SCH

XBRL Taxonomy Extension Schema **

101.CAL

XBRL Taxonomy Extension Calculation Linkbase **

101.LAB

XBRL Taxonomy Extension Label Linkbase **

101.PRE

XBRL Taxonomy Extension Presentation Linkbase **

101.DEF

XBRL Taxonomy Definition Linkbase Document **

______________

# Included in Form 10-K filed electronically with the Securities and Exchange Commission.

*Indicates a management contract or compensatory plan or arrangement.

** Filed herewith.

(1)

To be filed by amendment.

Item 17.

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, Ohio, on this 22nd day of July, 2016.

N-VIRO INTERNATIONAL CORPORATION

Dated: July 25, 2016

By: /s/  Timothy R. Kasmoch

Timothy R. Kasmoch, Chief Executive Officer, President

Chairman of the Board (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy R. Kasmoch	Chief Executive Officer,	July 25, 2016
Timothy R. Kasmoch	President, Chairman of the Board, Class II Director (Principal Executive Officer)

/s/ James K. McHugh	Chief Financial Officer,	July 25, 2016
James K. McHugh	Secretary, Treasurer (Principal Financial Officer)

/s/ Mark D. Hagans	Class I Director	July 25, 2016
Mark D. Hagans

/s/ Michael P. Burton-Prateley	Class I Director	July 25, 2016
Michael P. Burton-Prateley

/s/ Martin S. Jaskel	Class II Director	July 25, 2016
Martin S. Jaskel

/s/ Gene K. Richard	Class II Director	July 25, 2016
Gene K. Richard